UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

HUNTSMAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-12

AN INVITATION FROM OUR CHAIRMAN
DEAR FELLOW STOCKHOLDER:
We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of Huntsman Corporation (the “Company”, “Huntsman”, “we”, “our”), which will be held virtually on Thursday, May 2, 2024, at 9:00 a.m. Central Time.
At this year’s Annual Meeting, we will consider the matters described in this Proxy Statement. It is important that you take part in the affairs of our Company by voting on the business to come before the stockholders at the Annual Meeting.
The 2024 Annual Meeting will be held in virtual format through a live webcast. Stockholders will be able to attend, vote their shares, and submit questions by visiting www.virtualshareholdermeeting.com/HUN2024. You will not be able to attend the Annual Meeting physically.
PLEASE VOTE AS SOON AS POSSIBLE
This Proxy Statement contains important information and you should read it carefully. Whether or not you plan to participate in the virtual Annual Meeting, we ask that you vote as soon as possible to ensure that your voice is heard. You may vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials through the mail, you may also vote via mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.

Sincerely,

PETER R. HUNTSMAN Chairman of the Board, President and Chief Executive Officer

HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 2, 2024, 9:00 a.m. Central Time Virtual Meeting Site: www.virtualshareholdermeeting.com/HUN2024
TO THE STOCKHOLDERS OF HUNTSMAN CORPORATION:
We are holding the 2024 Annual Meeting of Stockholders (including any postponements, adjournments or continuations thereof, the “Annual Meeting”) for the following purposes:
1.
To elect as directors 10 nominees to serve until the 2025 Annual Meeting of Stockholders or her/his earlier resignation, removal or death.

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers, or “NEOs.”

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.

4.
If properly presented at the Annual Meeting, to vote on a proposal submitted by a stockholder regarding transparency in political spending.

5.
To transact such other business as may properly come before the Annual Meeting in accordance with our Bylaws.

The accompanying Proxy Statement provides detailed information about the matters to be considered at the Annual Meeting.
To join the live webcast, attend and participate in the virtual Annual Meeting, you will need your 16-digit control number included on your proxy card or voting instruction form. For further information on how to attend and participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 7 of the Proxy Statement.
Regardless of whether you plan to attend the Annual Meeting, we hope you read the accompanying Proxy Statement and vote as soon as possible so that your voice is heard. This Notice of 2024 Annual Meeting of Stockholders, the Annual Report on Form 10-K for the year ended December 31, 2023, and the attached Proxy Statement and form of proxy card are first being sent to stockholders of record as of March 7, 2024, on or about March 22, 2024.
We urge you to vote TODAY by following the instructions on the proxy card to vote on the Internet, by telephone or by completing, signing, dating and returning the proxy card in the enclosed, postage pre-paid envelope. Returning a proxy does not deprive you of your right to attend the Annual Meeting virtually and to vote your shares at the Annual Meeting. If you are the beneficial but not record owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker), you will receive instructions from your broker as to how to vote your shares.
THE BOARD RECOMMENDS VOTING “FOR ALL” OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “AGAINST” PROPOSAL 4 USING THE ENCLOSED PROXY CARD.
By Order of the Board of Directors,
David M. Stryker
Secretary
The Woodlands, Texas
March 22, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held May 2, 2024: The Notice of 2024 Annual Meeting and Proxy Statement and the 2023 Form 10-K are available free of charge at www.proxyvote.com.

HUNTSMAN 2024 PROXY

PARTICIPATE IN OUR FUTURE, VOTE NOW
Your vote is important to us and allows you to participate in the future of our Company.
Please cast your vote as soon as possible on the items listed below to ensure that your shares are represented and your voice is heard.
PROPOSALS REQUIRING YOUR VOTE
		Board Recommendation	Votes Required for Approval	Unvoted Shares(1)	Abstentions
PROPOSAL 1	Election of Directors	FOR ALL of the nominees	Majority of votes cast	Do not count	Will have no effect on the outcome
PROPOSAL 2	Non-Binding Advisory Vote on Named Executive Officer Compensation	FOR	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Do not count	Count as a vote against
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	FOR	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Discretionary voting allowed	Count as a vote against
PROPOSAL 4(2)	Stockholder Proposal Regarding Transparency in Political Spending	AGAINST	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Do not count	Count as a vote against

(1)
Based on New York Stock Exchange rules, if your shares are held through a broker, bank or other nominee, they do not have discretion to vote on your behalf on non-routine matters if you do not provide voting instructions.

(2)
If properly presented by the stockholder proponent at the Annual Meeting.

VOTING OPTIONS
Even if you plan to attend and participate in our virtual Annual Meeting, please read this Proxy Statement with care, and vote by proxy to make sure your shares are represented at the Annual Meeting. In all cases, have your proxy card in hand and simply follow the instructions set forth on the enclosed proxy card.
VISIT THE PROXY WEBSITE
Visit the proxy website: www.proxyvote.com
•
Review and download easy to read, interactive versions of our Proxy Statement and 2023 Form 10-K

•
Sign up for future electronic delivery to reduce costs

HUNTSMAN 2024 PROXY

PROXY STATEMENT TABLE OF CONTENTS

HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

HUNTSMAN PROXY STATEMENT SUMMARY
To assist you in reviewing the proposals to be voted upon at the 2024 Annual Meeting of Stockholders, including any postponements, adjournments or continuations thereof, (the “Annual Meeting”) of Huntsman Corporation (“Huntsman” or the “Company”), this summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.
The 2023 Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Form 10-K”), the Notice of Annual Meeting, this Proxy Statement and the accompanying form of proxy card are first being sent to stockholders of record as of March 7, 2024, on or about March 22, 2024.
For further information on how to attend and participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 7 of the Proxy Statement.
ANNUAL MEETING DETAILS
Date and Time	Virtual Meeting Site
9:00 a.m. Central Time, on May 2, 2024	www.virtualshareholdermeeting.com/HUN2024

Record Date	Common Stock Outstanding as of the Record Date
March 7, 2024	172,994,653
MEETING AGENDA AND VOTING RECOMMENDATIONS
Proposal	Board Recommendation
1. Election of 10 nominees to serve as directors until the 2025 Annual Meeting of Stockholders or her/his earlier resignation, removal or death	FOR ALL nominees
2. Advisory vote to approve named executive officer compensation	FOR
3. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024	FOR
4. If properly presented at the Annual Meeting, a stockholder proposal regarding transparency in political spending	AGAINST
2023 MILESTONES AND PERFORMANCE HIGHLIGHTS
In 2023, we continued to strengthen the Company by making strategic divestments and returned a substantial amount of capital to our stockholders:
We invested in our core business, while also stream-lining operations and our shared service platform:
•
Progressed announced expansions of the product portfolio of our Performance Products business, including catalysts for polyurethane insulation and high value performance amines used in the semiconductor industry.

•
Completed the divestment of our Textile Effects business to Archroma, a portfolio company of SK Capital, in February 2023 for approximately $593 million and pension liabilities, further simplifying our overall portfolio.

•
Exceeded target savings for our global cost optimization and synergy programs (the “Optimization Program”) with a total annualized run-rate of greater than $280 million in savings at the end of 2023.

•
Expanded our two new global business services centers in Latin America and Eastern Europe, with approximately 350 associates working at these sites at the end of 2023.

•
Signed an agreement with BASF and our three Chinese partners to separate our Shanghai Lianhang Isocyanate Company joint venture in China and acquire an MDI and HCL recycle facility.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

We continued our strong governance structures and advanced our commitment to planet and people:
•
Published our 2022 corporate sustainability report titled “Brightening the Horizon: Enabling Sustainability,” which featured Task Force on Climate-related Financial Disclosures (TCFD), further improvements in the quality of our other sustainability-related disclosures, and a limited assurance by a third-party auditor for our operational greenhouse gas (GHG) emissions (Scope 1 and Scope 2) and water consumption.

•
Outperformed our target goals in both personal and process safety metrics.

•
Continued strong philanthropic ideals, contributing to multiple causes worldwide, including sponsorship of local student college funding programs in underprivileged communities for the third year in a row.

We enhanced stockholder return by leveraging our strong balance sheet and divestment proceeds to increase our dividend and repurchased approximately $350 million worth of our stock:
•
Increased our quarterly dividend by 12% in February 2023 and distributed approximately $169 million in dividends in 2023, making this the third year in a row we have increased the dividend.

•
Repurchased approximately 13 million shares for approximately $350 million over the course of 2023.

BOARD’S DIRECTOR NOMINEES (PROPOSAL 1)
WE ASK THAT YOU VOTE “FOR ALL” OF OUR DIRECTOR NOMINEES

The following table provides summary information about each of the Board’s director nominees. Please see “Proposal 1—Director Nominees.” Please also read our “Part 2—Board of Directors” section beginning on page 12 for more information regarding our director nominees. We ask you to vote “FOR ALL” of our director nominees using the enclosed proxy card.

Nominee	Age	Director Since	Principal Occupation	Independent	Committees
Peter R. Huntsman	61	2005	Chairman of the Board, President and Chief Executive Officer of Huntsman Corporation (our “CEO”)		N/A
Mary C. Beckerle	69	2011	Chief Executive Officer of University of Utah Huntsman Cancer Institute		Governance, Sustainability
Sonia Dulá	63	2020	Former Vice Chair of Bank of America, Latin America		Compensation (Chair), Audit
Cynthia L. Egan	68	2020	Former President of Retirement Plan Services of T. Rowe Price Group and Non-Executive Vice Chair and Lead Independent Director of Huntsman Corporation		Governance (Chair)
Curtis E. Espeland	59	2022	Former Executive Vice President and Chief Financial Officer of Eastman Chemical Company		Audit, Compensation

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

Nominee	Age	Director Since	Principal Occupation	Independent	Committees
Daniele Ferrari	62	2018	Senior Advisor at SK Capital Partners		Governance, Sustainability
José Muñoz	58	2022	President and Global Chief Operating Officer of Hyundai Motor Company		Compensation, Sustainability
Jeanne McGovern	65	2021	Retired Partner, Deloitte & Touche LLP		Audit (Chair), Governance
David B. Sewell	55	2022	Chief Executive Officer of WestRock Company		Audit, Sustainability
Jan E. Tighe	61	2019	Retired Vice Admiral of the U.S. Navy		Sustainability (Chair), Audit
CORPORATE GOVERNANCE HIGHLIGHTS
The Board is committed to corporate governance principles and practices that facilitate fulfillment of its fiduciary duties to you as the stockholders of our Company. Key corporate governance highlights include:
AN INDEPENDENT AND BROADLY-DIVERSE BOARD OF DIRECTORS
All members of our Board are independent except our CEO
Five of our 10 director nominees are women (50% gender diversity), two add ethnic diversity, and one, as a retired Vice Admiral of the U.S. Navy, adds diversity as a veteran
Six new independent directors (including three women) added to the Board since 2020
All Board committees are chaired by women and the Board’s Lead Independent Director and Non-Executive Vice Chair is female
ACCOUNTABILITY TO STOCKHOLDERS
Majority voting for director nominees in all uncontested elections
Simple majority stockholder voting requirements
Stockholders may request special meetings of stockholders at the ownership threshold of 15%
Eligible stockholders may nominate director nominees through our proxy materials (proxy access)
Robust stock ownership guidelines for directors and executive officers
Policy prohibiting short sales by directors and executive officers
PRUDENT AND PROGRESSIVE RISK OVERSIGHT

Dedicated and 100% independent Sustainability Committee provides Board-level focus and regular and systematic oversight of key ESG-related matters, including environmental, sustainability and other corporate social responsibility and governance matters

Board and committee-focused oversight of operational, environmental, health and safety, financial, strategic, competitive, reputational, cybersecurity, legal and regulatory risks
BOARD DIVERSITY
Board composition and director succession is a thoughtful, ongoing process at Huntsman. The Board identifies and evaluates desired director attributes, professional and life experiences, and skill sets in light of the Company’s strategic direction and evolving needs. As part of the Board’s multi-year director succession and refreshment process that began during 2018, we have added eight new independent directors (including four women, two ethnically-diverse directors and, as a retired Vice Admiral of the U.S. Navy, one veteran) to the Board.
Our Board is composed of highly-qualified, diverse leaders from highly relevant industries and markets possessing key expertise, lived experience, and skills, and represents an effective mix of deep Company knowledge and fresh perspective. The following graphic illustrates the diverse and well-rounded range of attributes, viewpoints and experiences of our 10 director nominees.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

Board Representation

Diverse Mix

50%
50%
Female directors
20%
Ethnically-Diverse
directors

Global Perspective

Seven directors with specialized international expertise

Range of Tenures

0-5
6-15
15+

Average Tenure: 7.1 Years
7 independent directors appointed within the last 5 years

Mix of Ages

55-65
66-70

Average Age: 62.1
80% are 65 or younger

Independent Oversight

9 of 10 independent director nominees

EXECUTIVE COMPENSATION (PROPOSAL 2)
WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At the Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our named executive officers (“NEOs”). We ask you to vote “FOR” to approve our NEO compensation using the enclosed proxy card. Please see “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation.” Please also read our “Compensation Discussion and Analysis” beginning on page 35 for more information regarding our executive compensation program in 2023.

EXECUTIVE SUMMARY
The Compensation Committee believes that the design of our executive compensation program achieves the Committee’s primary objective of aligning the financial interests of our NEOs with the creation of long-term stockholder value, as reflected by the pay outcomes in 2023.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

COMPANY PERFORMANCE HIGHLIGHTS	COMPENSATION STRUCTURE AND DECISIONS

2023 was a challenging year for our Company due to weak global markets and continued chemical industry destocking. Within this environment, we delivered a solid performance on key financial, strategic, and ESG initiatives. Points of emphasis include:
•
Financial:   Delivered $472 million of adjusted EBITDA(1) and $21 million in free cash(2); realized $297 million in cost improvement through our Optimization Program; maintained investment grade credit ratings with Moody’s, S&P and Fitch; and returned approximately $520 million to stockholders through dividends and share repurchases

•
Total Shareholder Return:   Achieved a cumulative TSR of 8.7% for the three-year period ended December 31, 2023, which ranked at the 50th percentile among our 2021 Performance Peers(3); completed $350 million in share repurchases, building on the approximately $1.8 billion of share repurchases we completed between 2018 and 2022; and increased the dividend by 12%

•
Strategic:   Completed the sale of our Textile Effects Division consistent with our focus on portfolio enhancement; expanded our global business services centers (GBS) in Latin America and Eastern Europe

•
ESG:   Published our 12th annual sustainability report showcasing disclosures in line with TCFD, CDP, SASB and GRI reporting standards; improved our Sustainalytics, MCSI and CDP ratings year-over-year; greenhouse gases and water usage validated by a third party-limited assurance; and outperformed both personal and process safety goals

The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. Key features of the program include:
•
Annual and long-term incentive plans designed to align executives’ pay with Company and share price performance

•
Robust compensation benchmarking against a peer group

•
Comprehensive policies and practices intended to create a sound compensation governance process and support well-informed decision-making

During 2023, the Compensation Committee focused on responding appropriately to the challenging global economic environment consistent with our pay-for-performance philosophy. Key decisions included:
•
Comprehensive assessment and realignment of our CEO’s target compensation mix to have more pay at risk and better aligned with peer group practices. For our CEO this resulted in the following actions:

•
Reducing his base salary by 23.5% from prior year

•
Increasing the target value of his long-term stock incentives by 19%

•
Increasing his cash performance award maximum potential from 2.0 to 2.5 times target

•
Exercise of Committee discretion to reduce our executive officers’ annual cash performance awards in 2023:

•
The Company did not attain its threshold goals for EBITDA and free cash flow, but exceeded its target on the Optimization Program. In response, the Committee exercised its discretion to reduce the payout of the 2023 annual cash performance awards to our executive officers by half the amount that would have been payable under the preset goals and capped any such award at $250,000.

•
With these actions, the Committee reduced our CEO’s cash award to 14% of his target and our other NEOs’ awards were reduced to between 29% and 42% of their respective targets.

(1)
Throughout this Proxy Statement, we refer to our adjusted EBITDA, which is a non-GAAP financial measure. See Appendix A for additional information regarding adjusted EBITDA and a reconciliation to net income.

(2)
Throughout this Proxy Statement, we refer to free cash flow, which is a non-GAAP financial measure. For purposes of compensation determinations, free cash flow is calculated as operating cash from continuing operations less capital expenditures from continuing operations less net cash proceeds from the Albemarle Settlement. See Appendix A for additional information regarding free cash flow and a reconciliation to operating cash from continuing operations.

(3)
For additional discussion of our three-year cumulative TSR achievement and our 2021 Performance Peers, see “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Long-Term Equity Compensation—Payout of 2021 Performance Share Unit Awards.”

Our Response to Stockholder Feedback
We engage in a continuous dialogue with our stockholders and have made numerous changes over the years in response to stockholder feedback.
In response to stockholder feedback, the Compensation Committee has consistently implemented improvements that further align incentive payouts with the creation of stockholder value. Specifically, the weighting of performance share units has doubled from 30% of equity-based incentives in 2019 to 60% in 2023.
At our 2023 annual meeting, the say-on-pay proposal received the support of approximately 97% of the stockholders casting their votes. Both looking forward and back, the Compensation Committee carefully considers the say-on-pay results and the stockholder feedback we received in determining executive compensation.

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HUNTSMAN CORPORATION: PROXY STATEMENT SUMMARY

Also at our 2023 annual meeting, stockholders were asked to vote on the frequency of say-on-pay. In line with stockholder preference, the Board has approved the continuation of annual say-on-pay until the next say-on-pay frequency vote in 2029.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)
We ask you to vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024 using the enclosed proxy card.
STOCKHOLDER PROPOSAL REGARDING TRANSPARENCY IN POLITICAL SPENDING (PROPOSAL 4)
We ask you to vote “AGAINST” the stockholder proposal regarding transparency in political spending using the enclosed proxy card. Please see page 79 for our Board’s Statement in Opposition.

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HUNTSMAN CORPORATION: PROXY STATEMENT

HUNTSMAN CORPORATION PROXY STATEMENT
PART 1
INFORMATION ABOUT THE MEETING

GENERAL
This Proxy Statement is being furnished to the stockholders of Huntsman in connection with the solicitation of proxies by the Board. The proxies are to be voted at the Annual Meeting to be held on Thursday, May 2, 2024, at 9:00 a.m. Central Time by virtual meeting at ww.virtualshareholdermeeting.com/HUN2024 for the purposes set forth in the accompanying Notice of Annual Meeting. You will not be able to attend the Annual Meeting physically.
The Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card and any additional information furnished by us to our stockholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. We have retained Innisfree M&A Incorporated to help us distribute and solicit proxies and agreed to pay them $17,500 and reimburse them for out-of-pocket expenses for these services. We will also make arrangements with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses.
ADDITIONAL DETAILS REGARDING THE ANNUAL MEETING
ANNUAL MEETING LOG-IN INSTRUCTIONS
Because the Annual Meeting will be held virtually, there is no physical meeting location. To participate in the virtual Annual Meeting, holders of shares of our common stock as of the close of business on March 7, 2024 (the record date for the Annual Meeting) should log in to the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/HUN2024.
To join the live webcast and participate in the virtual Annual Meeting (e.g., submit questions and/or vote your shares), you will need the 16-digit control number included on your proxy card and voting instruction form. Online access to the live webcast will open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.
If you are the representative of a trust or corporation, limited liability company, partnership or other legal entity that holds shares of our common stock, you will need the 16-digit control number included on the proxy card and voting instruction form of that legal entity in order to attend and participate in the virtual Annual Meeting.
No audio, video or other form of recording of the Annual Meeting is allowed. If you are not a stockholder at the close of business on March 7, 2024 (the record date for the Annual Meeting) or do not have a control number, you will not be able to access the Annual Meeting.
STOCKHOLDER ACCESS DURING THE ANNUAL MEETING
We are sensitive to the fact that virtual meetings provide a different forum than traditional in-person meetings and are committed to ensuring that stockholders will be afforded the same rights and opportunities to attend and participate in our virtual Annual Meeting as they would an in-person meeting. In particular, we believe the design of our virtual platform enhances, rather than constrains, stockholder access and participation. For example, our virtual platform will allow stockholders to vote their shares electronically during the live webcast and to submit questions for a live Q&A session that will be held at the end of the Annual Meeting.
SUBMITTING QUESTIONS AND VOTING YOUR SHARES AT THE ANNUAL MEETING
Submitting Questions:   Stockholders as of the record date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/HUN2024 will have an opportunity to submit questions via the Internet during the meeting. We are committed to answering stockholders’ questions in the order in which they are received, subject to the Rules of Conduct governing the Annual Meeting, just as we have been at our past in-person and virtual meetings. We reserve the right to edit or

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HUNTSMAN CORPORATION: PROXY STATEMENT

remove profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. To avoid repetition, we may group substantially similar questions together and provide a single response.
Voting Your Shares:   Stockholders as of the record date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/HUN2024 will have an opportunity to vote their shares electronically at the virtual Annual Meeting even if they have previously submitted their votes.
TECHNICAL SUPPORT
Prior to and during the virtual Annual Meeting, we will have technicians ready to assist you with any difficulties you may encounter. If you encounter difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be available at www.virtualshareholdermeeting.com/HUN2024.
Please be sure to check in by 8:45 a.m. Central Time on May 2, 2024, the day of the Annual Meeting, so we may address any technical difficulties before the live audio webcast begins.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
1. WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At the Annual Meeting, stockholders will vote upon the matters outlined in the Notice of Annual Meeting of Stockholders, which are:
1.
To elect as directors 10 nominees to serve until the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) or her/his earlier resignation, removal or death.

2.
To approve, on a non-binding advisory basis, the compensation of our named executive officers, or “NEOs.”

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.

4.
If properly presented at the meeting, to vote on a proposal submitted by a stockholder regarding transparency in political spending.

5.
To transact such other business as may properly come before the Annual Meeting in accordance with our Seventh Amended and Restated Bylaws of Huntsman Corporation (our “Bylaws”). The Board is not aware of any other matters to be presented at the Annual Meeting. In addition, our management will respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

The Board recommends voting “FOR ALL” of the Board’s nominees on Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “AGAINST” Proposal 4 using the enclosed proxy card.
2. WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?
The Annual Meeting will be held on Thursday, May 2, 2024, at 9:00 a.m. Central Time by virtual meeting at ww.virtualshareholdermeeting.com/HUN2024 for the purposes set forth in the accompanying Notice of Annual Meeting.
Attendance at the Annual Meeting will be limited to stockholders as of the close of business on March 7, 2024 (the “Record Date”) and/or their authorized representatives, and guests of the Company. Even if you plan to attend the virtual Annual Meeting, we strongly urge you to vote in advance by voting via the Internet or by telephone or by completing, signing, and dating the enclosed voting instruction form or proxy card and returning it in the postage pre-paid envelope provided, as soon as possible.
3. WHAT IS INCLUDED IN THE COMPANY’S PROXY MATERIALS?
The Company’s proxy materials include: (1) the Notice of Annual Meeting of Stockholders; (2) this Proxy Statement; (3) the 2023 Form 10-K; and (4) a proxy card or a voting instruction card for the Annual Meeting.
You may refer to the 2023 Form 10-K for financial and other information about our operations. The 2023 Form 10-K is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

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HUNTSMAN CORPORATION: PROXY STATEMENT

4. WHAT IS A PROXY?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, our Chairman of the Board, President and Chief Executive Officer, also referred to herein as our “CEO,” and David M. Stryker, our Executive Vice President, General Counsel and Secretary, will serve as proxies for the Annual Meeting pursuant to the proxy cards solicited by our Board.
5. WHAT IS A PROXY STATEMENT?
A proxy statement is a document that the regulations of the SEC require us to give you when we ask that you designate Peter R. Huntsman and David M. Stryker as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and our executive officers.
6. HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?
Your proxy card contains instructions on how to:
•
view our proxy materials online at www.proxyvote.com; and

•
instruct us to send future proxy materials to you electronically by e-mail.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.
7. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?
The Record Date for the Annual Meeting is March 7, 2024. Owners of record of our common stock, par value $0.01 per share (“common stock”) at the close of business on the Record Date are entitled to:
•
receive notice of the Annual Meeting; and

•
vote at the Annual Meeting in accordance with our Bylaws.

At the close of business on March 7, 2024, there were 172,994,653 shares of our common stock outstanding, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting. At the Annual Meeting, stockholders will collectively be able to cast 172,994,653 votes, consisting of one vote for each share of common stock outstanding on the Record Date. There is no cumulative voting, and the holders of the common stock vote together as a single class. Stockholders do not have appraisal rights under Delaware law in connection with this proxy solicitation.
8. WHO MAY ATTEND THE ANNUAL MEETING?
All stockholders of record who owned shares of common stock on the Record Date or their duly appointed proxies may attend the Annual Meeting, as may our invited guests. To join the live webcast and participate in the virtual Annual Meeting (e.g., submit questions and/or vote your shares), you will need the 16-digit control number included on your proxy card, voting instruction form. Online access to the live webcast will open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.
If you are not a stockholder at the close of business on March 7, 2024 (the record date for the Annual Meeting) or do not have a control number, you will not be able to access the Annual Meeting.
9. HOW MANY VOTES ARE REQUIRED TO HOLD THE ANNUAL MEETING?
The required quorum for the transaction of business at the Annual Meeting is a majority of all outstanding shares of our common stock entitled to vote in the election of directors at the Annual Meeting, represented in person or by proxy. Consequently, the presence in person or by proxy of the holders of at least 86,497,327 shares of our common stock is required to establish a quorum at the Annual Meeting. Shares that are voted with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

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HUNTSMAN CORPORATION: PROXY STATEMENT

10. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?
Most stockholders hold their shares through a broker, bank or other nominee (i.e., in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in street name.
•
Stockholders of Record.   If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares.

•
Street Name Stockholders.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” with respect to those shares. If you are a street name stockholder, you will be forwarded proxy materials by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to instruct your broker, bank, or other nominee how to vote. Your broker, bank, or other nominee has been provided with a voting instruction form for you to use in directing the broker, bank, or other nominee how to vote your shares. If you fail to provide sufficient instructions to your broker, bank, or other nominee, they may be prohibited from voting your shares. See “If I am a street name stockholder, will my shares be voted if I do not provide instructions?” as described in Question 13 below.

11. WHAT DIFFERENT METHODS CAN I USE TO VOTE?
Stockholders of Record:   Stockholders of record may (1) vote their shares in person at the Annual Meeting by completing a ballot; or (2) submit a proxy to have their shares voted by one of the following methods:
•
By Internet.   You may submit a proxy electronically on the Internet by following the instructions provided on the enclosed proxy card. Please have your proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day.

•
By Telephone.   You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the enclosed proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day.

•
By Mail.   If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed postage-paid reply envelope.

Street Name Stockholders:   Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:
•
By the Methods Listed on the Voting Instruction Form.   Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or on the Internet, following the instructions provided by the record holder.

•
Electronically at the Annual Meeting.   You may vote electronically at the Annual Meeting. To participate in the virtual Annual Meeting, you will need the 16-digit control number included in your proxy card and voting instruction form.

•
If your shares are held in “street name” and you wish to revoke a proxy, you should contact your bank, broker or nominee and follow its procedures for changing your voting instructions.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.
12. WHAT IF I AM A STOCKHOLDER OF RECORD AND I DON’T SPECIFY A CHOICE FOR A MATTER WHEN RETURNING MY PROXY?
A validly executed proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a validly executed proxy card but do not indicate how your shares should be voted and do not revoke your proxy, your shares will be voted as follows:
•
FOR the election of all 10 of the director nominees recommended by the Board;

•
FOR approval, on a non-binding advisory basis, of the compensation of our NEOs;

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024; and

•
AGAINST the stockholder proposal regarding transparency in political spending.

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HUNTSMAN CORPORATION: PROXY STATEMENT

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy on such matters to the extent authorized by Rule 14a-4(c). The Board knows of no matters other than those previously described to be presented for consideration at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend you also submit your proxy so that your vote will count if you are unable to attend the meeting. Submitting your proxy via the internet, telephone or mail does not affect your ability to vote in person at the Annual Meeting.
13. IF I AM A STREET NAME STOCKHOLDER, WILL MY SHARES BE VOTED IF I DO NOT PROVIDE INSTRUCTIONS?
In some cases, your shares may be voted if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to cast votes on certain “routine” matters if they do not receive instructions from the beneficial holder. For example, ratification of the appointment of the independent registered public accounting firm (Proposal 3) is typically considered a routine matter for which a brokerage firm may vote shares for which it has not received voting instructions. This is called a “broker discretionary vote.” When a proposal is not a routine matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Proposals 1, 2 and 4 are not considered routine matters. Therefore, if you do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Broker non-votes, if any, will have no effect on the outcome of Proposals 1, 2 and 4.
14. WHAT VOTES ARE NEEDED FOR EACH PROPOSAL TO PASS AND IS BROKER DISCRETIONARY VOTING ALLOWED?
Proposal	Vote Required	Broker Discretionary Vote Allowed
(1) Election of 10 director nominees	Majority of votes cast	No
(2) A non-binding advisory vote to approve the compensation of our NEOs	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	No
(3) Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	Yes
(4) If properly presented at the meeting, a stockholder proposal regarding transparency in political spending	Majority of shares present (in person or represented by proxy) and entitled to vote on the matter	No
15. WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?
If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting to the extent authorized by Rule 14a-4(c). Under the provisions of our Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.
16. CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:
•
voting again by telephone or through the Internet;

•
requesting, completing and mailing in a new paper proxy card;

•
giving written notice of revocation to our Corporate Secretary, which must be received before the Annual Meeting, by mail to Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com; or

•
attending the Annual Meeting and voting in person (merely attending the Annual Meeting will not revoke a prior submitted proxy).

If you are a street name stockholder, you must follow the instructions to revoke your proxy, if any, provided by your bank, broker or other nominee.

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HUNTSMAN CORPORATION: PROXY STATEMENT

PART 2
BOARD OF DIRECTORS

DIRECTOR NOMINEES
Our business affairs are managed under the direction of our Board. The Nominating and Corporate Governance Committee has recommended, and our Board has nominated, each of the individuals named below for election as a director at the Annual Meeting. All 10 of the Board’s nominees listed below are presently serving as directors, and all have agreed to serve if elected.
Presented below is information with respect to the Board’s 10 nominees as directors at this year’s Annual Meeting. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board.
Peter R. Huntsman Chairman, President and Chief Executive Officer, Huntsman Age: 61 Director since 1994
Qualifications, Experience and Expertise Contributed to Our Board
•
Led the Company through successful execution of various strategic, operational, financial, regulatory, and governance milestones

•
Demonstrated expertise across many facets of the global chemical industry while serving in both operational and executive leadership positions in the U.S. and abroad

•
Built valuable and enduring relationships with customers, suppliers, labor unions, political leaders, NGO’s and the communities in which Huntsman operates around the world

•
Widely recognized as global industry leader ensuring that the Company’s views and interests are well represented on issues of critical importance at every opportunity

•
Winner, Petrochemical Heritage Award for Outstanding Contributions to the Petrochemical Community (2008)

•
Demonstrated competency and success in leading acquisition integration over more than 25 transactions and in executing cost optimization programs in excess of $500 million

Experience
•
President and Chief Executive Officer, Huntsman Corporation (2000 – present); Chairman (2018 – present) President and Chief Operating Officer (1994 – 2000)

•
Began his career at the Company’s Olympus Oil subsidiary in 1983 and, starting in 1987, served in a series of general management positions, each with increasing scope and responsibility

Other Boards
•
Board member, European Chemical Industry Council (CEFIC) (2023 – present); CEFIC is the European counterpart of the American Chemistry Council representing chemical industry members employing more than 1.2 million workers with revenues in excess of $500 billion and R&I investments in excess of $10.5 billion

•
Chairman Emeritus of the Board of Directors (2023), Chairman of the Board of Directors (2022), Chairman of the Executive Committee of the Board (2021), and Member of the Executive Committee of the Board (2020 – present) of the American Chemistry Council, the chemical industry’s principal trade, education, and advocacy association representing more than $550 billion in enterprise value

•
Chairman of the Board of Directors and CEO, Huntsman Cancer Foundation, which raises funds to support the ongoing research, treatment, and educational programs at the University of Utah

•
CEO, Huntsman Foundation

•
Serves on oversight boards and leadership councils of several academic, health and hospital services, and charitable institutions, including the Board of Overseers of the Wharton School of Business at the University of Pennsylvania; the Memorial Hermann Health Systems Board of Directors; the Board of Directors for the Cynthia Woods Mitchell Pavilion; and the Board of Advisors for Interfaith of The Woodlands

•
Former Independent Director, Venator Materials PLC, a global pigments company headquartered in the UK, which separated from Huntsman in 2017

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HUNTSMAN CORPORATION: PROXY STATEMENT

Cynthia L. Egan Age: 68 Lead Independent Director and Non-Executive Vice Chair Independent Director since 2020 Committees: • Nominating and Corporate Governance (Chair)
Qualifications, Experience and Expertise Contributed to Our Board
•
Broad-based executive experience in the investment management industry, together with strong corporate financial acumen, ensures that our investor and stockholder perspective sits directly in the Company’s boardroom and that management remains focused on priorities of our stockholders

•
Extensive executive leadership experience developing successful high growth and complex operating companies

•
Demonstrated expertise around corporate governance and best practices experience developed while serving on boards of publicly traded companies

•
Significant experience, including board-level oversight, with the developing ESG-related trends in human capital management, sustainability, and governance-related matters

Experience
•
Senior Advisor to the U.S. Department of the Treasury on domestic employment retirement security (2014 – 2015)

•
President of Retirement Plan Services, T. Rowe Price Group from 2007 until her retirement in 2012; served as founding chair of its Women’s Roundtable

•
Senior executive at Fidelity Investments (1989 – 2007), including Executive Vice President and Head of Fidelity Institutional Services Company, President of the Fidelity Charitable Gift Fund and Executive Vice President of Fidelity Management Research Company

•
Started her career at the Federal Reserve Board of Governors and worked at KPMG Peat Marwick and Bankers Trust

Other Boards
US-Listed Companies
•
Independent Director and Chair of the Board of Directors and member of the Compensation and Human Capital Committee of The Hanover Insurance Group, one of the largest publicly traded property and casualty insurance companies in the United States (2015 – present)

•
Independent Director, The Unum Group, a leading provider of financial protection benefits internationally and the largest provider of disability income in the world (2014 – present)

•
Independent Trustee, BlackRock Fixed-Income Complex, a complex of closed-end funds and open-end non-index fixed-income funds (2016 – present)

•
Former Independent Director, Envestnet, Inc., a financial technology corporation which provides wealth management platforms and products to financial advisors and institutions

Other
•
Chair, Board of Visitors of the University of Maryland School of Medicine

Education
•
B.S., Boston College

13	HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

Dr. Mary C. Beckerle Chief Executive Officer, Huntsman Cancer Institute Age: 69 Independent Director since 2011 Committees: • Nominating and Corporate Governance • Sustainability
Qualifications, Experience and Expertise Contributed to Our Board
•
Extensive executive, strategic, and operational experience, including overall leadership and accountability as CEO for management of a Comprehensive Cancer Center with more than 3,000 personnel and over $1 billion of annual clinical and research revenue, enables Dr. Beckerle to provide valuable strategic insights related to management, product innovation and business development to Huntsman management and the Board

•
Broad experience and deep knowledge base in state-of-the-art corporate governance practices, sustainability, risk management, and regulatory compliance as CEO of a world-class healthcare delivery organization and an Independent Director of Johnson & Johnson, the world’s largest healthcare company

•
Deep experience in science and technology at operational, executive management, and board oversight levels enables her to provide valuable insight and guidance related to organic and inorganic research and development opportunities and to ensure ongoing focus on innovation which fuels value generation at the Company

Experience
•
Chief Executive Officer (2011 – present) and Executive Director (2006 – 2011), University of Utah’s Huntsman Cancer Institute, a National Cancer Institute-designated Comprehensive Cancer Center; transformed HCI from an institution unranked 10 years ago to one which today ranks #33 out of more than 4,500 hospitals evaluated by the U.S. News & World Report

•
Distinguished Professor and Associate Vice President for Cancer Affairs, University of Utah (present); joined University of Utah in 1986

•
Guggenheim Fellow and Rothschild-Yvette Scholar at the Curie Institute, Paris, France (1999 – 2000)

Other Boards
US-Listed Companies
•
Independent Director, Chair of the Science & Technology Committee and member of the Regulatory Compliance & Sustainability Committee of the Board of Directors of Johnson & Johnson, a global Fortune 50 healthcare company engaged in the development, manufacturing, and distribution of medical device, pharmaceutical and consumer health products (2015 – present)

•
Independent Director, Exelixis, Inc., a genomics-based drug discovery company, that developed Cometriq (2024 – present)

Other
•
Elected Member, National Academy of Sciences (USA), American Philosophical Society, and American Academy of Arts and Sciences

•
Member, Medical Advisory Board of the Howard Hughes Medical Institute

•
Member, Cancer Policy and Scientific Advisory boards at Duke University, Georgetown University, University of Pennsylvania and the National Center for Biological Sciences in Bangalore (India)

•
Previously served on the Cancer Policy and Scientific Advisory Boards at Dana Farber/Harvard Cancer Center and the Board of Scientific Advisors, National Cancer Institute (USA), Advisory Committee to the Director of the National Institutes of Health, the Board of Directors of the American Association for Cancer Research, as the President of the American Society for Cell Biology, and as the Chair of the American Cancer Society Council for Extramural Grants

•
Member and Sub-Committee Chair, Blue Ribbon Panel for Vice-President Biden’s Cancer Moonshot Initiative

•
Governance Fellow, National Association of Corporate Directors (NACD)

•
NACD Directorship 100 Award (2018) for leadership and excellence in the Boardroom

Education
•
B. A. in Biology and Psychology, Wells College

•
Ph.D. in Molecular, Cellular, and Developmental Biology, University of Colorado Boulder

•
Post-doctoral fellow in Anatomy and Cell Biology, University of North Carolina Chapel Hill

•
Fellow, Executive Leadership in Academic Medicine, Drexel University

•
Aspen Institute, Executive Seminar

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HUNTSMAN CORPORATION: PROXY STATEMENT

Sonia Dulá Age: 63 Independent Director since 2020 Committees: • Compensation (Chair) • Audit
Qualifications, Experience and Expertise Contributed to Our Board
•
Extensive international experience and expertise in finance, global capital markets and investment banking brings Board and management valuable insight in connection with strategic growth opportunities and portfolio transformation

•
Entrepreneurial and executive leadership experience brings a unique perspective in connection with strategic and downstream repositioning

•
Significant experience in the renewable and sustainable energy field as public company board director with oversight of sustainable infrastructure projects and solutions, especially in the renewable energy space, provides Board and management with valuable insight and supports sustainability strategies

Experience
•
Vice Chairman, Latin America, Bank of America Global Corporate and Investment Banking Division from 2013 until her retirement in 2018; between 2007 and 2013, headed Merrill Lynch’s Wealth Management Division in Latin America, and led the Latin America Corporate and Investment Banking Division

•
Former Chief Executive Officer, Grupo Latino de Radio, owner/operator of more than 500 radio stations in Latin America and the U.S. Hispanic market

•
Co-founded Internet Group of Brazil and Obsidiana.com

•
Former Chief Executive Officer, Telemundo Studios Mexico

•
Began her career as an investment banker at Goldman Sachs in London and New York, rising to leadership positions

Other Boards
•
Independent Director and member of the Audit and Sustainability Committees of Acciona, S.A. (Spain), a global renewable energy and infrastructure developer (2019 – Present); Acciona representative on board of Acciona Energia, a 100% renewable energy company that is more than 80% owned by Acciona (2021 – present)

•
Independent Director and member of the Audit Committee of Banco Bilbao Vizcaya Argentaria, S.A. (BBVA), a global financial services group (March 2023 – present)

•
Former Independent Director, Hemisphere Media Group, Inc., a Spanish language media company and Millicom International Cellular, S.A., a provider of broadband, cable and cellular network services in Latin America

•
Former Independent Director, Prisa, S.A. (Spain), a leading Spanish and Portuguese-language media and education group

•
Member, Latin America Strategic Advisory Board of Itaú-Unibanco

•
Life Member, Council on Foreign Relations

•
Previously served on the boards of the Council of the Americas, Women’s World Banking and the Arsht Center for the Performing Arts

Education
•
B.A. in Economics, Harvard University

•
MBA, Stanford University

15	HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

Curtis E. Espeland Age: 59 Independent Director since 2022 Committees: • Audit • Compensation
Qualifications, Experience and Expertise Contributed to Our Board
•
More than 20 years of broad-based financial and executive level experience in the specialty materials and differential chemicals industry globally, including 12 years as CFO at Eastman Chemical, where senior management team delivered TSR of greater than 400%

•
Critical industry insight developed during career at Eastman that included demonstrated success in executing M&A strategy to drive portfolio transformation and margin expansion

•
Significant expertise and experience in corporate strategy, M&A, investor/stockholder relations, accounting and financial reporting, taxation, and enterprise risk management

Experience
•
Chief Financial Officer (2008 – 2020) and Executive Vice President (2014 – 2020), Eastman Chemical Company, an advanced materials and specialty additives manufacturer; Vice President and Chief Accounting Officer (from 2002 – 2008)

•
Revitalized Eastman’s M&A strategy, resulting in greater than $9 billion of acquisitions; led integration of two of Eastman’s largest acquisitions; directly involved in the company’s Enterprise Risk Management Program and oversaw the company’s corporate strategy, information technology, cybersecurity and corporate communication programs

•
From 1986 – 1996, held positions of increasing responsibility at Arthur Andersen, performing audit, financial due diligence and business consulting services in the banking, manufacturing, media and telecommunications industries in the U.S. and across the globe

Other Boards
US-Listed Companies
•
Lead Independent Director, member of the Audit Committee and member of the Finance Committee of the Board of Directors of Lincoln Electric Holdings Inc., a world leader in design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxyfuel cutting equipment; previously served as chair of the Audit Committee for five years (2012 – present)

Other
•
Independent Director and Chair of the Audit Committee of the Board of Directors of Nouryon, the former specialty chemicals division of AkzoNobel

•
Member of the Lead Director Network, Tapestry Networks

•
Dean’s Advisory Council of the Ivy College of Business at Iowa State University

Education
•
B.A. in Accounting, Iowa State University

•
MBA, University of Chicago Graduate School of Business

•
Completed the Advanced Management Program at Harvard Business School

16	HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

Daniele Ferrari Senior Advisor at SK Capital Partners Age: 62 Independent Director since 2018 Committees: • Nominating and Corporate Governance • Sustainability
Qualifications, Experience and Expertise Contributed to Our Board
•
More than 35 years of global executive and operational leadership in the chemical industry, including leading the strategic repositioning of Versalis to achieve significant profitability, enables Mr. Ferrari to provide the Board and management of Huntsman direct and invaluable insights into industry management in the ordinary course and effective oversight of the Company’s strategic business plans and global operations

•
Dedicated and demonstrated track record developing and executing global sustainability initiatives and strong relationships with international organizations focused on environmental protection, including pioneering and leading the strategic initiative to modernize inefficient assets with fully integrated green, renewable chemical and circular economy processes, provides perspective into the key operational and functional opportunities facing Huntsman, especially those relating to sustainability

Experience
•
Senior Advisor, SK Capital Partners, a private equity investment firm focused on specialty materials, chemicals and pharmaceuticals (2021 – present)

•
Chief Executive Officer, Versalis S.p.A., one of Europe’s largest chemical companies (2011 – 2020)

•
Previously served in numerous roles at Huntsman, culminating in the role of President of the Performance Products division

•
Previously served at Imperial Chemical Industries (ICI) and Agip Petroli, a subsidiary of Eni S.p.A., a leading international oil and gas company

Other Boards
•
Supervisory Board Member and Chair of the Compensation Committee, New Heubach Group, a global manufacturer of pigments

•
Supervisory Board Member and Chair of the Sustainability Committee, SEQENS, a worldwide leader in pharmaceutical solutions and specialty ingredients

•
Chair of the Supervisory Board of Ecopol S.p.A.

•
Past Chairman of the Board of Directors of Matrìca S.p.A., a Versalis joint venture with Novamont, an industry leader in bio plastics and green chemistry and marketing of medical devices, pharmaceuticals and consumer packaged goods

•
Past President, European Chemical Industry Council (CEFIC) (2018 – 2020)

•
Past President, PlasticsEurope Bruxelles, the association of European plastics manufacturers (2013 – 2018)

•
Board Member, Alliance to End Plastics Waste

•
Board Member, Oxford University Business Economics Program

•
Former Independent Director of Venator Materials PLC

Education
•
Diploma in Industrial Chemistry, Istituto San Giorgio (Italy)

•
Honorary Master Degree in Chemical Sciences, University of Ferrara (Italy)

17	HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

Jeanne McGovern Age: 65 Independent Director since 2021 Committees: • Audit (Chair) • Nominating and Corporate Governance
Qualifications, Experience and Expertise Contributed to Our Board
•
Demonstrated and disciplined leadership of the Company’s Audit Committee informed by extensive track record of success in public accounting, financial management and reporting, M&A advisory, risk management and internal controls and audit functions

•
Significant experience with best practices in the corporate governance field with and enhancing the effectiveness of board audit committees

•
Deep experience in industrial and consumer products, chemical manufacturing, and life sciences, as well as strong understanding of the business, economic, and compliance environments in which Huntsman and many of its customers operate

Experience
•
40-year audit and advisory career at Deloitte & Touche LLP (retired in 2020), most recently as Partner, where she provided lead audit services to Fortune 500 public companies and their audit committees, as well as advisory services relating to M&A and divestitures, strategic business model transformation, financing transactions, and other strategic priorities to a wide range of companies in the consumer, pharmaceutical, materials and industrial segments

•
Held significant management roles in Deloitte’s corporate office, including in the Office of the CEO’s U.S. National Leadership; also served as Independence Leader for the U.S. Audit and Assurance practice directing policy recommendations on the impact of regulations

Other Boards
US-Listed Companies
•
Independent director and member of the Audit & Ethics Committee of the Board of Directors of Flexsteel Industries, a global leader in the design, production and manufacturing of high-quality residential furniture doing business for more than 120 years (2022 – present)

Other
•
Previously served on boards of Oak Knoll School of the Holy Child, Junior Achievement, and the National Committee on the Prevention of Child Abuse

Education
•
B.A. in Accounting, Syracuse University

•
CPA and Member of the American Institute of Certified Public Accounting and the Washington Society of Certified Public Accountants

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HUNTSMAN CORPORATION: PROXY STATEMENT

José Antonio Muñoz Barcelo COO, Hyundai Motor Company Age: 58 Independent Director since 2022 Committees: • Compensation • Sustainability
Qualifications, Experience and Expertise Contributed to Our Board
•
Sitting President and COO of a $100B plus revenue business with extensive international experience in global automotive markets that are increasingly important to Huntsman’s current and prospective business strategies

•
Demonstrated experience delivering innovation and record results, including executive oversight of development and implementation of Hyundai’s fuel cell vehicle and mobility services strategy and Hyundai’s achievement of global sales of almost 4 million cars, nearly $88 billion in total 2020 revenues and $4.7 billion in global profits

•
Broad expertise and deep experience across operations, engineering, sales and marketing, global-scale management, development and execution of global growth strategies, and turnaround and corporate restructuring brings unique and invaluable perspectives into the boardroom

•
Developed extensive and unique skills in identifying and maturing key talents of employees, an important component of his success in executing the organizational improvements he spearheaded at various companies throughout his career

•
Demonstrated expertise and experience in creating, establishing and building brand identity and customer loyalty, key components of the Company’s current business strategies

•
Brings extensive knowledge and experience from Hyundai’s leading EV business to the Company’s continuing drive toward enhancing sustainable solutions in the critical EV and battery markets

Experience
•
President and Global Chief Operating Officer of Hyundai Motor Company, the South Korean headquartered manufacturer of ICE, EV and Hydrogen Fuel Cell vehicles, where he is responsible for global operations strategies and their successful implementation, delivering profitable growth and improving the overall performance of Hyundai Motor Company; also serves as President and CEO of Hyundai Motor America and Genesis Motor America, Hyundai’s largest operating subsidiary (2019 – present)

•
Chief Performance Officer, Nissan Motor Co., Ltd., a global manufacturer of automobiles (2016 – 2019) and Chairman of Nissan’s Management Committee China (2018 – 2019), where he led Nissan’s China division including manufacturing, engineering design, sales and marketing, administration and finance; joined Nissan in 2004

•
Senior operational and executive managerial positions at Toyota Motor Europe and Daewoo Motor Iberia in charge of sales, operations and network development

Other Boards
•
Board Member, Hyundai Motor Company (2023 – Present)

•
Board Member, Pacific Council on International Policy, Los Angeles

•
Board Member, Motional, Inc., a joint venture between automotive technology expert Aptiv and the Hyundai Motor Group (2022 – Present)

•
Vice Chairman, Alliance for Automotive Innovation

•
Commissioner of Coalition for Reimagined Mobility (ReMo)

•
Industry Leadership Award by Society of Automotive Engineers (SAE) Foundation

•
Member, Official Association of Industrial Engineers of Madrid

•
Past President of the Alumni Association of IE Business School in Brussels and Paris

Education
•
MBA, Instituto de Empresa (IE) Business School (Madrid)

•
Ph.D. in Nuclear Engineering, Polytechnic University of Madrid

•
Completed Executive Management Programs at Cranfield School of Management (U.K.) and INSEAD Business School (France/Japan)

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HUNTSMAN CORPORATION: PROXY STATEMENT

David B. Sewell President and CEO, WestRock Company Age: 55 Independent Director since 2022 Committees: • Audit • Sustainability
Qualifications, Experience and Expertise Contributed to Our Board
•
Sitting CEO of a Fortune 500 public company and proven executive with strong track record for driving profitable growth

•
C-suite experience with broad insights in core downstream markets for the Company

•
Demonstrated competence and experience in multiple operational areas that benefit the Huntsman management team and Board including global manufacturing, operations, sales and marketing, and strategic planning and implementation

•
Over 25 years of commercial, marketing and general management experience at some of the most prominent industry leaders, including in specialty chemicals industry

•
Demonstrated expertise and deep understanding of adhesives, coatings and elastomer (ACE) markets, key growth segments in Huntsman’s portfolio

Experience
•
President and Chief Executive Officer, WestRock Company, one of the world’s largest paper and packaging companies, generating $18.7 billion in sales and employing nearly 50,000 associates world-wide (2021 – present)

•
President and Chief Operating Officer (2019 – 2021), The Sherwin-Williams Company, a global leader in the paint and coatings businesses, where he was responsible for all operating segments and more than 60,000 employees globally and also supported all operating divisions, managed end-to-end global manufacturing, sourcing and supply chains that maximized assets and resources globally to help drive world class processes and working capital; President of the Performance Coatings Group, where revenue grew from $2.8 billion to $6.1 billion (2014 – 2019); joined Sherwin-Williams in 2007

•
15-year tenure at General Electric in its Plastics and Advanced Materials Division in a variety of senior commercial, global sales and marketing, and business performance positions with increasing responsibilities

Other Boards
US-Listed Companies
•
Board Member, WestRock Company (2021 – present)

Other
•
Trustee, The Cleveland Clinic, a non-profit academic medical center

Education
•
B.A. in Economics, University of Southern California

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HUNTSMAN CORPORATION: PROXY STATEMENT

Jan E. Tighe Age: 61 Independent Director since 2019 Committees: • Sustainability (Chair) • Audit
Qualifications, Experience and Expertise Contributed to Our Board
•
Specialized expertise from direct operational and oversight experience in cybersecurity and information technology deployment and management, including designing and implementing cyber resiliency into operational technology systems and directing complex cyber and intelligence operations, which are areas of increasing focus for Huntsman and the Audit Committee

•
Decorated U.S. Navy veteran with broad-based executive leadership experience and uniquely valuable global perspective gained during her Naval career, which supports and aligns with the Board’s material risk oversight function, among others

•
Strategic planning, risk assessment and mitigation, and strategy execution expertise

Experience
•
Vice Admiral, U.S. Navy (Retired); from 1984 until her retirement in 2018, served in various roles of increasing seniority for the Navy and National Security Agency (NSA), including Commander of the U.S. Fleet Cyber Command U.S. Tenth Fleet, where she directed operations and defense of Global Navy IT Networks; also led Signals Intelligence Operations and Offensive Cyberspace Operations in that role as the Navy Component Commander to NSA and U.S. Cyber Command, respectively

•
Served as Deputy Chief of Naval Operations for Information Warfare and had significant executive responsibilities as Director of Naval Intelligence, U.S. Navy’s Chief Information Officer, Director of Cybersecurity, and as a member of the U.S. Navy’s Corporate Board, collaboratively planned and financed $150 billion annually to support global U.S. Navy operations; led planning and resource programming for Navy Information Warfare Capabilities, including Cyber Resiliency and IT Network Modernization, and spearheaded the Navy’s digital transformation

Other Boards
US-Listed Companies
•
Independent Director and member of the Audit, Risk and Corporate Governance and Nominating Committees of Goldman Sachs Group, Inc., a global investment bank and financial services company (2018 – present)

•
Independent Director and member of the Audit, and Risk and Cybersecurity Committees of General Motors Company (2023 – present)

•
Former Independent Director, Progressive Corporation, a Fortune 100 American property and casualty insurance company

•
Former Independent Director, IronNet, Inc., a global network security company serving the defense, financial services, energy and utilities, health care and life sciences industries

Other
•
Member, Defense Science Board

•
Trustee, The MITRE Corporation

•
Member, Strategic Advisory Committee, Idaho National Labs—National and Homeland Security Directorate

•
Board Member, United States Naval Academy Foundation

•
Board Member, The Alliance for Decision Education

•
Member and Global Security Expert, Strategic Advisory Group, Paladin Capital Group

•
Governance Fellow and Directorship Certified, National Association of Corporate Directors

Education
•
B.S. in Theoretical Mathematics, U.S. Naval Academy

•
M.S. in Applied Mathematics, U.S. Naval Postgraduate School

•
Ph.D. in Electrical Engineering, U.S. Naval Postgraduate School

THE BOARD RECOMMENDS A VOTE ON THE PROXY CARD
“FOR ALL” OF THE NOMINEES RECOMMENDED BY OUR BOARD.

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HUNTSMAN CORPORATION: PROXY STATEMENT

DIRECTOR COMPENSATION
Our Corporate Governance Guidelines provide for compensation for our non-employee directors’ services in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board. Annual compensation for our non-employee directors is composed of cash and equity-based compensation. Cash compensation paid to our non-employee directors consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Equity-based compensation for 2023 consisted of awards granted under the Huntsman Corporation 2016 Huntsman Stock Incentive Plan (the “2016 Stock Incentive Plan”) in the form of fully-vested stock awards or deferred stock units, at the election of each director.
Maintaining a market-based compensation program for our non-employee directors enables our Company to attract qualified members to serve on the Board. With the assistance of Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, the Compensation Committee periodically reviews our non-employee director compensation practices and compares them to the practices of our peers as well as against the practices of public company boards generally to ensure they are aligned with market practices.
We also offer non-employee directors the opportunity to participate in the Huntsman Outside Directors Elective Deferral Plan. This is an unfunded nonqualified deferred compensation plan established primarily for the purpose of providing our non-employee directors with the ability to defer the receipt of director fees. For 2023, none of our non-employee directors elected to participate in this plan. The investment choices available under this plan are identical to the investment choices available under our 401(k) plan. Benefits under the plan are payable in cash distributable either in a lump sum or in installments beginning 30 days after the director ceases to be a member of our Board.
Members of the Board may also participate in the Huntsman Director Matching Gift Program. Designed to demonstrate our commitment to worthy causes and attract talented directors, our Company will match charitable contributions made in cash up to a maximum of $10,000 per director per year for organizations located in the United States that are tax exempt pursuant to Section 501(c)(3) of the Internal Revenue Code.
The Compensation Committee believes that our total director compensation package is competitive with market practices, as well as fair and appropriate in light of the responsibilities and obligations of our non-employee directors. Details of our non-employee director compensation program for 2023 are below.
DIRECTOR COMPENSATION TABLE
The total 2023 compensation for our non-employee directors is shown in the following table:
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Mary C. Beckerle	$165,000	$145,000	$21,391	$331,391

Sonia Dulá	$215,000	$145,000	$10,000	$370,000

Cynthia L. Egan	$235,000	$145,000	$10,000	$390,000

Curtis Espeland	$175,000	$145,000	—	$320,000

Daniele Ferrari	$165,000	$145,000	$10,993	$320,993

Jeanne McGovern	$215,000	$145,000	$5,663	$365,663

José Muñoz	$165,000	$145,000	—	$310,000

David Sewell	$175,000	$145,000	—	$320,000

Jan E. Tighe	$195,000	$145,000	$23,087	$363,087

(1)
Peter R. Huntsman served as a director of our Company in 2023 but is not included in this table since he is also our CEO. Mr. Huntsman did not receive any additional compensation in 2023 for his service as a director. Thus, the total compensation for Mr. Huntsman’s service as an executive officer of our Company is shown in the 2023 Summary Compensation Table on page 52.

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HUNTSMAN CORPORATION: PROXY STATEMENT

(2)
For 2023, non-employee directors received the following cash retainers:

Director	Annual Retainer	Audit Committee(a)	Compensation Committee(a)	Nominating & Corporate Governance Committee(a)	Sustainability Committee(a)	Lead Independent Director
Mary C. Beckerle	$145,000	—	—	$10,000	$10,000	—

Sonia Dulá	$145,000	$20,000	$50,000	—	—	—

Cynthia L. Egan	$145,000	—	—	$30,000	—	$60,000

Curtis Espeland	$145,000	$20,000	$10,000	—	—	—

Daniele Ferrari	$145,000	—	—	$10,000	$10,000	—

Jeanne McGovern	$145,000	$60,000	—	$10,000	—	—

José Muñoz	$145,000	—	$10,000	—	$10,000	—

David Sewell	$145,000	$20,000	—	—	$10,000	—

Jan E. Tighe	$145,000	$20,000	—	—	$30,000	—

(a)
The lead independent director is entitled to an annual retainer of $60,000. Non-employee directors receive a $20,000 annual fee for service on the Audit Committee and a $10,000 annual fee for service on each other committee. In addition, non-employee directors receive an additional supplemental retainer for service as committee chair of $40,000 for the Audit Committee and the Compensation Committee and $20,000 for each of the other committees. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of the Board or its committees and for other reasonable expenses related to the performance of their duties as directors.

(3)
This column represents the aggregate grant date fair value of fully vested stock awards or stock unit awards granted in 2023, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 (“FASB ASC Topic 718”). Each director received a stock award or stock unit award covering 4,700 shares based on the grant date fair value on February 16, 2023, of $30.85 per share. Shares underlying stock unit awards are deliverable upon termination of service. See “Note 23. Stock-Based Compensation Plan” to our consolidated financial statements in the 2023 Form 10-K, for additional detail regarding assumptions underlying the value of these equity awards.

(4)
Dr. Beckerle, Ms. Dulá, and Ms. Egan each donated to Section 501(c)(3) tax exempt organizations of their choice in 2023. On behalf of each of these directors, we matched their charitable contributions up to $10,000 through our Huntsman Director Matching Gift Program. Additional amounts for Ms. Beckerle, Mr. Ferrari, Ms. McGovern and Retired Vice Admiral Tighe reflect incremental cost for personal commercial air travel for spouses in connection with a board meeting(s).

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HUNTSMAN CORPORATION: PROXY STATEMENT

PART 3
CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to our Company. Key corporate governance highlights include:
AN INDEPENDENT AND BROADLY-DIVERSE BOARD OF DIRECTORS
All members of our Board are independent except our CEO
Five of our 10 director nominees are women (50% gender diversity), two add ethnic diversity, and one, as a retired Vice Admiral of the U.S. Navy, adds diversity as a veteran
Eight new independent directors (including four women) added to the Board since 2018, six of whom joined since 2020
All Board committees are chaired by women and the Board’s Lead Independent Director and Non-Executive Vice Chair is female
ACCOUNTABILITY TO STOCKHOLDERS
Majority voting for director nominees in all uncontested elections
Simple majority stockholder voting requirements
Stockholders may request special meetings of stockholders at the ownership threshold of 15%
Eligible stockholders may nominate director nominees through our proxy materials (proxy access)
Robust stock ownership guidelines for directors and executive officers
Policy prohibiting short sales by directors and executive officers
PRUDENT AND PROGRESSIVE RISK OVERSIGHT

Dedicated and 100% independent Sustainability Committee provides Board-level focus and regular and systematic oversight of key ESG-related matters, including environmental, sustainability and other corporate social responsibility and governance matters

Board and committee-focused oversight of operational, environmental, health and safety, financial, strategic, competitive, reputational, cybersecurity, legal and regulatory risks
CORPORATE GOVERNANCE HIGHLIGHTS
BOARD DIVERSITY
Board composition and director succession is a thoughtful, ongoing process at Huntsman. The Board identifies and evaluates desired director attributes, professional and life experiences, and skill sets in light of the Company’s strategic direction and evolving needs. As part of our Board’s multi-year director succession and refreshment process that began during 2018, we have added eight new independent directors (including four women, two ethnically-diverse directors and, as a retired Vice Admiral of the U.S. Navy, one veteran) to the Board.
Our Board in composed of highly-qualified, diverse leaders from highly relevant industries and markets possessing key expertise, lived experience, and skills, and represents of an effective mix of deep Company knowledge and fresh perspective. The following graphic illustrates the diverse and well-rounded range of attributes, viewpoints and experiences of our 10 director nominees.

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BOARD GOVERNANCE
The Board and its committees meet throughout the year on a set schedule and may also hold special meetings and act by written consents from time to time as appropriate. During 2023, the Board met four times, and the non-management directors met in executive session four times. During 2023, each director attended at least 75% of the aggregate of:
•
the total number of meetings of the Board; and

•
the total number of meetings held by all Board committees on which such person served.

BOARD LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS OF THE BOARD
According to our Bylaws, the Chairman of the Board is elected by all the directors on the Board to preside at all meetings of the Board and stockholders. The Chairman is also required to make reports to the Board and the stockholders and to ensure that all orders and resolutions of the Board and any of its committees are put into effect. In accordance with our Corporate Governance Guidelines, the Chairman of the Board is also responsible for establishing the agenda for each Board meeting. At the beginning of the year, the Chairman establishes a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is also free to suggest the inclusion of additional items on the agenda and to raise subjects at any Board meeting that are not on the agenda for that meeting. Peter R. Huntsman serves as our Chairman of the Board.
In accordance with our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Bylaws expressly allow our Chairman to serve as President or Chief Executive Officer if so elected by the Board. Currently, the Board believes that the interests of the Company and its stockholders are best served through a leadership model that combines the roles of Chairman of the Board and Chief Executive Officer. The Board further believes that this issue should be reconsidered periodically as part of the succession planning process, and that it is in the best interests of our stockholders for the Board to consider the issue each time it appoints a new Chief Executive Officer. Based on these principles, the Board may determine that it is appropriate in the future to separate the roles of Chairman of the Board and Chief Executive Officer.

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HUNTSMAN CORPORATION: PROXY STATEMENT

Our Bylaws also provide the Board with the flexibility to elect a Vice Chair to preside at Board and stockholder meetings and to perform such other duties as may be delegated by the Board in the Chairman’s absence. The Board believes that Ms. Egan, elected and currently serving as Vice Chair, adds incremental and valuable leadership at the Board level. Additionally, as the Board’s Lead Independent Director, Ms. Egan efficiently communicates with management on issues relevant to all the independent directors and provides leadership on matters where potential conflicts of interest may be perceived to exist. In accordance with our Corporate Governance Guidelines, non-management directors meet in executive session without management at each regularly scheduled Board meeting, or more frequently as needed at the call of one or more of our non-management directors. Ms. Egan, as Non-Executive Vice Chair of the Board and Lead Independent Director, chairs these sessions.
We believe that the appropriate Board leadership structure for our Company varies depending on the circumstances facing the Board and our Company at any given time. For example, we revised the Board’s governance structure in the past to address specific needs, such as the election of Ms. Egan as Non-Executive Vice Chair of the Board and Lead Independent Director in January 2022, the creation and chartering of the Sustainability Committee in February 2021, and the election of Peter R. Huntsman as Chairman of the Board, in addition to his role as President and Chief Executive Officer, in December 2017, having determined that this was the most efficient manner to facilitate effective communication between management and the Board, provide strong and consistent leadership, and speak with a unified voice for the Company. The Board believes that our current leadership structure efficiently addresses our Company’s present needs and allows the Board to fulfill its fiduciary role in exercising effective, independent oversight of our management on behalf of our stockholders. The Board further believes that we have in place effective structures, processes and arrangements to ensure that the work of the Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, and facilitates the clear and continued accountability of management.
BOARD INDEPENDENCE
Investors must have confidence that the individual Board members we have identified as independent directors do not have relationships of any sort that impair or compromise their independence. Under NYSE corporate governance rules, the Board must have a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our Company either directly or as a partner, stockholder or officer of an organization that has some relationship with our Company.
To assist in making independence determinations, the Board has adopted criteria that can be found on our website at www.huntsman.com. Under these criteria, a director is not independent if:
•
The director is, or has been within the last three years, an employee of our Company or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of our Company.

•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of ours is not considered for purposes of this standard.

•
The (1) director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) director is a current employee of such a firm; (3) director has an immediate family member who is a current employee of such a firm and who personally works on our Company’s audit; or (4) director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

•
The director is an executive officer of any charitable or non-profit organization to which we have made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1.0 million, or 2% of such charitable or non-profit organization’s consolidated gross revenues.

With the assistance of counsel, the Nominating and Corporate Governance Committee (“Governance Committee”) reviews annually the applicable legal and NYSE standards for director independence, as well as our own independence criteria. Specifically, the Governance Committee reviews: (i) a summary of the answers to annual questionnaires completed by each of the directors

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HUNTSMAN CORPORATION: PROXY STATEMENT

(and, if applicable, any nominees for director); and (ii) to the extent applicable, a report of transactions and relationships, if any, between each director (and, if applicable, any nominee for director) and any of such director’s family members and our Company, our senior management, or our independent registered public accounting firm. To the extent such relationships do not change from year to year, the Governance Committee is informed that there have been no changes to such relationships.
In conducting its independence review, the Governance Committee considers all relevant facts and circumstances, including any persons or organizations which the director has an affiliation, including related party relationships as described in the Company’s Related Party Transactions Policy discussed under “Additional Information—Certain Relationships and Related Transactions” other than the compensation arrangements, which are reviewed by the Compensation Committee. In addition, the Governance Committee considered Dr. Beckerle’s position as CEO of the Huntsman Cancer Institute. Regarding Dr. Beckerle, the Governance Committee considered that Peter R. Huntsman does not have any ownership interest in the Institute, which is part of the University of Utah, a public institution of the state. The Governance Committee further considered that our Board approved a matching program pursuant to which our Company will match charitable contributions made by our employees to the Huntsman Cancer Foundation, a 501(c)(3) charity for which Peter R. Huntsman currently serves as the Chairman and CEO, and that the Huntsman Cancer Foundation contributes an annual, fixed amount of $100,000 as a supplement to Dr. Beckerle’s annual compensation from the University of Utah for serving as the CEO of the Institute. Dr. Beckerle’s annual compensation from the University of Utah is set by her supervisor, currently the University President, with no input from the Huntsman Cancer Foundation.
On the basis of its review, the Governance Committee delivered a report to the full Board and the Board made its independence determinations based on the Governance Committee’s report and the supporting information. As a result of this review, the Board determined that Dr. Mary C. Beckerle, Sonia Dulá, Cynthia L. Egan, Curtis E. Espeland, Daniele Ferrari, Jeanne McGovern, José Muñoz, David B. Sewell and Retired Vice Admiral Jan E. Tighe, who currently constitute a majority of the Board, are independent. These independent directors currently comprise, in full, the membership of the Audit, Compensation, Governance and Sustainability committees of the Board discussed below.
Peter R. Huntsman, our CEO, is not an independent director because he is employed by our Company.

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HUNTSMAN CORPORATION: PROXY STATEMENT

COMMITTEES OF THE BOARD
The Board has Audit, Compensation, Governance, and Sustainability Committees, each consisting of independent directors, structured as follows:
Director	Audit Committee	Compensation Committee	Governance Committee	Sustainability Committee
Dr. Mary C. Beckerle

Sonia Dulá

Cynthia L. Egan

Curtis E. Espeland

Daniele Ferrari

Peter R. Huntsman

Jeanne McGovern(1)

José Muñoz

David Sewell

Jan E. Tighe

Number of meetings in 2023	4	6	4	4
Chair	Member

(1)
Designated as an “audit committee financial expert” under SEC regulations.

Written charters for our Audit, Compensation, Governance and Sustainability Committees are approved by the Board and are available on our website at www.huntsman.com. We will also furnish copies of the charters free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.
AUDIT COMMITTEE
Duties
• Sole responsibility for the appointment, retention and termination of our independent registered public accounting firm
• Oversees the work of our independent registered public accounting firm including their compensation
• Monitors our independent registered public accounting firm’s qualifications and independence
• Monitors the integrity of our financial statements
• Monitors the performance of our internal audit function and independent registered public accounting firm
• Monitors our corporate compliance program (other than environmental, health and safety compliance)
• Monitors our compliance with legal and regulatory requirements applicable to financial and disclosure matters
• Monitors our enterprise-wide and financial risk exposures

•
Oversees management of risks arising from our business and operational technology, digital and data strategies, technology-related business continuity and disaster recovery programs, and cybersecurity program

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HUNTSMAN CORPORATION: PROXY STATEMENT

Under the independence criteria that the Board has adopted, which can be found on our website at www.huntsman.com, a member of the Audit Committee will not be considered independent if:
•
The member receives directly or indirectly any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An immediate family member of the member receives any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An entity in which the member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions, who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to us receives any consulting, advisory or other compensatory fee from us; or

•
The member is otherwise an affiliated person of our Company.

Furthermore, under these independence standards, (1) each member of the Audit Committee must be financially literate, (2) at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as an “audit committee financial expert,” and (3) no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies, as each is defined by the NYSE rules, Exchange Act and the rules and regulations of the SEC. For purposes of (2) above, the Board considers any Audit Committee member who satisfies the SEC’s definition of “audit committee financial expert” to have accounting or related financial management expertise.
The Board has determined that each member of the Audit Committee is independent as that term is defined by the listing standards of the NYSE and Rule 10A-3 promulgated under the Exchange Act and satisfies the additional independence criteria adopted by the Board and described above. The Board has also determined that Ms. McGovern is an “audit committee financial expert” as defined by the regulations of the SEC. No member of the Audit Committee currently serves on more than two other U.S. public company audit committees.
COMPENSATION COMMITTEE
Duties
• Supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation

•
Reviews, evaluates and approves our compensation programs for our senior management and directors, policies and plans including annual cash performance awards, equity-based compensation and compensation agreements*

• Reviews and approves compensation for our corporate and executive officers, and reviews and recommends compensation for our directors*
• Executes responsibilities under applicable securities laws and regulations relating to our proxy statement for the annual meeting of stockholders or other applicable report or filing
• Reviews the succession and development planning process for corporate officers
• Reviews human capital management matters
• Performs such other functions as the Board may assign from time to time

*
Please see “Compensation Discussion and Analysis—How We Determine Executive Compensation” for additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive officer and director compensation.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. The Compensation Committee’s charter permits the Compensation Committee to form and delegate some or all its authority to subcommittees when it deems appropriate. In particular, the Compensation Committee may delegate the approval of both cash and equity award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are non-employee directors or outside directors, or in some limited circumstances, to management.

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HUNTSMAN CORPORATION: PROXY STATEMENT

The Compensation Committee typically meets at least four times each year to address various compensation issues and processes. Our CEO does not have the ability to call Compensation Committee meetings, but generally attends Compensation Committee meetings at the Chair of the Committee’s request to answer questions and provide input regarding the performance of our executive officers. However, the CEO is not present while decisions regarding his compensation are made. In addition, each Compensation Committee meeting includes an executive session without members of management present. The Compensation Committee regularly reports to the full Board regarding executive compensation matters.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Duties
• Ensures that our corporate governance system enables appropriate oversight mechanism
• Reviews and assesses the adequacy of our Corporate Governance Guidelines annually
• Monitors director independence
• Manages the Board’s annual director evaluation process
• Assesses the appropriate balance of skills, characteristics and perspectives required for an effective Board
• Identifies, screens and recommends qualified director candidates
• Regularly reassesses the adequacy of the Board’s size
• Oversees succession planning for our CEO
The Board has determined that each member of the Governance Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual. The Governance Committee typically meets quarterly in connection with our regularly scheduled Board meetings. In addition, the meetings of the Governance Committee typically include an executive session without members of management present. The Governance Committee regularly reports to the full Board regarding governance and independence matters.
SUSTAINABILITY COMMITTEE
Duties
• Oversees the development of key sustainability policies and metrics, and the implementation of sustainability initiatives
• Monitors the impact of our business operations with respect to matters related to sustainability
• Reviews, advises and, where appropriate, makes recommendations regarding investor initiatives pertaining to sustainability and other related matters
• Identifies, evaluates and monitors the sustainability trends, issues and associated risks
• Reviews and reports to the Board regarding our reports on sustainability
• Reviews the status of our environmental health and safety performance and systems
• Oversees our regulatory and environmental, health and safety related compliance matters and product stewardship programs
• Reviews current and emerging environmental, health and safety related trends
• Reviews and monitors key public policy trends, issues, and regulatory matters that may affect our business, strategies, and operations.
The Sustainability Committee is responsible for oversight of our sustainability and other related corporate social responsibility and governance matters. The Board has determined that each member of the Sustainability Committee meets the independence requirements of the Exchange Act and the NYSE Listed Company Manual.
The Sustainability Committee typically meets quarterly in connection with our regularly scheduled Board meetings. In addition, the meetings of the Sustainability Committee typically include an executive session without members of management present. The Sustainability Committee regularly reports to the full Board regarding sustainability-related matters.

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BOARD’S ROLE IN RISK OVERSIGHT
It is management’s responsibility to assess and manage the various risks faced by the Company. It is the Board’s responsibility to oversee management in this effort. The Audit Committee is responsible for administering the Board’s oversight function in this regard, and the Audit Committee establishes a mutual understanding of our Company’s overall appetite for risk and risk philosophy through regular discussions with management. In exercising its oversight, the Audit Committee strives to effectively oversee our Company’s enterprise-wide and financial risk management in a way that balances managing risks with enhancing the long-term value of our Company for the benefit of our stockholders. The Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and establishing our culture towards effective risk management.
The Audit Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our most significant risk exposures. The Audit Committee receives regular presentations from management of our businesses and functions about significant risks that the respective business or function faces, as well as regular and aggregated reports from an interdisciplinary risk management team of experts working within the Company, to assist the Audit Committee in evaluating Huntsman’s risk assessment and risk management policies and practices.
In addition, each of our other committees assesses risks related to such committee’s oversight activities. We believe that the oversight function of the Board and these committees combined with its active dialogue with management about effective risk management provides our Company with the appropriate framework to help ensure effective risk oversight.
OVERSIGHT OF CYBERSECURITY RISKS
We recognize the importance of developing, implementing and maintaining cybersecurity measures to safeguard our information systems, shield our operational technologies in our manufacturing plants and protect the confidentiality, integrity and availability of our data.
Our Board has delegated the focused oversight of cybersecurity risks to the Audit Committee. Our Audit Committee is composed of board members with diverse expertise including, cyber operations, risk management, technology and finance, equipping them to oversee cybersecurity risks effectively. In particular, our Audit Committee receives quarterly updates from our Chief Information Officer on cybersecurity risk reviews including, current cybersecurity landscape and emerging threats; status of ongoing cybersecurity initiatives and strategies; incident reports and learnings from any cybersecurity events; and compliance with regulatory requirements and industry standards.
The Audit Committee regularly reports to our Board on these matters. Additional information relating to our cybersecurity risk management, strategy and governance is contained in the section titled “Cybersecurity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
CORPORATE RESPONSIBILITY
At Huntsman, corporate responsibility is an integral part of our business strategy. The key focus areas of our corporate responsibility program include our people, our health, safety and wellness programs, and our environmental stewardship, including our sustainability and product stewardship efforts.
Our sustainability program is led by our Corporate Sustainability Officer (CSO) and the Huntsman Sustainability Council, which is comprised of senior representatives from all our divisions and key functions. Our CSO reports progress to the Sustainability Committee of the Board, and the Board regularly discusses various environmental, social and governance (ESG) matters.
SUSTAINABILITY REPORTS
Since 2010, we have published our annual Huntsman sustainability report to document our progress and demonstrate our commitment. The report is prepared in accordance with both the GRI standards: Core Option and the Sustainability Accounting Standards Board (SASB) standards. For more information on our commitment to corporate responsibility, please visit www.huntsman.com/Sustainability. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.
TRANSFORMING PLASTIC WASTE INTO ENTERGY-SAVING INSULATION
Huntsman does not produce polyethylene terephthalate (PET) plastic bottles, but we recognize the impact plastic waste has on the environment. Through Huntsman’s proprietary trans-esterification process, we upcycle low-quality PET scrap—that otherwise

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would have been destined for landfills or found its way into our oceans—into highly effective energy-saving polyurethane insulation. Since 2015, Huntsman has used the equivalent of five billion 500ml PET bottles to manufacture 290 million pounds of TEROL® polyester polyols, enough to insulate more than 67,000 homes.
2019 CARBON DISCLOSURE PROJECT
Since 2019, we have participated in the Carbon Disclosure Project (CDP) for climate. Beginning in 2023, we also participated in the CDP water disclosures. While we previously responded to CDP’s Supply Chain questionnaire at the request of customers, 2019 marked Huntsman’s first response to CDP’s comprehensive climate change questionnaire, which has evolved to align with the Task Force on Climate-related Financial Disclosures (TCFD). In 2021, we initiated a review of TCFD disclosure requirements and will continue to make disclosures aligned to TCFD. Huntsman’s CDP response is available at www.huntsman.com/Sustainability. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.
COMMITMENT TO UN’S TEN PRINCIPLES OF THE GLOBAL COMPACT
We continue to support the United Nation’s Ten Principles of the Global Compact (the “Ten Principles”) with respect to human rights, fair labor practices, environment protection and anti-corruption. We have worked to ensure our corporate policies, procedures and guidance documents align with the Ten Principles and have made the Ten Principles a part of our business strategy. Our Sustainability Report identifies relevant Huntsman policies, procedures, systems, and actions that illustrate our progress.
HORIZON 2025 TARGETS
In 2019, we launched our refreshed corporate environmental, health and safety strategy, which we call Horizon 2025. It is aligned with the global Responsible Care® initiative and includes an ambitious set of specific, company-wide targets for Huntsman to achieve by the year 2025. The 2025 targets, each measured by per unit of product, include (1) 5% reduction in net water usage at facilities in water-stressed region, (2) 10% reduction in greenhouse gas emissions, (3) 5% reduction in hazardous waste disposal, (4) 10% reduction in energy consumed, and (5) 5% reduction waste disposal. The strategy drives continuous improvements in sustainability, safety, and risk management in both upstream and downstream operations.
DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS
We believe that there are benefits to having members of the Board attend our annual meetings of stockholders. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at our annual meetings of stockholders should be strongly encouraged, but not required. All our directors attended the 2023 annual meeting.
DIRECTOR QUALIFICATION STANDARDS AND DIVERSITY
The minimum qualifications and specific qualities and skills required for directors are set forth in Criteria for Selecting New Directors and Section 1 of our Corporate Governance Guidelines. The Corporate Governance Guidelines require that a majority of directors on the Board meet the criteria for independence required by the NYSE and that each director functions consistent with the highest level of professional ethics and integrity. Each director is expected to devote sufficient time and effort to learn the business of our Company and the Board, to use his or her own unique skills and experiences in providing independent oversight to our business, to participate in a constructive and collegial manner, to exhibit a high level of commitment to our Company, and to exhibit independent thought and judgment.
When evaluating director nominees, our Criteria for Selecting New Directors require that the Governance Committee consider each candidate’s background and lived experience (including his or her race, gender, ethnicity, identity or orientation), ability, judgment, skill, expertise and experience, and whether the candidate will enhance or contribute to the diversity of background, knowledge, expertise and experience of current Board members. The Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, accounting, strategic planning, legal, government relations and relevant industries, especially the chemical industry.
These considerations ensure that the Board, as a whole, possesses and manifests the appropriate mix of characteristics, skills and experiences for optimal functioning as an oversight body for our Company and management. As part of its periodic self-assessment process, the Governance Committee annually reviews and evaluates its performance, including the overall composition of the Board and the criteria that it uses for selecting nominees.

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DIRECTOR NOMINATION PROCESS
The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee may use third party search consultants to identify director candidates. The Governance Committee also welcomes stockholder recommendations for candidates for the Board. The Governance Committee uses the same process to screen all potential candidates, regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and possesses specific qualities and skills deemed appropriate for directors, and whether requesting additional information or an interview is appropriate.
A stockholder seeking to nominate a director candidate at an annual meeting must comply with the requirements set forth in our Bylaws. For additional information, please see the “Stockholder Proposals and Director Nominations for the 2025 Annual Meeting” section of this Proxy Statement.
Our Bylaws also allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy statement in accordance with the “proxy access” provisions of our Bylaws, which are contained in Section 2.14. The “proxy access” provisions allow a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), who own (as defined in our Bylaws) three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy statement director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws (including similar information requirements to those set forth in Section 2.8 of our Bylaws).
The foregoing descriptions of our Bylaws are qualified in their entirety by reference to the full text of the Bylaws. Our Bylaws are available on our website at www.huntsman.com in the “Investor Relations” section. We will also furnish copies of our Bylaws free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. For additional information about stockholder nominations, including nominations for the 2025 Annual Meeting, see “Stockholder Proposals and Director Nominations for the 2025 Annual Meeting.”
STOCKHOLDER COMMUNICATIONS POLICY
Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, the independent directors or the Lead Independent Director by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or by sending an e-mail specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, as appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted Corporate Governance Guidelines and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.huntsman.com. We will also furnish copies of the guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.
Among other matters, the guidelines provide for the following:
•
membership on the Board is made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE;

•
each regularly scheduled Board meeting includes an executive session of the non-management directors;

•
the independent directors will meet in executive session at least once annually;

•
the Board and its committees each conduct an annual self-evaluation;

•
non-management directors are not permitted to serve as a director for more than three other public companies;

•
our Chief Executive Officer is not permitted to serve as a director for more than two other public companies;

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•
directors are expected to attend all meetings of the Board and of the committees of which they are members;

•
directors not also serving as executive officers are required to offer their resignation effective at the next annual meeting of stockholders upon reaching their 75th birthday;

•
directors are required to offer their resignation upon a change in their principal occupation;

•
directors should function consistent with the highest level of professional ethics and integrity; and

•
to effectively discharge their oversight duties, directors have full and free access to our officers and employees.

FINANCIAL CODE OF ETHICS AND BUSINESS CONDUCT GUIDELINES
The Board has adopted a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller. Among other matters, this code is designed to promote:
•
honest and ethical conduct;

•
avoidance of conflicts of interest;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•
compliance with applicable governmental laws and regulations and stock exchange rules;

•
prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•
accountability for adherence to the code.

In addition, the Board has adopted an integrated set of Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines when addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. We intend to disclose any amendments to, or waivers from, either the Financial Code of Ethics or the Business Conduct Guidelines on our website.

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PART 4
COMPENSATION DISCUSSION AND ANALYSIS

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our 2024 Annual Meeting, our stockholders will again have the opportunity to cast an advisory say-on-pay vote on the compensation paid to our NEOs. We ask that you vote to approve executive officer compensation. Please see “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation.” In accordance with the preference expressed by our stockholders at the 2023 annual meeting, we will continue to hold these advisory votes on executive compensation annually.

This Compensation Discussion and Analysis, or CD&A, provides information regarding how we paid the following named executive officers, or our NEOs, for 2023:
Name	Title
Peter R. Huntsman	Chairman of the Board, President and Chief Executive Officer, also referred to as our “CEO”

Philip M. Lister	Executive Vice President and Chief Financial Officer

Anthony P. Hankins	Division President, Polyurethanes and CEO—Asia Pacific

David M. Stryker	Executive Vice President, General Counsel and Secretary

R. Wade Rogers	Senior Vice President, Global Human Resources and Chief Compliance Officer

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EXECUTIVE SUMMARY
The Compensation Committee believes that the design of our executive compensation program achieves its primary objective of aligning the financial interests of our NEOs with the creation of long-term stockholder value, as reflected by the pay outcomes in 2023.
The remainder of this CD&A provides additional information about the performance-based design of our executive compensation program, and how the Compensation Committee makes decisions to achieve our program objectives.
COMPENSATION PROGRAM HIGHLIGHTS
COMPANY PERFORMANCE HIGHLIGHTS	COMPENSATION STRUCTURE AND DECISIONS

2023 was a challenging year for our Company due to weak global markets and continued chemical industry destocking. Within this environment, we delivered a solid performance on key financial, strategic, and ESG initiatives. Points of emphasis include:
•
Financial:   Delivered $472 million of adjusted EBITDA and $21 million in free cash; realized $297 million in cost improvement through our Optimization Program; maintained investment grade credit ratings with Moody’s, S&P and Fitch; and returned approximately $520 million to stockholders through dividends and share repurchases

•
Total Shareholder Return:   Achieved a cumulative TSR of 8.7% for the three-year period ended December 31, 2023, which ranked at the 50th percentile among our 2021 Performance Peers(1); completed $350 million in share repurchases, building on the approximately $1.8 billion of share repurchases we completed between 2018 and 2022; and increased the dividend by 12%

•
Strategic:   Completed the sale of our Textile Effects Division consistent with our focus on portfolio enhancement; expanded our global business services centers (GBS) in Latin America and Eastern Europe

•
ESG:   Published our 12th annual sustainability report showcasing disclosures in line with TCFD, CDP, SASB and GRI reporting standards; improved our Sustainalytics, MCSI and CDP ratings year-over-year; greenhouse gases and water usage validated by a third party-limited assurance; and outperformed both personal and process safety goals

The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of long-term stockholder value. Key features of the program include:
•
Annual and long-term incentive plans designed to align executives’ pay with Company and share price performance

•
Robust compensation benchmarking against a peer group

•
Comprehensive policies and practices intended to create a sound compensation governance process and support well-informed decision-making

During 2023, the Compensation Committee focused on responding appropriately to the challenging global economic environment consistent with our pay-for-performance philosophy. Key decisions included:
•
Comprehensive assessment and realignment of our CEO’s target compensation mix to have more pay at risk and better aligned with peer group practices. For our CEO, this resulted in the following actions:

•
Reducing his base salary by 23.5% from prior year

•
Increasing the target value of his long-term stock incentives by 19%

•
Increasing his cash performance award maximum potential from 2.0 to 2.5 times target

•
Exercise of Committee discretion to reduce our executive officers’ annual cash performance awards in 2023:

•
The Company did not attain the threshold goals for EBITDA and free cash flow but exceeded its target on the Optimization Program. In response, the Committee exercised its discretion to reduce the payout of the 2023 annual cash performance awards to our executive officers by half the amount that would have been payable under the preset goals and capped any such award at $250,000.

•
With these actions, the Committee reduced our CEO’s cash award to 14% of his target and our other NEOs’ awards were reduced to between 29% and 42% of their respective targets.

(1)
For additional discussion of our three-year cumulative TSR achievement and our 2021 Performance Peers, see “Executive Compensation Decisions—Long-Term Equity Compensation—Payout of 2021 Performance Share Unit Awards.”

Our Response to Stockholder Feedback
We engage in a continuous dialogue with our stockholders and have made numerous changes over the years in response to stockholder feedback.
At our 2023 annual meeting, the say-on-pay proposal received the support of approximately 97% of the stockholders casting their votes. This demonstrates our stockholders’ overall support of our compensation programs. Both looking forward and back, the Compensation Committee carefully considers the say-on-pay results and the stockholder feedback we received in determining executive compensation.

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In response to stockholder feedback, the Compensation Committee has consistently implemented improvements that further align incentive payouts with the creation of stockholder value. Specifically, the weighting of performance share units has doubled from 30% of equity-based incentives in 2019 to 60% in 2023.
Also at our 2023 annual meeting, stockholders were asked to vote on the frequency of say-on-pay. In line with stockholder preference, the Board has approved the continuation of annual say-on-pay until the next say-on-pay frequency vote in 2029.
VAST MAJORITY OF 2023 NEO PAY REMAINS AT RISK(1)
Our executive compensation program is designed to ensure that a significant portion of each officer’s total target direct compensation is performance-based. As the charts below illustrate, for 2023, 90% of the CEO’s total target direct compensation was at risk of being tied to annual performance against preset goals and/or the performance of our stock. Comparably, 74% of total target direct compensation of our other NEOs in 2023, on average, was at risk.(2)
(1)
NEO pay refers to “total target direct compensation” which consists of (i) annual base salary, (ii) the target annual cash performance award opportunity for 2022, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in 2023. The amounts actually realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2023 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

(2)
We consider compensation to be “at risk” if it is subject to performance-based payment vesting conditions or if its value depends on actual stock price appreciation or returns relative to peers.

REALIZABLE PAY ANALYSIS
Analyses of realizable pay provides the Compensation Committee with a tool to validate the alignment of our NEOs’ compensation with the creation of stockholder value. Realizable pay reflects the earned value of annual cash performance awards and, and the tangible incentive value of equity awards based on changes in market value. When determining the annual equity grants to our NEOs in February of each year, the Compensation Committee believes it is important to take into account not only the grant date values reported in our Summary Compensation Table, but also to consider the effect of the year-end value of our stock on those awards over time. This analysis is intended a supplement to the “Pay versus Performance” section beginning on page 69 of the proxy statement.
The chart below reflects our CEO’s total target direct compensation and realizable pay(1) for 2021, 2022, and 2023. In each of the past three years, there has been a strong positive correlation between the realizable value of our CEO’s compensation and our cumulative TSR.(2)

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(1)
Realizable pay for each year is defined as the sum of: (1) base salary, (2) annual cash performance award payout, and (3) the value of equity incentive awards granted in that year (i.e., performance share units, restricted stock and the “in the money” value of stock options) calculated using our stock price, in all cases, as of December 29, 2023 (the last trading day of fiscal year 2023).

(2)
Cumulative TSR measured using the closing stock price at the beginning and end of the performance period and slightly differs from cumulative TSR we use to determine RSU payouts since such calculation is measured using a 20-trading day stock price average at the beginning and end of the performance period to smooth out volatility.

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OBJECTIVES OF HUNTSMAN’S EXECUTIVE COMPENSATION PROGRAM FOR 2023
The primary objective of our executive compensation program is to align the financial interests of our NEOs with the creation of sustainable stockholder value. In support of this objective, our executive compensation program is designed to: (i) align pay with performance; (ii) align our NEOs’ interests with those of our long-term stockholders; (iii) attract, motivate and retain executives critical to our long-term success by providing a competitive compensation structure; (iv) encourage long-term focus; and (v) discourage excessive risk-taking. The chart below indicates the key features of our executive compensation program and how they align with our objectives.
Compensation Feature	Align Pay With Performance	Align NEOs’ and Stockholders’ Interests	Support a Competitive Compensation Structure	Encourage Long-Term Focus	Discourage Excessive Risk-Taking
Salary
Annual Cash Performance Award
Performance Share Units
Restricted Stock Award
Perquisites, Health & Retirement Benefits and Severance Arrangements
Compensation-related policies:
• Clawback Policy
• Stock Ownership Guidelines
• Insider Trading Policy

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ELEMENTS OF HUNTSMAN’S EXECUTIVE COMPENSATION PROGRAM FOR 2023
Additional information about our executive compensation program is provided below, along with a discussion of how various compensation elements align with our compensation objectives.
TOTAL DIRECT COMPENSATION
We provide our executive officers with a mix of pay that reflects our belief that executive compensation should be tied to an appropriate balance of both short- and long-term performance. The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and the Company’s objectives, as well as to preserve the flexibility to respond to the continually changing global environment in which we operate.
While the Compensation Committee reviews the competitiveness of each NEO’s total direct compensation, it does not target specific percentiles among peer companies when setting compensation levels. Rather, the Compensation Committee considers peer group data among several other factors in setting pay levels. Other factors include each executive’s individual performance, level of responsibility, knowledge, tenure, and experience, as well as internal pay equity among executives with similar experience and job responsibilities.
Generally, as employees move to higher levels of responsibility with greater ability to influence financial results, the percentage of performance-based pay increases.
Total target direct compensation received by our NEOs in 2023 was comprised of the following elements.
Compensation Element		Description and Purpose of the Element
Annual Cash Compensation	Base Salary	Reflective of the NEO’s responsibilities, tenure, job performance, special circumstances (such as overseas assignments) and the market for the NEO’s services.
Annual Cash Performance Award
Cash performance awards are earned based on Company performance measured over our fiscal year against preset goals and strategic initiatives. For 2023, 100% of our annual cash performance awards were linked to the achievement of preset adjusted EBITDA, Optimization Program and free cash flow targets, subject to reduction if our EH&S performance measures are not met.

Long-Term Equity-Based Compensation	Performance Share Units
Performance share unit awards are earned based on Company performance measured over three fiscal years against preset goals related to relative TSR. For 2023, performance share unit awards represented 60% of equity-based compensation for each of our NEOs.

Restricted Stock
Restricted stock awards are ratably earned over a three-year service period, with the realizable value tied to the value of our common stock at the time of vesting. Three-year ratable vesting provides both retentive value as well as a long-term focus.
For 2023, restricted stock awards represented 40% of equity-based compensation for each of our NEOs.

A detailed discussion of 2023 total target direct compensation awarded to our NEOs and graphical illustrations of the proportionate amount of performance-based compensation, is set forth below in “—2023 Executive Compensation Decisions.”

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OTHER ELEMENTS OF COMPENSATION
In addition to the elements of total target direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate, and retain executives critical to our long-term success and to provide a competitive compensation structure overall.
Element	Description and Purpose of the Element
Health and Welfare Benefits
We provide our NEOs with health and welfare benefits on the same basis as all employees. These benefits are comparable to those provided to employees and executives at other companies in the chemical industry and the general market.

Retirement and Savings Plans	We provide our NEOs with retirement and savings plan benefits that are comparable to those provided to employees and executives at other companies in the chemical industry and the general market.(1)
Perquisites	We provide our NEOs with limited perquisites that help enable the execution of their duties and are comparable to those provided at other companies in the chemical industry and the general market.(2)
Severance Arrangements/Change in Control Benefits
Our NEOs other than Mr. Huntsman are entitled to payments and benefits upon certain severance events through the Huntsman Executive Severance Plan (the “Executive Severance Plan”).(3) Mr. Huntsman has a separate severance arrangement.
These arrangements are designed to provide protection to our executive officers who are primarily tasked with the management of our overall operations and business strategy and are necessary to attract and retain executive talent for our business. We believe these arrangements are consistent with competitive market practices.(4)

(1)
For an explanation of the major features of our retirement and savings plans, see “Executive Compensation—Pension Benefits in 2023” and “—Nonqualified Deferred Compensation in 2023.”

(2)
For a description of these perquisites and the amounts paid to our NEOs in 2023, see “Executive Compensation—2023 Summary Compensation Table” and “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(3)
Mr. Hankins is eligible for the greater of the severance benefits payable to him under either the Executive Severance Plan or the U.K. business severance plan. Based on his entitlements under these plans, Mr. Hankins would receive payouts under the Executive Severance Plan.

(4)
For a description of these arrangements, see “Executive Compensation—Potential Payments upon Termination or Change-in-Control.”

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2023 EXECUTIVE COMPENSATION DECISIONS
Our executive compensation program is designed such that a significant portion of each officer’s total target direct compensation is performance-based. The Compensation Committee’s decisions regarding the mix of pay reflects the Committee’s and the Board’s compensation philosophy, market reference data provided by Meridian, and each officer’s role in achieving our strategic objectives.
2023 BASE SALARY CHANGES
The Compensation Committee reviews the base salaries of our NEOs annually to determine whether adjustments are necessary or appropriate. The Compensation Committee determined that Messrs. Hankins and Rogers each receive a modest increase to their base salary rate consistent with the average salary adjustments provided to our employee population generally. Messrs. Lister and Stryker each received a higher-than-average increase to improve alignment of their respective base salaries with competitive levels relative to comparable executive positions at our Proxy Peers (as defined below) and the chemical and general industry companies. With respect to our CEO, the Compensation Committee, with the assistance of Meridian, undertook a comprehensive assessment of Mr. Huntsman’s individual compensation components. Following this assessment, the Committee elected to reduce our CEO’s base salary by 23.5% and increase his long-term stock compensation by 19%. The reallocation of these compensation components places more of his total compensation at risk and better aligns his target compensation relative to the peer group.
Executive Officer	2022(1)	2023(1)	% Increase
Peter R. Huntsman	$1,700,000	$1,300,000	(23.5)%

Philip M. Lister	$600,000	$650,000	8.3%

Anthony P. Hankins	$1,035,564	$1,072,900	3.6%

David M. Stryker	$610,902	$655,000	7.2%

R. Wade Rogers	$517,782	$536,500	3.6%

(1)
Changes in base salary rate are effective as of April 1 of the applicable year.

2023 ANNUAL CASH PERFORMANCE AWARD
Our annual cash performance awards are designed to reward our NEOs for achievement of annual performance goals set by the Compensation Committee.
2023 Award Pool.   Each year, the Compensation Committee establishes an award pool, which provides a mechanism to fund the annual cash performance awards. Under the formula used to establish the award pool, the maximum amount that could be paid to our executive officers covered by the award pool (including our NEOs) was 2% of adjusted EBITDA. Individual award amounts were limited to an allocated portion of the award pool for each covered officer. The Compensation Committee retains discretion to make awards to our executive officers that are less than their individual allocation. Actual awards paid to our NEOs under the 2023 award pool were based on the achievement of financial and strategic performance objectives discussed below.
2023 Performance Measures and Goals.   The determination of the NEO’s individual annual incentive awards is based on actual performance relative to specific financial and strategic performance measures, subject to the award pool limitation described above. The performance measures are selected because of their importance to our operations and contribution to the creation of stockholder value.

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The following table provides additional detail regarding the performance measures selected for the 2023 annual cash performance awards.
Performance Measure	What It Is	Why We Believe It Is Important
Adjusted EBITDA	An indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization	Significant measure by which our stockholders measure our financial performance, thus aligning the interests of management with those of our long-term stockholders
Free cash flow	Operating cash from continuing operations less capital expenditures from continuing operations
Important measure of the financial performance of our Company with a significant impact on our strategic planning, liquidity and the ability to reduce our leverage through cash repayments on outstanding debt

Optimization Program	A measure aimed at increasing operational efficiency across the enterprise and reducing annual run rates for divisional and functional operating costs
Near-term measure focusing management on specific value creation initiatives such as M&A, site consolidation and/or closures, divisional rightsizing, implementing regional GBS centers, strategic vendor management, commercial excellence programs and supply chain optimization.

Environmental, Health & Safety (EH&S) performance	Measures achievement of environmental performance and injury reduction objectives	Critical measure encouraging management to focus on associates, community and environment ensuring the long-term health of our Company
The Compensation Committee established threshold, target, and maximum performance goals for each of the following equally weighted financial performance measures relevant to our NEOs (dollars in millions):
Performance Measure	Threshold	Target	Maximum
Adjusted EBITDA	$694	$925 – 950	$1,110

Free cash flow	$278	$370	$444

Optimization Program	$200	$240	$280
Targets are set at aggressive levels that require significant effort to achieve. For each performance measure, achievement below the threshold goal results in no payout, payout for achievement at the target goal results in a payout of 100% of target, and achievement the maximum goal results in a payout of 250% of target. For 2023, the Compensation Committee increased the maximum potential payout from 200% to 250% while realigning the CEO’s compensation plan and to provide for more significant stretch targets. Payouts for achievement between goal levels are calculated using linear interpolation. The annual cash performance award program is subject to Compensation Committee and board oversight and discretion to adjust awards on an individual or collective basis.
2023 Annual Cash Performance Award Design.   The Compensation Committee establishes target annual cash performance award amounts for the NEOs set as a percentage of their base salaries. The following table summarizes the target and maximum annual cash performance award amounts for each of the performance measures, which were equally weighted for each of our NEOs for 2023.

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Executive Officer	Target % of Base Salary	Maximum % of Base Salary
Peter R. Huntsman	140%	350%

Philip M. Lister	80%	200%

Anthony P. Hankins	80%	200%

David M. Stryker	80%	200%

R. Wade Rogers	70%	175%
The target and maximum cash performance award amounts for the NEOs were set to generally align with competitive levels relative to comparable executive positions at our Proxy Peers (as defined below) and other chemical and general industrial companies. The CEO’s maximum potential cash performance award was increased relative to the other NEOs in connection with the realignment of his total target compensation to make more compensation at risk. Potential payouts of individual annual cash performance awards depend upon both Company performance and individual contributions to our success, with the target and maximum award amounts serving as guidelines for ultimate payouts. The awards may be modified based on EH&S performance as discussed below.
2023 Financial Performance.   For 2023, target performance goals, actual performance, performance as a percentage of targets, performance score and earned outcomes as a percentage of target bonus were as follows (all dollar amounts are in millions):
Performance Criteria (equal weighting for each metric)	2023 Target Performance	2023 Actual Performance	% of Target	Performance Score
Adjusted EBITDA	$925 – 950	$472	51%	0%

Free cash flow	$370	$21	5.7%	0%

Optimization Program	$240	$297	124%	250%

Overall Performance Score (% of Target Award Earned)				83%
2023 EH&S Performance.   For each of our NEOs, our EH&S performance was measured against preset goals including: (a) ASTM 2920 Level 1 injury rate; and (b) process severity index, each of which is a performance measure of our EH&S improvement objectives. A shortfall in achieving our EH&S performance targets results in a reduction of 10% reduction in payout (5% for ASTM and 5% for Process Safety). Based on actual performance relative to the goals, no adjustment was made to the payout levels. The EH&S performance targets and actual performance in 2023 were as follows:
Performance Criteria	2023 Performance Target	2023 Performance	% Better than Target
ASTM 2920 Level 1 injury rate	0.17	0.13	24%

Process severity index	0.17	0.1668	2%
2023 Annual Cash Performance Awards.   Each NEO’s 2023 annual cash performance award was determined in accordance with the following formula:
The overall performance score reflects the weighted average results of our performance relative to the goals set for each performance measure, as described above. The CEO presents the Compensation Committee with recommendations for the annual cash performance awards for each of the other executive officers, including the other NEOs. The Compensation Committee reviews the CEO’s recommendations, as well as the CEO’s performance, and makes such adjustments as it deems appropriate in its determination of the award payouts.
Based on our performance results discussed above, the cash performance award was calculated according to the formulaic achievement for each separate performance measure. Notwithstanding the superior achievement of our Optimization Program and the EH&S performance metrics, the Compensation Committee exercised negative discretion based on our EBITDA and free cash flow performance and reduced the earned amount for each individual NEO by 50% while also imposing an individual cap of $250,000.

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As a result, our CEO received a cash performance award at 14% of his target award amount and the other NEOs received cash awards ranging from 29% to 42% of their targeted award amount.
Executive Officer	Target Award Amounts	Achieved Level of Cash Performance Award	Discretionary Reduction Amount	Approved Level of Cash Performance Award
Peter R. Huntsman	$1,820,000	$1,516,515	$(1,266,515)	$250,000

Philip M. Lister	$520,000	$433,290	$(216,645)	$216,645

Anthony P. Hankins	$858,320	$715,195	$(465,195)	$250,000

David M. Stryker	$524,000	$436,623	$(218,312)	$218,312

R. Wade Rogers	$375,550	$312,927	$(156,464)	$156,464
LONG-TERM EQUITY COMPENSATION
For 2023, the Compensation Committee approved the grant of 1) performance share units that would vest based on Huntsman’s relative TSR performance; and 2) time-based restricted stock. The Compensation Committee believes relative TSR is an appropriate long-term performance metric for the performance share units because it promotes stockholder alignment and is a prevalent metric used by our peer companies. To further align performance share outcomes with the creation of stockholder value, if absolute TSR is negative, the number of performance share units that vest at the end of the performance period is capped at the target number of performance share units,
Equity Award Mix.   For 2023, the Compensation Committee approved an award mix of performance share units (60% value) and restricted stock (40% value). The Committee believes the emphasis on three-year relative TSR performance aligns our NEOs’ interests with our stockholders.
The Compensation Committee targeted long-term equity compensation awards for the NEOs at levels intended to competitively position the total target direct compensation of the executive officers and to reflect the individual roles and contributions of our NEOs. As a part of the comprehensive assessment of the CEO’s compensation and taking into account the Committee’s desire for an increased emphasis on performance-based compensation, the Compensation Committee increased the value of Mr. Huntsman’s long-term incentives by 19% from the prior year. The target award amounts were converted to a number of shares based on the stock price on the date of the respective award grants. The 2023 long-term equity incentive awards approved for the NEOs were as follows:
Executive Officer	Target Performance Share Units(1)(2)	Restricted Stock	Total Target Award Value
Peter R. Huntsman	192,156	128,104	$9,880,000

Philip M. Lister	29,173	19,449	$1,500,000

Anthony P. Hankins	38,898	25,932	$2,000,000

David M. Stryker	27,229	18,152	$1,400,000

R. Wade Rogers	20,480	13,653	$1,053,000
Performance-Based Awards Granted in 2023.   The relative TSR performance share units granted in 2023 will vest or lapse on December 31, 2025, depending on the achievement of relative TSR performance during the performance period from January 1, 2023 to December 31, 2025, subject to the executive’s continued service. To ensure better alignment of payouts with stockholder value created, in cases where absolute TSR is negative at the end of the performance period, any payout would be capped at the target number of performance share units even if relative TSR performance would have resulted in a payout above target. The performance share unit awards are settled in stock upon vesting and any dividends paid with respect to the underlying shares are accumulated and paid when and to the extent the award vests and is earned, either in cash or additional shares at the Compensation Committee’s election.
The Company peer group used to determine relative TSR performance (the “2023 Performance Peers”) represents industry-specific public companies. Although there is some overlap between the two groups, the 2023 Performance Peers as further described below differ from our Proxy Peers in that our 2023 Performance Peers are companies whose valuations are influenced by similar financial and economic factors and we compete against these companies for market share and investor capital.
The 2023 Performance Peers, which we developed with guidance from Meridian, were as follows:

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• Ashland Global Holdings Inc.	• Covestro AG	• H.B. Fuller Company
• BASF Corp.	• Dow Inc.	• Lanxess AG
• Celanese Corporation	• Eastman Chemical Company	• Trinseo S.A.
• Clariant AG	• Evonik Industries AG	• Westlake Chemical
For each 2023 Performance Peer, TSR is measured using a 20-trading day stock price average at the beginning and end of the performance period to smooth out volatility. Determination of payouts, if any, will be made based on our TSR percentile performance relative to the 2023 Performance Peers at the end of the performance period. The maximum number of performance share units that may be earned is 250% of the target number of shares granted if our TSR performance ranks in the 90th percentile of the 2023 Performance Peers. If our TSR performance ranks below the 25th percentile of the 2023 Performance Peers, then no performance share units vest. Median performance at 50th percentile results in payout at target.
Additional details regarding these 2023 grants are provided under “Executive Compensation—Grants of Plan-Based Awards in 2023” below.
Time-Based Awards Granted in 2023.   The restricted stock granted in 2023 are subject to a three-year ratable annual vesting schedule that requires service for a continuous three-year period to become fully vested.
Payout of 2021 Performance Share Unit Awards.   Payouts for the 2021-2023 performance share unit cycle were based on our relative TSR results for the three-year period ended December 31, 2023. Payouts could range from 0% to 200% of target based on the Company’s TSR ranking relative to the nine companies in the performance peer group established upon the grant date in 2021. The “2021 Performance Peers” were as follows:
• Ashland Inc.	• Dow Inc.	• Lanxess AG
• Celanese Corporation	• Eastman Chemical Company	• Trinseo S.A.
• Clariant AG	• Evonik Industries AG
• Covestro AG	• H.B. Fuller Company
Based on the award parameters, the Company’s TSR of 8.7% for the three-year period ended December 31, 2023 ranked sixth (in the 50th percentile) among the 2021 Performance Peers, resulting in a final payout of 100.0% of the target number of performance share units awarded. Based on the result, the Compensation Committee approved the payout of the following number of shares:
Executive Officer	Target Award Amount	Number of Shares Earned
Peter R. Huntsman	139,958	139,958

Philip M. Lister	11,479	11,479

Anthony P. Hankins	34,990	34,990

David M. Stryker	23,950	23,950

R. Wade Rogers	18,422	18,422
2022 Free Cash Flow Performance Share Unit Awards.   In 2022, the Compensation Committee granted two-year performance share units measured against cumulative corporate free cash flow for the years 2022 and 2023. These awards comprised 50% of the performance share units granted in 2022 and the performance period ended on December 31, 2023. The Compensation Committee reviewed the results and determined that the cumulative free cash flow for the performance period of 2022 and 2023 fell short of the threshold and, therefore, the free cash flow units were forfeited.

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HOW WE DETERMINE EXECUTIVE COMPENSATION
As directed by the Compensation Committee, our CEO and our Senior Vice President and head of Global Human Resources coordinates the annual review of the executive compensation program. This review includes an evaluation of our performance, corporate goals and objectives relevant to compensation, and compensation payable under various circumstances, including upon retirement or a change of control. In making its decisions regarding each NEO’s compensation, the Compensation Committee considers the nature and scope of all elements of an executive’s total compensation package, the executive’s responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals. This review includes an evaluation of each NEO’s historical pay and career development, individual and corporate performance, and competitive practices and trends.

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ROLES OF THE COMPENSATION COMMITTEE, EXECUTIVE MANAGEMENT AND THE COMPENSATION CONSULTANT
The Compensation Committee, the Committee’s independent compensation consultant, Meridian, and executive management each play a key role in the Compensation Committee’s annual review, evaluation and approval of our executive compensation programs.
Compensation Committee
•
Articulates our compensation philosophy, establishes our executive compensation program, and implements policies and plans covering our executive officers.

•
Reviews, evaluates, and approves the compensation structure and level for all our executive officers.

•
Reviews each element of compensation annually for our CEO and makes recommendations for approval to the independent members of the Board (including those members who serve on the Compensation Committee).

•
Evaluates each executive officer’s performance, including through reports from other members of executive management other than with respect to our CEO and may apply discretion in determining individual compensation decisions.

Executive Management
•
Our CEO articulates our strategic direction and works with the Compensation Committee to identify and set appropriate targets for executive officers (other than himself).

•
Our CEO is assisted by our Senior Vice President and head of Global Human Resources who provides advice on the design and development of our compensation programs, the interpretation of compensation data and the effects of adjustments, and modifications to our compensation programs.

•
Our CEO and the Senior Vice President and head of Global Human Resources make recommendations to the Compensation Committee regarding each element of compensation for each of our NEOs (other than the CEO).

•
Our CEO also provides the Compensation Committee with his evaluation with respect to each NEO’s performance (other than his own performance) during the prior year.

•
Our finance and legal departments also assist our CEO and the Senior Vice President and Global Human Resources by advising on legal and financial considerations relevant to these programs.

Compensation Consultant (Meridian)
•
Advises the Compensation Committee in its oversight role, supports the Compensation Committee’s interaction with executive management in the executive compensation design process, and provides independent compensation data and analysis to facilitate the annual review of our compensation programs.

•
At the direction of the Compensation Committee, evaluates levels of executive officer and director compensation as compared to general market compensation data and peer data as discussed below.

•
Evaluates proposed compensation programs or changes to existing programs, provides information on current executive compensation trends, and updates the Compensation Committee on applicable legislative, technical and governance matters.

CONSIDERATION OF PEER COMPENSATION
To assist in its determination of the 2023 target total direct compensation levels for our executive officers, the Compensation Committee directed Meridian to undertake a compensation benchmarking review for each element of compensation, as well as information regarding incentive plan designs and pay practices for executives in similar positions among a selected peer group of companies (the “Proxy Peers”). Information in the compensation peer review served as a reference in the Compensation Committee’s

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overall assessment of the competitiveness of our executive compensation program. Criteria used to select the Proxy Peers include financial measures (i.e., revenue, market capitalization and/or net income) and the industry segment in which we operate.
As a result of a comprehensive review in mid-2022, the Compensation Committee approved the addition of six companies to the Proxy Peers. The changes were made to position Huntsman near the median in terms of size (as measured by revenues), better align with certain external perspectives, and offer a more robust data set for conducting competitive benchmarking. For the compensation benchmarking review that informed the 2023 compensation decisions the Compensation Committee determined that no changes were required to the Proxy Peer group, which consisted of the following 20 companies:
• Air Products & Chemicals Inc.	• Ecolab Inc.	• Scotts Miracle-Gro Company
• Avery Dennison Corporation	• FMC Corporation	• Sealed Air Corporation
• Avient Corporation	• LyondellBasell Industries N.V.	• The Chemours Company
• Axalta Coating Systems Ltd.	• Olin Corporation	• The Mosaic Company
• Celanese Corporation	• PPG Industries Inc.	• The Sherwin-Williams Company
• CF Industries Holdings, Inc.	• Packaging Corporation of America	• Westlake Chemical Corporation
• Eastman Chemical Company	• RPM International Inc.
As a supplement to competitive market data from the Proxy Peers, and to assess data for positions in which pay information is not publicly disclosed, the Compensation Committee also considered competitive market data across a broader group of chemical and general industrial companies. These data points were provided by the Equilar Executive Compensation Survey and were included in the compensation peer review. The Compensation Committee considers competitive ranges among our Proxy Peers and the broader industry groups and does not use the data to target specific percentiles within these groups.
The Compensation Committee believes the combination of these perspectives and points of reference offers an appropriate basis for assessing the competitiveness of the compensation for our NEOs.
INDEPENDENCE OF COMPENSATION ADVISER
Since 2011, the Compensation Committee has retained Meridian as its compensation consultant. Meridian is an independent compensation consulting firm and does not provide any services to us outside of matters pertaining to executive officer and director compensation and related governance matters. Meridian reports directly to the Compensation Committee, which is solely responsible for determining the scope of services performed by Meridian and the directions given to Meridian regarding the performance of such services. Meridian attends Compensation Committee meetings as requested by the Compensation Committee.
The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2023 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Compensation Committee considered Meridian’s written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

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COMPENSATION POLICIES AND PRACTICES
STOCK OWNERSHIP GUIDELINES
The Board has adopted Director and Executive Stock Ownership Guidelines (the “Guidelines”) to more closely align the interests of our directors and executives with those of our long-term stockholders through all industry cycles and market conditions. The Guidelines require directors and executive officers to achieve and maintain ownership of our stock equal to six times base salary for the CEO, three times base salary for all other executive officers and three times the annual cash retainer for directors. The stock ownership requirement is based on the participant’s base salary or annual retainer (as applicable) and the closing stock price on July 15 of each calendar year.
During any year in which a director or executive does not meet the applicable ownership target, the director or executive is required to retain at least 50% of net shares delivered through the Company’s stock incentive plans (“net shares” means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options). Shares acquired by a participant prior to becoming subject to the Guidelines are not subject to the retention restriction. There are exceptions to the retention requirement for estate planning, gifts to charity, education and a participant’s primary residence. In addition, hardship exemptions may be made in rare instances. A copy of the Guidelines is available on our website at www.huntsman.com.
As of July 15, 2023, all of our directors and NEOs have either met these guidelines or are progressing toward meeting the guidelines within a reasonable period of time. The following table provides the minimum stock ownership level for each NEO, and the percentage of the ownership guideline achieved by the executive officer as of July 15, 2023:
Executive Officer	Ownership	Share Ownership Target	% of Guideline Achieved
Peter R. Huntsman	6x	279,000	>100%

Philip M. Lister	3x	69,700	76%

Anthony P. Hankins	3x	115,100	>100%

David M. Stryker	3x	70,300	>100%

R. Wade Rogers	3x	57,600	>100%
CLAWBACK POLICY
In 2023, we adopted the Huntsman Corporation Clawback Policy, effective as of October 26, 2023 (the “Clawback Policy”), for compliance with the NYSE listing standards and Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”). The Clawback Policy applies to current or former Section 16 officers and only in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws; misconduct on the part of the executive is not required. Under the Clawback Policy, we are required to recover incentive-based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received within the three fiscal years preceding the date restatement is determined to be required, subject to certain limited exceptions.
POLICIES ON HEDGING AND PLEDGING
We do not generally prohibit all transactions designed to hedge or offset decreases in the market value of our equity securities. However, our Insider Trading Policy includes certain trading restrictions, which prohibit employees (including our officers), directors and related persons from engaging in short-term speculative transactions in our securities. Such persons may not execute short sales or transactions in options (such as puts and calls) or any other derivative securities on a securities exchange, in any other organized market or in a private transaction. As of the date of this Proxy Statement, none of our directors or executive officers has engaged in any hedging transactions.
While we do not prohibit pledging shares, persons subject to our Insider Trading Policy are required to exercise caution when holding securities in a margin account where such securities could be pledged as collateral.
COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their respective business divisions or functions and in carrying out their employment responsibilities. Specifically:

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•
a substantial portion of our executive officers’ compensation is performance-based, consistent with our approach to executive compensation;

•
our annual cash performance award program is designed to reward annual financial and/or strategic performance in areas considered critical to our short- and long-term success and features a cap on the maximum amount that can be earned in any single year;

•
we measure performance in many areas other than Company profit, such as environmental, health and safety goals, cost saving initiatives and corporate compliance, to determine an executive’s annual cash performance award;

•
our long-term equity incentive awards are intended to be aligned with long-term stockholder interests through their link to our stock price, TSR and multi-year ratable vesting schedules;

•
our executive stock ownership guidelines are intended to provide a long-term focus by requiring our executives to personally hold significant levels of our stock; and

•
we maintain a clawback policy that is intended to discourage risk-taking that focuses excessively on short-term financial performance.

The Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our Company.
ACCOUNTING AND TAX TREATMENT OF THE ELEMENTS OF COMPENSATION
The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee, which takes into account, among other considerations, Internal Revenue Code Section 162(m) limitations on the deductibility of compensation in excess of $1 million paid to certain covered individuals, including each of our NEOs, in any calendar year.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed Huntsman Corporation’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2023 as set forth above with Huntsman management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE,
Sonia Dulá, Chair
Curtis E. Espeland
José Muñoz

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PART 5
EXECUTIVE COMPENSATION

2023 SUMMARY COMPENSATION TABLE
The following table details compensation earned in the years ended December 31, 2023, 2022 and 2021 by our NEOs. Our compensation policies are discussed in “Compensation Discussion and Analysis” above.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Peter R. Huntsman Chairman, President and Chief Executive Officer	2023	$1,400,000	—	$9,880,021	—	$250,000	$3,322,662	$390,645	$15,243,328
	2022	$1,700,000	—	$8,300,053	—	$2,871,576	—	$508,394	$13,380,023
	2021	$1,700,000	—	$8,000,000	—	$4,002,158	—	$363,983	$14,066,141

Philip M. Lister Executive Vice President and Chief Financial Officer	2023	$637,500	—	$1,499,989	—	$216,645	$234,602	$142,021	$2,730,757
	2022	$575,000	—	$1,300,024	—	$579,141	—	$143,319	$2,597,484
	2021	$427,188	—	$754,980	$145,004	$556,414	$55,624	$62,578	$2,001,788

Anthony P. Hankins(5) Division President, Polyurethanes and CEO—Asia Pacific	2023	$1,063,566	—	$2,000,005	—	$250,000	—	$522,962	$3,836,533
	2022	$1,028,024	—	$2,000,044	—	$999,564	—	$549,905	$4,577,536
	2021	$993,434	—	$2,000,028	—	$1,314,828	$2,104,874	$380,489	$6,793,653

David M. Stryker(6) Executive Vice President, General Counsel & Secretary	2023	$643,976	$—	$1,400,004	—	$218,312	$456,745	$30,932	$2,749,969
	2022	$606,454	$1,000,000	$1,400,038	—	$589,664	—	$20,700	$3,616,856
	2021	$589,493	—	$1,368,982	—	$892,785	$15,796	$28,698	$2,895,753

R. Wade Rogers Senior Vice President, Global Human Resources and Chief Compliance Officer	2023	$531,821	—	$1,053,003	—	$156,464	$395,253	$95,904	$2,232,445
	2022	$514,012	—	$1,052,963	—	$437,309	—	$110,514	$2,114,798
	2021	$496,717	—	$1,053,002	—	$662,110	—	$76,914	$2,288,743

(1)
This column reflects the aggregate grant date fair value of awards of restricted stock and performance share units for each NEO computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. For purposes of restricted stock awards, fair value is calculated using the closing price of our stock on the date of grant. For purposes of performance share unit awards, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeiture. The value of the award at the grant date assuming that the highest level of performance conditions will be achieved is $14,820,032, $2,249,968, $3,000,008, $2,100,037, and $1,579,520 for Messrs. Huntsman, Lister, Hankins, Stryker, and Rogers, respectively. For information on the valuation assumptions regarding stock awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended December 31, 2023, 2022, or 2021, respectively, as filed with the SEC. These amounts reflect the fair value of the reported awards on the date of grant and may not correspond to the actual value that will be recognized by the NEOs.

(2)
This column reflects the aggregate grant date fair value of stock options for each NEO computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. The fair value of each stock option award is determined on the date of the grant using the Black-Scholes valuation model. For information on the valuation assumptions regarding option awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended December 31, 2023, 2022, or 2021, respectively, as filed with the SEC.

(3)
This column reflects the annual cash performance awards that were earned for the years included. Amounts for 2023 will be paid during the first quarter of 2023. These awards are discussed in further detail under “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—2023 Annual Cash Performance Award.”

(4)
This column reflects the aggregate amount of any change in pension value for the years included for each of the NEOs, to the extent any such aggregate change is positive. See “—Pension Benefits in 2023” for additional information regarding the 2023 amounts, including the present value assumptions used in this calculation. None of the NEOs had above market or preferential earnings on nonqualified deferred compensation during 2023. See “—Nonqualified Deferred Compensation in 2023” for additional information.

(5)
The methodology used to compute the cost of perquisites and other personal benefits for each individual NEO is based on the cost to our Company calculated in accordance with SEC rules. The table below details the components reported in the “All Other Compensation” column of the Summary Compensation Table for 2023.

(6)
Reflects a special bonus awarded to Mr. Stryker for his leadership in the arbitration against Albemarle and resulting in a $665 million payment from Albemarle.

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Amounts in the table were either paid directly by us or were reimbursed by us to the NEOs. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for additional information about these amounts.
	Peter R. Huntsman(a)	Philip M. Lister(b)	Anthony P. Hankins(c)	David M. Stryker(d)	R. Wade Rogers(e)
Personal Use of Auto	$1,743	$18,223	—	$8,208	$14,109

Use of Company Aircraft(f)(g)	$104,192	—	—	—	—

Foreign Assignment Costs & Allowances	—	—	$156,279	—	—

Foreign Assignment Tax Gross-Up	—	—	$156,199	—	—

Company Contributions

401(k) Plan Match	$13,200	$13,200	$13,200	$13,200	$13,200

401(k) Plan Non-discretionary Contribution	$19,800	$19,800	$19,800	—	$19,800

Supplemental Savings Plan Match	$9,300	$35,465	$69,325	$9,300	$9,300

Supplemental Savings Plan Non-discretionary Contribution	$236,494	$53,198	$103,988	—	$38,347

Supplemental Savings Plan Tax Gross-Up	$5,915	$2,134	$4,171	$224	$1,147

Total	$390,644	$142,020	$522,962	$30,932	$95,903

(a)
Mr. Huntsman used 23.6 flight hours in 2023. Contributions to the Supplemental Savings Plan on Mr. Huntsman’s behalf are included in our Nonqualified Deferred Compensation Table below. In 2023, we incurred $5,915 to gross up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(b)
Contributions to the Supplemental Savings Plan on Mr. Lister’s behalf are included in our Nonqualified Deferred Compensation Table below. In 2023, we incurred $2,134 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(c)
As a citizen of the U.K. with residence in the U.S., we incurred foreign assignment costs on Mr. Hankins’ behalf during 2023 that included $62,175 in housing allowances and costs and $94,104 for perquisites, including foreign assignment and car allowances. In addition, we incurred $156,199 in tax gross ups and equalization associated with Mr. Hankins’ foreign assignment. Contributions to the Supplemental Savings Plan on Mr. Hankins’ behalf are included in our Nonqualified Deferred Compensation Table below. In 2023, we incurred $4,171 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(d)
Contributions to the Supplemental Savings Plan on Mr. Stryker’s behalf are included in our Nonqualified Deferred Compensation Table below. In 2023, we incurred $224 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(e)
Contributions to the Supplemental Savings Plan on Mr. Rogers’ behalf are included in our Nonqualified Deferred Compensation Table below. In 2023, we incurred $1,147 to gross-up Medicare taxes associated with our contributions to the Supplemental Savings Plan.

(f)
From time to time, our executive officers may use our Company aircraft for commuting and other related purposes. We generally consider costs related to commuting use of our Company aircraft to be necessary business expenses for reasons of security, personal safety, and efficiency. However, SEC rules require that we include in the “Summary Compensation Table” the incremental cost to us of certain flights or portions of certain flights as a perquisite. Therefore, the amounts shown for Mr. Huntsman and Mr. Hankins for use of our Company aircraft primarily reflect the aggregate incremental cost to our Company for: (i) elements of business or business-related flights and (ii) all personal flights taken for non-commuting, non-business purposes. All use of our Company aircraft by our NEOs in 2023 was consistent with our Aircraft Use Policy. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—Aircraft Use Policy” for additional information.

(g)
The incremental cost to us of personal use of our Company aircraft includes costs related to fuel, maintenance, repairs, navigation, aircraft supplies, crew travel, catering, etc. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as the salaries and benefits of pilots and crew, amortization cost of aircraft, and depreciation. The reported amounts are determined based on the number of flight hours used by our NEOs. The hourly rate of incremental cost is calculated quarterly and may result in variances from quarter to quarter.

(6)
For reporting purposes, the 2023 pension value for Mr. Hankins has been converted using an exchange rate of 1 GBP to 1.196602 USD, which was the balance sheet exchange rate as of February 28, 2023 (which is the internal date used to estimate pro forma elements of compensation). Values for 2021 and 2022 were calculated based on exchange rates applicable in those years and have not been recast to conform to the 2023 GBP exchange rate.

53	HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS
The following table provides information about annual cash performance awards granted through our annual cash performance award program and long-term equity incentive awards granted through the 2016 Stock Incentive Plan to the NEOs in 2023.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
Peter R. Huntsman	02/16/23	—	$1,820,000	$4,550,000	—	—	—	—	—	—	—

	02/16/23	—	—	—	48,039	192,156	480,390	—	—	—	$5,928,013

	02/16/23	—	—	—	—	—	—	128,104	—	—	$3,952,008

Philip M. Lister	02/16/23	—	$520,000	$1,310,000	—	—	—	—	—	—	—

	02/16/23	—	—	—	7,293	29,173	72,932	—	—	—	$899,987

	02/16/23	—	—	—	—	—	—	19,449	—	—	$600,002

Anthony P. Hankins	02/16/23	—	$858,320	$2,145,000	—	—	—	—	—	—	—

	02/16/23	—	—	—	9,724	38,898	97,245	—	—	—	$1,200,003

	02/16/23	—	—	—	—	—	—	25,932	—	—	$800,002

David M. Stryker	02/16/23	—	$524,000	$1,310,000	—	—	—	—	—	—	—

	02/16/23	—	—	—	6,807	27,229	68,072	—	—	—	$840,015

	02/16/23	—	—	—	—	—	—	18,152	—	—	$559,989

R. Wade Rogers	02/16/23	—	$375,550	$937,500	—	—	—	—	—	—	—

	02/16/23	—	—	—	5,120	20,480	51,200	—	—	—	$631,808

	02/16/23	—	—	—	—	—	—	13,653	—	—	$421,195

(1)
These columns show annual cash performance awards granted under our annual cash performance award program to the NEOs in 2023. See the chart and accompanying narrative disclosure in “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—2023 Annual Cash Performance Award” for additional information with respect to these amounts. The amounts reported in the table represent the target and maximum cash performance award guidelines established by the Compensation Committee but do not reflect the maximum annual dollar denominated incentive award amount that could be paid under the annual pool program to our executive officers (including our NEOs), which in 2023 may not exceed 2% of corporate adjusted EBITDA. The amounts actually earned by each of the NEOs pursuant to our annual cash performance award program for 2023 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
These columns show performance share units granted under the 2016 Stock Incentive Plan to the NEOs in 2023 that vest on December 31, 2025, subject to the achievement of relative TSR performance metrics. Amounts reported in the (i) “Threshold” column reflect the threshold number of performance share units (25% of target) that may be earned for a minimum level of performance, (ii) “Target” column reflects the target number of performance share units, or 100%, that may be earned and (iii) “Maximum” column reflect the maximum number of performance share units that may be earned (250% of target), in each case, based on relative TSR achievement against applicable performance metrics. If performance is below the threshold, no performance share units are earned. See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Long-Term Equity Compensation” for additional information with respect to these awards.

See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Long-Term Equity Compensation” for additional information with respect to these awards.
(3)
This column shows the number of restricted shares granted under the 2016 Stock Incentive Plan to the NEOs in 2023. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. During the restriction period, each restricted share entitles the individual to vote such share, and each restricted share entitles the individual to accrue quarterly payments by us equal to the quarterly dividend on one share of our common stock. However, dividends and distributions made on restricted shares are held by us without interest until the restricted shares with respect to which the dividend or distribution was made become vested.

(4)
This column shows the number of nonqualified options granted under the 2016 Stock Incentive Plan to the NEOs in 2023. The option awards become exercisable and vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

(5)
The exercise price of the nonqualified options disclosed in this column is equal to the closing price of our common stock on the New York Stock Exchange on the date of grant.

(6)
This column shows the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. With respect to the performance share units, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeitures.

54	HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
Information regarding the elements of our executive compensation program for 2023 is provided above under “Compensation Discussion and Analysis.” The following is a discussion of what we consider to be material factors necessary to obtain an understanding of information disclosed under “2023 Summary Compensation Table” and “Grants of Plan-Based Awards in 2023” that is not otherwise discussed in the Compensation Discussion and Analysis.
Aircraft Use Policy.   We have an Aircraft Use Policy to carefully manage use of our aviation assets in a manner that best meets the goals of improving senior management’s effectiveness and availability. Under this policy, members of the Board, executive management, and key employees that are approved by our CEO may, from time to time, utilize our Company aircraft for business and personal use. Priority for the use of the Company aircraft is chosen on the basis of the business purpose containing the greatest benefit for our Company and is determined by our CEO or his designee. The aggregate incremental costs for certain use by our NEOs of our Company aircraft are reported in the “All Other Compensation” column of the Summary Compensation Table.
To mitigate security concerns and to maximize time available to spend on Company business, our CEO should endeavor to use the Company aircraft for business, as well as personal travel. For 2023, the Compensation Committee permitted our CEO to have unlimited personal use of Company aircraft without cost. We do not make gross-up payments for out-of-pocket tax obligations resulting from any personal use of our Company aircraft.
Company Car.   We provide executive officers with leased vehicles for business use, which executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of these vehicles.
Foreign Assignment.   In accordance with our practice with respect to employees on assignment in a foreign country, Mr. Hankins entered into a letter agreement, effective as of October 26, 2000, with our subsidiary Huntsman Polyurethanes Americas, now known as Huntsman International LLC, detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. The primary purpose of this letter agreement is to provide Mr. Hankins with details regarding repatriation to his home country following the completion of his foreign assignment. This letter agreement also defines the initial elements of Mr. Hankins’ compensation package, including base salary and an annual cash performance award, and provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of annual salary, as well as sports and social club membership fees and an education allowance.
Family Travel.   Travel costs for family members of employees or consultants are reimbursable by our Company under limited circumstances. Employees and consultants are generally responsible for any taxable income associated with this reimbursement.

55	HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END
The following table provides information on the outstanding stock options, restricted stock awards and performance share units held by the NEOs as of December 31, 2023. The market value of the restricted stock and performance share unit awards is based on the closing market price of our stock on December 29, 2023 (the last trading day of fiscal year 2023), which was $25.13.
		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(5) ($)
Name	Date of Award	Exercisable (#)	Unexercisable (#)
Peter R. Huntsman	02/16/23	—	—	—	—	128,104	3,219,254	192,156	4,828,880

	02/17/22	—	—	—	—	40,449	1,016,483	70,785	1,778,827

	02/17/21	—	—	—	—	46,653	1,172,390	—	—

	02/13/20	183,797	—	21.54	02/13/30	—	—	—	—

	02/06/19	262,945	—	22.66	02/06/29	—	—	—	—

	02/07/18	138,492	—	32.77	02/07/28	—	—	—	—

	02/01/17	230,270	—	21.01	02/01/27	—	—	—	—

	02/03/16	241,496	—	8.86	02/03/26	—	—	—	—

	02/04/15	239,645	—	22.77	02/04/25	—	—	—	—

	02/05/14	368,640	—	21.22	02/05/24	—	—	—	—

Philip M. Lister	02/16/23	—	—	—	—	19,449	488,753	29,173	733,117

	02/17/22	—	—	—	—	6,336	159,224	11,087	278,616

	07/01/21	—	—	—	—	3,827	96,173	—	—

	02/17/21	8,420	4,211	28.58	02/17/31	1,691	42,495	—	—

	02/13/20	—	—	21.54	02/13/30	—	—	—	—

	05/01/19	—	—	—	—	—	—	—	—

	02/06/19	—	—	22.66	02/06/29	—	—	—	—

	02/07/18	6,502	—	32.77	02/07/28	—	—	—	—

	02/01/17	6,305	—	21.01	02/01/27	—	—	—	—

Anthony P. Hankins	02/16/23	—	—	—	—	25,932	651,671	38,898	977,507

	02/17/22	—	—	—	—	9,747	244,942	17,057	428,642

	02/17/21	—	—	—	—	11,664	293,116	—	—

	02/13/20	42,322	—	21.54	02/13/30	—	—	—	—

	02/06/19	48,544	—	22.66	02/06/29	—	—	—	—

	02/07/18	19,506	—	32.77	02/07/28	—	—	—	—

	02/01/17	29,189	—	21.01	02/01/27	—	—	—	—

	02/04/15	22,189	—	22.77	02/04/25	—	—	—	—

	02/05/14	—	—	—	—	—	—	—	—

David M. Stryker	02/16/23	—	—	—	—	18,152	456,160	27,229	684,265

	02/17/22	—	—	—	—	6,823	171,462	11,940	300,052

	02/17/21	—	—	—	—	7,984	200,638	—	—

	02/13/20	—	—	21.54	02/13/30	—	—	—	—

	02/07/18	19,506	—	32.77	02/07/28	—	—	—	—

	02/04/15	—	—	22.77	02/04/25	—	—	—	—

R. Wade Rogers	02/16/23	—	—	—	—	13,653	343,100	20,480	514,662

	02/17/22	—	—	—	—	5,132	128,967	8,980	225,667

	02/17/21	—	—	—	—	6,141	154,323	—	—

	02/13/20	24,184	—	21.54	02/13/30	—	—	—	—

	02/06/19	24,272	—	22.66	02/06/29	—	—	—	—

	02/07/18	10,241	—	32.77	02/07/28	—	—	—	—

	02/01/17	16,216	—	21.01	02/01/27	—	—	—	—

56	HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

(1)
Option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of each respective grant date. As of December 31, 2023, outstanding option awards granted on February 5, 2014, February 4, 2015, February 3, 2016, February 1, 2017, February 7, 2018, February 6, 2019, and February 13, 2020 are 100% vested. The outstanding option awards granted on February 17, 2021, vested as to 33 1∕3% on February 17, 2022, and vested as to 66 2∕3% on February 17, 2023, and will vest as to 100% on February 17, 2024.

(2)
Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of each respective grant date. Restricted stock awards have generally been granted on the same day as option awards and vest on the same schedule as footnoted for option awards above. As of December 31, 2023, the restricted stock awards granted on February 17, 2021, vested as to 33 1∕3% on February 17, 2022, vested as to 66 2∕3% on February 17, 2023, and will vest as to 100% on February 17, 2024. The outstanding restricted stock awards granted on February 17, 2022, vested as to 33 1∕3% on February 17, 2023, and will vest as to 66 2∕3% on February 17, 2024, and as to 100% on February 17, 2025. The outstanding restricted stock awards granted on July 1, 2021, vested as to 33 1∕3% on July 1, 2022, vested as to 66 2∕3% on July 1, 2023, and will vest as to 100% on July 1, 2024.

(3)
The market value of unvested restricted stock is calculated by multiplying $25.13 the closing market price of our stock on December 29, 2023 (the last trading day of fiscal year 2023), by the number of unvested restricted shares as of December 31, 2023, for each restricted stock grant listed above.

(4)
The performance share units granted on February 17, 2022 have a performance period of three years ending on December 31, 2024, subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2022 three-year grant reflect an estimated payout of a number of shares based on the target level of achievement with respect to the applicable performance metrics, as performance through December 31, 2023 met the target performance level. Additionally, the performance share units granted on February 16, 2023 have a performance period of three years ending on December 31, 2025, also subject to the achievement of relative TSR performance metrics. Amounts in this table with respect to the 2023 grant reflect an estimated payout of a number of shares based on the target level of achievement with respect to the applicable performance metrics, as performance through December 31, 2023 met the target performance level.

(5)
The market value of unvested performance share units reported in this column is calculated by multiplying $25.13, the closing market price of our stock on December 29, 2023 (the last trading day of fiscal year 2023), by the number of unvested performance share units as of December 31, 2023, based on the level of achievement with respect to the applicable performance metrics.

OPTION EXERCISES AND STOCK VESTED
The following table presents information regarding the exercise of nonqualified stock options and vesting of restricted stock awards and performance share units during 2023 for each NEO.
	Option Awards(1)		Stock Awards(2)(3)
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Vested (#)	Value Realized on Vesting ($)
Peter R. Huntsman	—	—	253,880	$7,040,573

Philip M. Lister	25,902	$31,315	22,098	$601,377

Anthony P. Hankins	38,941	$143,108	62,359	$1,725,474

David M. Stryker	31,930	$203,832	43,391	$1,203,156

R. Wade Rogers	—	—	33,318	$923,680

(1)
The following tabular disclosure provides information regarding the value realized on option exercises.

					Options Exercised
Name	Grant Date	Exercise Date	Price on Grant Date	Price on Exercise Date	(#)	Value Realized ($)(a)	Net Shares Issued (#)	Market Value of Net Shares ($)
Anthony P. Hankins	02/05/14	11/20/23	$21.22	$24.90	38,941	$143,108	3,486	$87,603

Philip M. Lister	02/06/19	11/02/23	$22.66	$23.23	10,787	$6,149	10,787	$271,077

	02/13/20	11/02/23	$21.54	$23.21	15,115	$25,166	15,115	$379,840

David M. Stryker	02/04/15	02/24/23	$22.77	$28.75	21,450	$128,271	2,705	$67,977

	02/13/20	02/24/23	$21.54	$28.75	10,480	$75,561	1,594	$40,057

(a)
Messrs. Hankins and Stryker did not sell any shares received from the option exercise, and each NEO continued to be at-risk for subsequent changes in the value of these shares.

(2)
The following tabular disclosure provides information regarding the market value of the underlying shares of restricted stock on the vesting date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations.

57	HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Restricted Stock Vested Value Realized	Shares Withheld for Tax Obligation		Net Shares Issued
						(#)	Value Paid	(#)	Market Value
Peter R. Huntsman	02/17/22	02/17/23	$30.66	20,224	$620,068	7,959	$244.023	12,265	$308,219

	02/17/21	02/17/23	$30.66	46,653	$1,430,381	18,358	$562,856	28,295	$711,053

	02/13/20	02/13/23	$31.31	47,045	$1,472,979	13,722	$429,636	33,323	$837,407

				113,922	$3,523,428	40,039	$1,236,515	73,883	$1,856,680

Philip M. Lister	02/17/22	02/17/23	$30.66	3,167	$97,100	770	$23,608	2,397	$60,237

	07/01/21	07/01/23	$27.02	3,826	$103,379	932	$25,183	2,894	$72,726

	02/17/21	02/17/23	$30.66	1,691	$51,846	438	$13,429	1,253	$31,488

	02/13/20	02/13/23	$31.31	1,935	$60,585	574	$17,972	1,361	$34,202

				10,619	$312,910	2,714	$80,192	7,905	$198,653

Anthony P. Hankins	02/17/22	02/17/23	$30.66	4,873	$149,406	1,918	$58,806	2,955	$74,259

	02/17/21	02/17/23	$30.66	11,663	$357,588	4,590	$140,729	7,073	$177,744

	02/13/20	02/13/23	$31.31	10,833	$339,181	2,730	$85,476	8,103	$203,628

				27,369	$846,175	9,238	$285,012	18,131	$455,632

David M. Stryker	02/17/22	02/17/23	$30.66	3,411	$104,581	1,343	$41,176	2,068	$51,969

	02/17/21	02/17/23	$30.66	7,983	$244,759	3,142	$96,334	4,841	$121,654

	02/13/20	02/13/23	$31.31	8,047	$251,952	2,090	$65,438	5,957	$149,699

				19,441	$601,292	6,575	$202,948	12,866	$323,323

R. Wade Rogers	02/17/22	02/17/23	$30.66	2,565	$78,643	1,010	$30.967	1,555	$39,077

	02/17/21	02/17/23	$30.66	6,141	$188,283	2,417	$74,105	3,724	$93,584

	02/13/20	02/13/23	$31.31	6,190	$193,809	1,658	$51,912	4,532	$113,889

				14,896	$460,735	5,085	$156,984	9,811	$246,550

(3)
For the performance period ended December 31, 2022, the following tabular disclosure provides information regarding the market value of the underlying shares of performance share units on the vesting or certification date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations. As certified by the Compensation Committee on February 16, 2023, our relative TSR result of 25.8% ranked Huntsman in the 66.7th percentile of our performance peers resulting in a final payout of 150% of target. In prior years, the Company reported PSUs outstanding based on vesting as of the date the Compensation Committee certified whether the vesting criteria had been achieved. The Company now reports PSUs as outstanding or forfeited as of December 31 of the applicable performance period end date.

				Performance Share Units Vested		Shares Withheld for Tax Obligation		Net Shares Issued
Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Value Realized	(#)	Value Paid	(#)	Market Value
Peter R. Huntsman	02/17/21	12/31/23	$25.13	139,958	$3,517,145	48,812	$1,226,646	91,146	$2,290,499

Philip M. Lister	02/17/21	12/31/23	$25.13	11,479	$288,467	2,977	$74,812	8,502	$213,655

Anthony P. Hankins	02/17/21	12/31/23	$25.13	34,990	$879,299	8,656	$217,525	26,334	$661,773

David M. Stryker	02/17/21	12/31/23	$25.13	23,950	$601,864	6,013	$151,107	17,937	$450,757

R. Wade Rogers	02/17/21	12/31/23	$25.13	18,422	$462,945	4,699	$118,086	13,723	$344,859

58	HUNTSMAN 2024 PROXY

HUNTSMAN CORPORATION: PROXY STATEMENT

PENSION BENEFITS
The table below sets forth information on the pension benefits for the NEOs under our pension plans, each of which is more fully described in the narrative following the table. The amounts reported in the table below equal the present value of the accumulated benefit on December 31, 2023 for the NEO under each plan based upon the assumptions described below.
Name(1)	Plan Name	Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
		(#)	($)	($)
Peter R. Huntsman	Huntsman Defined Benefit Pension Plan	41.507	$3,331,558	—

	Supplemental Executive Retirement Plan	41.507	$17,545,493	—

Philip M. Lister(3)	Huntsman Defined Benefit Pension Plan	29.336	$495,664	—

	Supplemental Executive Retirement Plan	16.667	$264,023	—

	Huntsman Pension Scheme (U.K.)	14.681	$472,221	—

Anthony P. Hankins(4)	Huntsman Pension Scheme (U.K.)	34.583	$12,561,703	—

David M. Stryker(5)	Huntsman Defined Benefit Pension Plan	11.500	$559,329	—

	Supplemental Executive Retirement Plan	21.500	$1,985,273	—

R. Wade Rogers	Huntsman Defined Benefit Pension Plan	35.917	$1,405,321	—

	Supplemental Executive Retirement Plan	30.667	$769,437	—

(1)
The number of years of service credited to the NEO is determined using the same pension plan measurement date used for financial statement reporting purposes. These assumptions are discussed in “Note 18. Employee Benefit Plans” to our consolidated financial statements included in our 2023 Form 10-K.

(2)
The actuarial present value of the accumulated benefits is determined using the same pension plan measurement date and assumptions as used for financial reporting purposes. These assumptions are discussed in “Note 18. Employee Benefit Plans” to our consolidated financial statements included in our 2023 Form 10-K. For purposes of performing these calculations, a normal retirement (earliest unreduced) age of 65 was utilized for Messrs. Huntsman, Stryker, Lister, and Rogers. Mr. Hankins has passed the normal retirement age of 62; therefore, age 64 was used to calculate his accrued benefits. All accrued benefits are assumed payable at the plan’s earliest unreduced retirement age. Benefit values reported in this table have been projected out to assume payment at the normal retirement age then have been discounted back to a present value as of December 31, 2023.

(3)
Mr. Lister’s deferred benefit from the Huntsman Pension Scheme (U.K.) is based on his employment with us while he was in the United Kingdom between August 29, 1995 and April 30, 2008. His U.K. benefit stopped accruing when his participation in the US-based plans began upon his localization in the United States on May 1, 2008.

(4)
As of December 31, 2023, Mr. Hankins had served 43.4 years with our Company. The Huntsman Pension Scheme (U.K.) was frozen to new participants and years of credited service ceased to accrue as of February 29, 2012. Benefits for Mr. Hankins under this plan will only increase based on changes in salary and late retirement factors to recognize that Mr. Hankins has passed the Normal Retirement Age for the Scheme.

(5)
We credited Mr. Stryker with 10 years of service under the Supplemental Executive Retirement Plan when he was hired in June 2013.

In the U.S., we sponsor the Huntsman Defined Benefit Pension Plan (the “Huntsman Pension Plan”), a tax-qualified defined benefit pension plan. Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan was changed to a cash balance formula. The benefits accrued under the plan as of June 30, 2004 were used to calculate opening cash balance accounts. Of our NEOs, Messrs. Huntsman, Lister, Stryker, and Rogers were participants in the Huntsman Pension Plan in 2023. The Huntsman Pension Plan was closed to new participants effective July 1, 2014.
The Huntsman Supplemental Executive Retirement Plan (the “Supplemental Executive Retirement Plan”) is a non-qualified supplemental pension plan that provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our NEOs, Messrs. Huntsman, Lister, Stryker, and Rogers were participants in the Supplemental Executive Retirement Plan in 2023. The compensation taken into account for these NEOs under the Supplemental Executive Retirement Plan includes amounts in excess of the qualified plan limitations. The Supplemental Executive Retirement Plan benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus annual cash performance awards, and (2) the benefit determined using base salary plus annual cash performance awards as limited by federal regulations.
Both plans express benefits as a hypothetical cash balance account established in each participant’s name, and a participant’s account receives two forms of credits: “pay credits” and “interest credits.” Pay credits equal a percentage of a participant’s compensation and are credited to a participant’s account on an annual basis. “Compensation” for this purpose includes both salary and annual cash performance awards. “Compensation” under the Huntsman Pension Plan is subject to the compensation limit applicable to tax-qualified plans of $330,000 for 2023. The benefit that would be available under the Huntsman Pension Plan, but for this limitation, is provided under the Supplemental Executive Retirement Plan. The applicable pay credit percentage for our NEOs

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ranges between 9% and 12% depending on the participant’s combined age and years of service as of the start of each plan year. The 2023 pay credits for the Huntsman Pension Plan are $39,600 for Mr. Huntsman, $34,650 for Mr. Lister, $34,650 for Mr. Stryker, and $39,600 for Mr. Rogers. The 2023 pay credits for the Supplemental Executive Retirement Plan are $466,489, $77,360, $110,112, and $74,013 for Messrs. Huntsman, Lister, Stryker, and Rogers, respectively.
“Interest credits” for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. The 2023 interest credits for the Huntsman Pension Plan are $161,921, $23,758, $25,789, and $68,952 for Messrs. Huntsman, Lister, Stryker, and Rogers, respectively. The 2023 interest credits for the Supplemental Executive Retirement Plan are $826,710, $9,567, $89,238, and $34,079 for Messrs. Huntsman, Lister, Stryker, and Rogers, respectively.
Pursuant to the terms of the Huntsman Pension Plan, at termination of employment for any reason after having completed at least three years of service, a participant will receive the amount then credited to the participant’s cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. The Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant’s benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004. Under the prior plan provisions, the monthly basic benefit equaled one-twelfth of 1.4% of average earnings multiplied by pension service prior to January 1, 2000, plus 1.5% of average earnings multiplied by pension service after January 1, 2000, less 50% of the Social Security benefit prorated by pension service, payable as a life annuity to the participant. For participants taking an annuity, early retirement reductions apply if retirement occurs before normal retirement age (defined as age 65 with 5 years of service) and on or after the earlier of (i) both attaining age 50 and age plus vesting service equal to 80 or more, or (ii) age 55 with 10 years of vesting service. The effect of these reductions is to reduce the annuity amount paid by 5% per year for each year beginning at age 59 until age 50 where the amount paid would be 50%. For cash balance early retirement annuities, the plan offers subsidized benefits reduced 5% per year from the age 65 immediate, actuarially equivalent annuity plus a social security supplement temporary annuity of $25 times years of service (maximum of 30 years) payable until age 65. As of December 31, 2023, Messrs. Huntsman and Rogers are our only NEOs eligible for early retirement.
The Supplemental Executive Retirement Plan mirrors the benefits payable from the Huntsman Pension Plan. Vested benefits under the Supplemental Executive Retirement Plan are paid 30 days following a participant’s separation from service, unless the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code (“Section 409A”), in which case payment will be delayed for six months. Vested benefits are paid in a single cash lump sum unless the participant elects: (1) a life annuity, (2) a life annuity with payments guaranteed for 120 months, or (3) a joint and survivor annuity providing survivor benefits equal to 50% or 100% (as elected by the participant) of the annuity payable to the participant. Benefits are unvested until the earlier to occur of: (1) completion of 3 years of service, (2) termination on account of death or “Disability” or on or after attainment of “Normal Retirement Age,” or (3) termination without “Reasonable Cause.” Each eligible NEO is fully vested in his benefit under the Supplemental Executive Retirement Plan.
“Disability” under the Huntsman Pension Plan generally provides that, for a disabled participant, service and benefit accruals continue for 24 months. After 24 months, disabled participants are deemed to be terminated participants. Disability is defined as total and permanent disability, as determined by the administrator of our long-term disability plan.
“Normal Retirement Age” generally is retirement eligibility upon age 65 with 5 years of service under the Huntsman Pension Plan and Supplemental Executive Retirement Plan.
“Reasonable Cause” generally means: (1) the grossly negligent, fraudulent, dishonest, or willful violation of any law /or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform the participant’s duties.
We also sponsor retirement benefit plans in connection with our operations in the U.K. Mr. Hankins participates in the Huntsman Pension Scheme for U.K. associates in the Polyurethanes division. The Huntsman Pension Scheme (U.K.) in which Mr. Hankins participates provides a target benefit of 2/3rd of final pensionable compensation.
Final pensionable compensation is notional base salary received during the 12 months prior to retirement. Normal retirement age for the Huntsman Pension Scheme (U.K.) is age 62. These benefits also include U.K. social security benefits. As of December 31, 2023, Mr. Hankins passed age 62 and is fully vested in these benefits. Late retirement benefits are calculated based on two-thirds of final pensionable compensation and actuarial factors based on the number of years after age 62. Currently, the late retirement factor is 130.9% at age 66. The Huntsman Pension Scheme (U.K.) was frozen to new participants as of February 29, 2012 and, after that date, benefits for current participants under the plan will only increase based on changes in salary.
In addition, Mr. Lister has a deferred benefit in the Huntsman Pension Scheme (U.K.) from his period of employment with us in the United Kingdom between August 29, 1995 and April 30, 2008. He localized to the United States within our Polyurethanes division on May 1, 2008. The deferred benefit is calculated upon the U.K. departure date and is based on Mr. Lister’s pensionable service and

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final pensionable salary on April 30, 2008. In line with the Huntsman Pension Scheme (U.K.) rules and statutory requirements, a deferred pension must be revalued through to the normal retirement age of 62. Calculated as part of the Huntsman Pension Scheme (U.K.) benefit, the plan recognizes an additional stop-gap pension payment between the normal retirement age of 62 and Mr. Lister’s State Pension Age of 67. As of December 31, 2023, Mr. Lister’s additional payment was calculated at $2,032 per year.
NONQUALIFIED DEFERRED COMPENSATION IN 2023
We provide executive officers based in the United States the opportunity to participate in two defined contribution savings plans: (1) a salary deferral plan (the “401(k) Plan”); and (2) a supplemental savings plan (the “Supplemental Savings Plan”). The 401(k) Plan is a tax-qualified broad-based employee savings plan; employee contributions up to 25% of base salary and annual cash performance awards are permitted up to dollar limits established annually by the Internal Revenue Service (“IRS”). The Supplemental Savings Plan is a nonqualified salary deferral plan and allows designated executive officers to defer up to 75% of eligible salary and up to 75% of annual cash performance awards. The Supplemental Savings Plan also provides benefits for participants in the form of company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the 401(k) Plan because of limits under federal law on compensation ($330,000 in 2023). As required by Section 409A, deferrals must be elected in the calendar year preceding the year in which the compensation deferred is earned. Messrs. Stryker and Rogers did not defer any earnings into the Supplemental Savings Plan in 2023.
Executive officers were previously offered the opportunity to participate in the supplemental executive money purchase pension (the “SEMPP”), a non-qualified plan that provided benefits not allowed under our money purchase pension plan (the “MPP”) due to IRS compensation and allocation limits. The MPP was a tax-qualified broad-based employee savings plan that was merged into our 401(k) Plan on October 15, 2014. Contributions under the SEMPP and the MPP ceased September 1, 2014; however, some of our NEOs still maintain a balance in the SEMPP, which is reflected in the table below.
The table below provides information on the nonqualified deferred compensation of the NEOs in 2023 under the Supplemental Savings Plan and the SEMPP. The NEOs cannot withdraw any amounts from their nonqualified deferred compensation balances for a period of six months following the date of their termination of employment or retirement. No withdrawals or distributions were made in 2023.
Name	Executive Contributions in Last FY(1)	Huntsman Contributions in Last FY(2)	Aggregate Earnings In Last FY(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4)
Peter R. Huntsman	—	$245,795(5)	$3,441,112	—	$17,862,599(6)

Philip M. Lister	$36,499	$88,664(7)	$113,370	—	$644,641(8)

Anthony P. Hankins	$85,085	$173,313(9)	$328,679	—	$5,621,777(10)

David M. Stryker	—	$9,300(11)	$10,219	—	$101,336(12)

R. Wade Rogers	—	$47,648(13)	$153,668	—	$993,019(14)

(1)
These contributions represent deferrals under the Supplemental Savings Plan and are included in the Salary column of the Summary Compensation Table for 2023 set forth above.

(2)
These amounts represent contributions to our Supplemental Savings Plan and are included in the “All Other Compensation” column of the Summary Compensation Table for 2023 set forth above.

(3)
No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under such plans are virtually identical to the investment choices available in the 401(k) Plan, which is a qualified plan. Consequently, none of the earnings reported in this table are included in the Summary Compensation Table set forth above.

(4)
Amounts reflected in this column for each NEO who participates in the plans were previously reported as compensation to the executive officer in the Summary Compensation Table as follows: Mr. Huntsman—$4,514,512, Mr. Lister—$206,336, Mr. Hankins—$1,757,131, Mr. Stryker—$67,700, and Mr. Rogers—$257,659.

(5)
This amount includes a matching contribution of $9,300 and a 6% nondiscretionary contribution of $236,495 to the Supplemental Savings Plan.

(6)
This amount includes $3,919,731 from our Supplemental Savings Plan and $13,942,868 from the SEMPP.

(7)
This amount includes a matching contribution of $35,466 and a 6% nondiscretionary contribution of $53,198 to the Supplemental Savings Plan.

(8)
This amount includes $581,332 from our Supplemental Savings Plan and $63,309 from the SEMPP.

(9)
This amount includes a matching contribution of $69,325 and a 6% nondiscretionary contribution of $103,988 to the Supplemental Savings Plan.

(10)
This amount includes $4,717,689 from our Supplemental Savings Plan and $904,088 from the SEMPP.

(11)
This amount includes a matching contribution of $9,300 to the Supplemental Savings Plan.

(12)
This amount is comprised of $101,336 from our Supplemental Savings Plan.

(13)
This amount includes a matching contribution of $9,300 and a 6% nondiscretionary contribution of $38,348 to the Supplemental Savings Plan.

(14)
This amount includes $626,070 from our Supplemental Savings Plan and $366,949 from the SEMPP.

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The Supplemental Savings Plan provides for payment of benefits to a participant upon the earlier to occur of a “Change of Control” or a termination of the participant’s service. Benefits paid upon a “Change of Control” are paid in a single lump sum payment. Benefits payable upon a separation from service can be made (at the election of the participant) in either a single lump sum payment or in substantially equal installments over a period selected by the participant that does not exceed 10 years. In addition, the participant may request distribution of all, or a portion of, the amounts credited to his account upon an “Unforeseeable Emergency.” Payments upon separation from service will be delayed six months in accordance with Section 409A in the event a participant is a “specified employee” for purposes of Section 409A. The Supplemental Savings Plan was amended on September 1, 2014 to increase the eligible match to 4% of pay. Additionally, for individuals who had been participants in the MPP or SEMPP plans, we provide a 6% non-discretionary contribution to the Supplemental Savings Plan. This non-discretionary contribution was implemented to offset the effect of discontinuation of all contributions to the MPP and SEMPP plans effective August 31, 2014. Mr. Stryker is not eligible to receive the 6% non-discretionary contribution because he is a participant in the Huntsman Defined Benefit Pension Plan.
The Supplemental Savings Plan defines a “Change of Control” as the occurrence of either of the following events:
•
Any person becomes the owner of 35% or more of our outstanding voting stock (other than certain persons affiliated with us).

•
The replacement of a majority of the Board over a two-year period except in cases where (1) such replacement is not approved by a vote of at least a majority of the incumbent Board or (2) the election or nomination of such replacement Board members is by certain of our affiliates.

In addition, any “Change of Control” must also constitute a change in control for purposes of Section 409A.
A participant will be deemed to have incurred an “Unforeseeable Emergency” if the participant suffers a severe financial hardship resulting from (1) an illness or accident with respect to the participant, the participant’s spouse or a dependent, (2) the loss of property due to casualty or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant’s control determined by us to constitute an unforeseeable emergency for purposes of Section 409A.
The SEMPP was a nonqualified plan for senior executives that provided for benefits not allowed under the MPP due to IRS compensation and allocation limits. Employees are vested in this account upon meeting 10 years of service, upon attaining normal retirement age, death or disability, or upon termination of employment without reasonable cause. Effective September 1, 2014, we no longer make contributions to the SEMPP.
The plan provides for the payment of vested benefits upon a participant’s separation from service except to the extent the participant is a “specified employee” for purposes of Section 409A in which case benefits will be delayed six months. A participant’s benefits vest on the earlier to occur of (1) completion of 10 years of service, (2) termination on account of death, “Disability,” or on or after attainment of “Normal Retirement Age,” or (3) termination without “Reasonable Cause.” “Disability,” “Normal Retirement Age,” and “Reasonable Cause” have the same meanings as set forth above in our description of the Supplemental Executive Retirement Plan under “—Pension Benefits in 2023,” except that a “Disability” must also constitute a disability for purposes of Section 409A. Each of Messrs. Huntsman and Hankins is currently vested in his SEMPP benefit. Benefits are payable in one of the following forms elected by a participant:
•
A single lump-sum payment;

•
A single life annuity;

•
A joint and survivor annuity; or

•
Installments over a period selected by the participant not in excess of 10 years.

Participants are entitled to elect the investment of their accounts under both the Supplemental Savings Plan and the SEMPP. Although no assets may actually be invested, a participant’s benefit value is based on the gains or losses of the investments they choose. No above market or preferential earnings are provided under our nonqualified defined contribution plans because all but one of the investment choices available under the plans are identical to the investment choices available in the 401(k) Plan. In the case of the investment choice not available in the 401(k) plan, the investment is a publicly available insured fixed rate product which the rate of return is pre-determined by the insurance provider for a prospective 12-month period. Consequently, none of the earnings reported in the “Nonqualified Deferred Compensation in 2023” table above are included in the Summary Compensation Table for 2023. Participants may change their investment options at any time by contacting the plan record keeper.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Our NEOs may receive compensation in connection with an involuntary termination of employment or a change of control pursuant to the terms of the following arrangements:
•
the Executive Severance Plan (in the case of the NEOs other than Mr. Huntsman);

•
the Severance Agreement with Mr. Huntsman (as amended);

•
the 2016 Huntsman Stock Incentive Plan and the Stock Incentive Plan as amended and restated effective May 8, 2014 (the “Prior Stock Incentive Plan”); and

•
other existing plans and arrangements in which our NEOs participate.

Executive Severance Plan.
Through our Executive Severance Plan, which was amended and restated by the Board of Directors on February 19, 2020 (the “Executive Severance Plan”), we provide our executive officers, including our NEOs, certain payments and benefits upon a termination without Reasonable Cause or upon a termination by the executive for Good Reason (each, a “Qualifying Termination”). In the event of a Qualifying Termination, our NEOs are entitled to the following payments and benefits: (i) a lump sum cash payment equal to two times Base Compensation, (ii) continuation of medical benefits for U.S. participants for up to 18 months following termination (which will be in the form of a lump sum cash payment equal to the COBRA premium at the time of departure multiplied by the severance period multiplied by 100%), (iii) outplacement services for a period of one year or until the participant obtains substantially comparable employment, if earlier, and (iv) a Pro-Rata Annual Bonus paid on the date that annual bonuses are paid to similarly situated participants, but in no event later than March 15 of the calendar year following the calendar year in which the Qualifying Termination occurs. The level of severance is evaluated each year.
“Base Compensation” generally means the annualized base salary of the participant in effect at termination of employment, plus the target annual bonus for the year in which the termination of employment occurs.
“Pro-Rata Annual Bonus” generally means actual bonus amount, prorated based on the number of days employed by the employer during the year of termination, payable to the participant for a given calendar year pursuant to the employer’s cash performance bonus program as in effect from time to time.
“Reasonable Cause” generally means: (1) the grossly negligent, fraudulent, dishonest, or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform the participant’s duties.
“Good Reason” generally means a voluntary termination of employment by the participant as a result of (1) a materially detrimental reduction or change to the job responsibilities or in the current base compensation of the participant, or (2) within a period of 12 months following a Change of Control, changing the participant’s principal place of work by more than 50 miles, in each case, which is not remedied by our Company within 30 days after receipt of notice.
A “Change of Control” is defined pursuant to the 2016 Huntsman Stock Incentive Plan and generally means the occurrence of any of the following:
•
An acquisition by any person of 20% or more of the combined voting power of our outstanding voting securities.

•
The consummation of a reorganization, merger, consolidation, or other transaction in which our stockholders do not own, immediately thereafter, more than 20% or more of the combined voting power of the resulting entity in substantially the same proportion as their stock ownership prior to the transaction.

•
The sale or disposition of all or substantially all of our assets.

•
A majority change in the incumbent directors of the Board.

•
An approval by the Board or our stockholders of a complete or substantially complete liquidation or dissolution.

A participant is not entitled to benefits under the Executive Severance Plan if the participant is reemployed with an employer in our controlled group, if the participant refuses to sign a waiver and release of claims in our favor if requested, if the participant is entitled to severance benefits under a separate agreement or plan maintained by us, or if the Executive Severance Plan’s administrator determines the participant has violated any of the restrictive covenants set forth in the Executive Severance Plan.

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Our Executive Severance Plan includes restrictive covenants, including perpetual confidentiality and non-disparagement covenants and non-competition and non-solicitation of employees and customers covenants that apply during the term of the participant’s employment and for 12 months following termination.
Severance Agreement with Mr. Huntsman.
On February 19, 2020, we and Mr. Huntsman entered into an amended and restated CEO Severance Agreement. The CEO Severance Agreement is designed to provide severance benefits following a qualifying termination of employment. During the term of this agreement, Mr. Huntsman is not eligible to participate in the Executive Severance Plan.
Pursuant to the CEO Severance Agreement, if Mr. Huntsman is terminated (i) by us other than for Reasonable Cause or (ii) by Mr. Huntsman for Good Reason, Mr. Huntsman will be entitled to the same payments and benefits specified above in the Executive Severance Plan, as well as (i) accrued annual base salary, (ii) any earned but unpaid annual bonus, and (iii) any accrued but unused vacation pay through the date of termination (collectively, the “Accrued Obligations”).
In the event Mr. Huntsman’s employment is terminated by us other than for Reasonable Cause or by him for Good Reason, in either case, within two years following a change of control, we will pay him (a) a lump sum cash amount equal to 2.9 times his then current Base Compensation, (b) Pro-Rata Annual Bonus paid on the date that annual bonuses are paid to similarly situated executives, but in no event later than March 15 of the calendar year following the calendar year in which the termination occurs, (c) the continuation of medical benefits for Mr. Huntsman for up to 18 months following termination (which will be in the form of a lump sum cash payment equal to the COBRA premium at the time of departure multiplied by the severance period multiplied by 100%), and (d) the Accrued Obligations.
Payment of any amounts described above (other than the Accrued Obligations) is contingent upon Mr. Huntsman executing (and not revoking) a release of claims in favor of Huntsman. The CEO Severance Agreement does not contain tax gross up provisions; however, the agreements do include a “best of net” provision, which provides that, if any payments or benefits to which Mr. Huntsman is entitled in connection with his termination are likely subject to the tax imposed by Section 4999 of the Internal Revenue Code, the payment will (1) be reduced such that Section 4999 does not apply or (2) paid in full, whichever produces the better net after tax position to Mr. Huntsman.
The CEO Severance Agreement utilizes the same definitions of Base Compensation, Pro-Rata Annual Bonus, and Reasonable Cause as set forth above with respect to our Executive Severance Plan. A termination for Good Reason pursuant to the CEO Severance Agreement generally means voluntary termination of employment as a result of (1) the significant detrimental reduction or change to Mr. Huntsman’s job responsibilities or in his current base compensation, or (2) a change in Mr. Huntsman’s principal place of work by more than 50 miles from his principal place of work, which is not remedied by us within 30 days after receipt of notice.
For purposes of the CEO Severance Agreement, a “change of control” generally means (1) an acquisition of beneficial ownership by an individual, entity, or group of 20% or more of our then outstanding shares of common stock or of our outstanding voting securities (subject to certain exceptions), (2) a majority change in the incumbent directors of the Board, (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (subject to certain limitations), or (4) a complete liquidation or dissolution of Huntsman.
The CEO Severance Agreement includes customary restrictive covenants, including perpetual confidentiality and non-disparagement covenants and non-competition and non-solicitation of employees and customers covenants that apply during the term of Mr. Huntsman’s employment and for 12 months following termination.
Other Arrangements.   As more fully described under “—Pension Benefits in 2023” above, our executives are entitled to payments pursuant to the terms and conditions of the Huntsman Pension Plan or local variants and the Supplemental Executive Retirement Plan. In addition, pursuant to our Supplemental Savings Plan, upon a change of control (as defined in the Supplemental Savings Plan), participants, including the NEOs, may elect to receive the present value of the benefits payable to them under this plan. Amounts payable under the Supplemental Savings Plan and SEMPP are described under “—Nonqualified Deferred Compensation in 2023” above. As described under “—Pension Benefits in 2023” above, pursuant to the Huntsman Pension Scheme (U.K.), Mr. Hankins is entitled to receive annual benefits of 2∕3 of pensionable compensation. Upon a qualifying disability, Mr. Hankins’ benefits would be 75% of pensionable compensation until age 65. Mr. Hankins is entitled to a minimum death benefit equal to 66.6% of the accrued benefit and a lump sum equal to eight times pensionable compensation.
In addition, as a citizen of the U.K., Mr. Hankins is an entitled participant in the U.K. business severance plan. At the time of a termination, payout potential from both the Executive Severance Plan and the U.K. business plan would be considered, then the plan generating the more generous payout would be used. Mr. Hankins is entitled to 12 months’ notice and U.K. statutory severance pay of $22,955. The Executive Severance Plan provides greater severance amounts than the U.K. business severance plan for Mr. Hankins in the event of a termination without “Reasonable Cause” or upon a termination by the executive for “Good Reason.”

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Quantification of Potential Payments and Benefits.   The table below reflects the compensation that may be payable to or on behalf of each NEO upon a qualifying termination. All equity acceleration values have been calculated using the closing price of our stock on December 29, 2023 (the last trading day of fiscal year 2023) of $25.13. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance.
Payment Type	Peter R. Huntsman	Philip M. Lister	Anthony P. Hankins	David M. Stryker	R. Wade Rogers
INVOLUNTARY TERMINATION WITHOUT REASONABLE CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON

Cash Severance	$8,060,000	$2,860,000	$4,720,760	$2,882,000	$2,199,650

Health & Welfare(1)	$41,808	$41,808	$41,808	$41,808	$37,112

Outplacement Services(2)	$8,400	$8,400	$8,400	$8,400	$8,400
TOTAL TERMINATION BENEFITS	$8,110,208	$2,910,208	$4,770,968	$2,932,208	$2,245,162
CHANGE OF CONTROL

Accelerated Equity Awards	$12,015,834(3)	$1,798,378(4)	$2,595,879(5)	$1,812,577(6)	$1,366,720(7)
INVOLUNTARY TERMINATION WITHOUT REASONABLE CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL

Cash Severance	10,868,000(8)	—	—	—	—
Health & Welfare(1)	41,808	—	—	—	—
TOTAL TERMINATION BENEFITS	10,909,808	—	—	—	—

(1)
In the case of an involuntary termination without Reasonable Cause or for Good Reason, calculated by multiplying 100% of the employer and employee monthly premiums payable with respect to the health care coverage elected by the executive as of December 31, 2023, by 18.

(2)
We contract with a third-party provider for 12 months of outplacement services. To the extent these services might be utilized, we expect our cost would be as set forth herein.

(3)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Huntsman requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2023. An acceleration of Mr. Huntsman’s 215,206 unvested shares of restricted stock would have an estimated value of $5,408,127 and 262,941 target unvested performance share units would have an estimated value of $6,607,707.

(4)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Lister requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2023. An acceleration of Mr. Lister’s 31,303 unvested shares of restricted stock would have an estimated value of $786,644 and 40,260 target unvested performance share units would have an estimated value of $1,011,734.

(5)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Hankins requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2023. An acceleration of Mr. Hankins’ 47,343 unvested shares of restricted stock would have an estimated value of $1,189,730 and 55,955 target unvested performance share units would have an estimated value of $1,406,149.

(6)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Stryker requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2023. An acceleration of Mr. Stryker’s 32,959 unvested shares of restricted stock would have an estimated value of $828,260 and 39,169 target unvested performance share units would have an estimated value of $984,317.

(7)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Rogers requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2023. An acceleration of Mr. Rogers’ 24,926 unvested shares of restricted stock would have an estimated value of $626,390 and 29,460 target unvested performance share units would have an estimated value of $740,330.

(8)
In the event of an involuntary termination following a change of control, this amount is equal to (a) 2.9 times Mr. Huntsman’s Base Compensation, (b) Pro-Rata Annual Bonus, and (c) the continuation of medical benefits for Mr. Huntsman for up to 18 months following termination. See “—Severance Agreement with Mr. Huntsman.”

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EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding our equity compensation plans as of December 31, 2023.
	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Plan Category	(#)(1)	($)	(#)
Equity compensation plans approved by security holders as of December 31, 2023(2)	5,209,993	$21.99	5,699,531

Equity compensation plans not approved by security holders:	—	—	—

(1)
Includes 2,869,901 outstanding options and 2,340,092 undelivered full value awards (including 2,046,174 outstanding performance share units at the maximum level, 178,233 unvested phantom shares, and 115,685 vested stock units). If performance share units were delivered at target, this figure would include 2,869,901 outstanding options and 1,231,007 undelivered full value awards (including 937,089 outstanding performance share units, 178,233 unvested phantom shares, and 115,685 vested stock units). Does not include 670,857 shares of unvested restricted stock.

(2)
Initially, there were approximately 8,225,000 shares available for issuance under the 2016 Stock Incentive Plan. However, the number of shares available for issuance may be adjusted to include any shares surrendered, exchanged, forfeited or settled in cash pursuant to our Prior Stock Incentive Plan.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Ms. Sonia Dulá and Messrs. Curtis E. Espeland and José Muñoz each served on the Compensation Committee during 2023. None of the members of the Compensation Committee was an officer or employee of our Company during 2023 or had any substantial business dealings with our Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of our Company.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Peter R. Huntsman, our CEO.
For 2023, our last completed fiscal year:
•
The median of the annual total compensation of all employees of our Company (other than Mr. Huntsman) was $89,148; and

•
The annual total compensation of Mr. Huntsman, as reported in the 2023 Summary Compensation Table included in this Proxy Statement, was $15,243,328.

•
Based on this information, for 2023 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 171 to 1.

SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Accordingly, in year 2023 our new median employee has been determined following the same methodology as in prior years.
To identify the median employee in 2023, we took the following steps:
•
We selected December 31, 2023, the last day of our 2023 payroll year, as the determination date for purposes of identifying the median employee.

•
Our total global workforce, as of December 31, 2023, consisted of approximately 6,382 individuals working at our Company and consolidated subsidiaries.

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•
As permitted by SEC rules, we excluded approximately 319 non-U.S. employees (representing less than 5% of our total global workforce as if December 31, 2023) from the employee pool used to determine our median employee. The table below identifies (1) the jurisdictions from which those employees were excluded and (2) the approximate number of employees in each jurisdiction.

Jurisdiction	Number of Employees
Australia	21

Austria	2

Colombia	26

Czechia	3

Egypt	1

France	14

Hong Kong	12

Indonesia	1

Japan	14

Kazakhstan	2

Korea Republic of	16

Luxembourg	3

Mexico	25

Saudi Arabia	17

Spain	59

Thailand	3

Turkey	50

Ukraine	1

United Arab Emirates	24

Vietnam	25
Total	319

•
Our employee population, after accounting for the 5% “de minimis exemption” adjustment as described above, consisted of approximately 6,063 individuals.

•
We used a consistently applied compensation measure to identify our median employee by comparing the actual non-discretionary compensation (inclusive of salaries and wages) reflected in our payroll records as reported to local tax authorities for 2023. We did not make any cost-of-living adjustments in identifying the median employee.

We combined all elements of our median employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $89,148.

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PAY VERSUS PERFORMANCE
PAY VERSUS PERFORMANCE TABLE
Year	Summary Compensation Total for CEO	CEO Compensation Actually Paid(1)	Average Summary Compensation Total for other NEOs(2)	Average Compensation Actually Paid to other NEOs(2)(3)	Value of initial fixed $100 investment based on:		Net income (in millions)	Adjusted EBITDA (in millions)
					TSR	Peer group TSR(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$15,243,328	$5,700,841	$2,877,156	$1,596,394	$117.64	$111.79	$153	$472

2022	$13,380,023	$9,694,726	$3,226,669	$2,607,079	$123.98	$95.56	$523	$1,155

2021	$14,066,141	$28,417,602	$3,332,561	$5,007,452	$153.01	$118.16	$1,104	$1,246

2020	$13,529,958	$12,339,966	$3,015,150	$2,779,972	$107.53	$108.11	$1,066	$605

(1)
The 2023 Summary Compensation Table (“SCT”) totals reported for the CEO for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate compensation actually paid (“CAP”):

CEO Year	Summary Compensation Total for CEO	Reported Grant Date Fair Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	CEO Compensation Actually Paid
2023	$15,243,328	$(9,880,021)	$3,338,434	$(3,322,662)	$321,762	$5,700,841

2022	$13,380,023	$(8,300,053)	$3,877,209	—	$737,547	$9,694,726

2021	$14,066,141	$(8,000,000)	$21,936,024	—	$415,437	$28,417,602

2022	$13,529,958	$(7,600,011)	$8,284,677	$(2,623,213)	$748,555	$12,339,966

(a)
Represents a deduction for the amounts reported in the “Stock Awards” and “Option Awards” columns of the SCT.

(b)
Represents the increases or deductions as applicable for the inclusion of Item 402(v) adjusted equity award values as follows:

Equity Type	Fair Value of Current Year Equity Awards at Year End	Change in Value of Prior Equity Awards Unvested at Year End	Change in Value of Prior Awards Vested Current Year	Prior Year Fair Value of Awards Forfeited in Current Year	Dividend Adjustments	Equity Value Included in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d) + (e)
2023	$7,836,762	$(1,100,828)	$(1,936,652)	$(2,009,586)	$548,738	$3,338,434

2022	$6,031,897	$(2,480,511)	$(340,531)	—	$666,354	$3,877,209

2021	$12,039,187	$5,432,009	$3,989,028	—	$475,800	$21,936,024

2020	$8,901,061	$9,567	$(862,885)	—	$236,934	$8,284,677

(c)
Represents a deduction for the amounts reported in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column of the SCT.

(d)
Represents the increase for actuarially determined service cost for services rendered in the applicable year. Prior service cost is not included as the Company’s did not have a prior service cost base for the applicable periods.

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(2)
The SCT average of the other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate CAP:

Other NEOs Year	Summary Compensation Total for other NEOs	Reported Grant Date Fair Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Other NEOs Compensation Actually Paid
2023	$2,877,156	$(1,488,250)	$414,122	$(261,380)	$54,746	$1,596,394

2022	$3,226,669	$(1,438,267)	$732,342	—	$86,335	$2,607,079

2021	$3,332,561	$(1,401,403)	$3,453,398	$(427,847)	$50,743	$5,007,452

2020	$3,015,150	$(1,412,500)	$1,574,959	$(452,331)	$54,694	$2,779,972

(a)
Represents a deduction for the amounts reported in the “Stock Awards” and “Option Awards” columns of the SCT.

(b)
Represents the increases or deductions as applicable for the inclusion of Item 402(v) adjusted equity award values as follows:

Equity Type	Fair Value of Current Year Equity Awards at Year End	Change in Value of Prior Equity Awards Unvested at Year End	Change in Value of Prior Awards Vested Current Year	Prior Year Fair Value of Awards Forfeited in Current Year	Dividend Adjustments	Equity Value Included in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d) + (e)
2023	$1,180,469	$(193,974)	$(309,436)	$(348,232)	$85,295	$414,122

2022	$1,045,233	$(401,727)	$(34,856)	—	$123,692	$732,342

2021	$2,100,801	$805,720	$489,357	—	$57,520	$3,453,398

2020	$1,654,307	$382	$(108,485)	—	$28,755	$1,574,959

(c)
Represents a deduction for the amounts reported in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column of the SCT.

(d)
Represents the increase for actuarially determined service cost for services rendered in the applicable year. Prior service cost is not included as the Company did not have a prior service cost base for the applicable periods.

(3)
The other NEOs reflected in columns (d) and (e) represent the following individuals for each of the years shown:

a.
2023—Messrs. Lister, Hankins, Stryker and Rogers

b.
2022—Messrs. Lister, Hankins, Stryker and Rogers

c.
2021—Messrs. Lister, Hankins, Stryker, Rogers and Sean Douglas

d.
2020—Messrs. Douglas, Hankins, Stryker and Rogers

(4)
The 2023 Performance Peers consist of the following companies: Ashland Global Holdings Inc., BASF Corp, Celanese Corporation, Clariant AG, Covestro AG, Dow Inc., Eastman Chemical Company, Evonik, H.B. Fuller Company, Lanxess AG, Trinseo S.A. and Westlake Chemical Corp. For information on how we use the 2023 Performance Peers, see “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Long-Term Equity Compensation”.

PERFORMANCE MEASURES
The following tabular list provides information on the most important financial performance measures used by the registrant to link compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance:
Performance Measure
Relative TSR
Adjusted EBITDA
Free cash flow
Optimization Program
EH&S compliance
RELATIONSHIP BETWEEN CAP AND PERFORMANCE MEASURES
In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our pay-for-performance compensation philosophy. The values included in the columns for CAP

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paid to our CEO and the other NEOs, in each of the fiscal years reported above and over the three-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they further demonstrate the pay-for-performance compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our CEO and the other NEOs is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our CEO and the other NEOs and our stockholders.
CAP versus TSR.   As shown in the chart below, the CEO and other NEOs’ CAP values are aligned with the Company’s TSR. This is due primarily to the Company’s use of long-term equity incentive awards, which are tied directly to our stock price in addition to our financial performance. The chart also compares the Company’s cumulative TSR and the 2023 Performance Peer’s TSR.
CAP versus Net Income.   As shown in the chart below, the Company’s net income decreased meaningfully in 2023 and the CEO and other NEOs’ CAP values decreased as well. This is due in large part to the significant emphasis the Company places on long-term equity incentive awards, which are sensitive to changes in stock price. These measures do not align as closely as TSR because the Company does not use net income to determine compensation levels or annual cash performance award payouts.

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CAP versus adjusted EBITDA.    The chart below compares the CEO and other NEOs’ CAP values to our adjusted EBITDA, which indicates there is a very strong relationship between adjusted EBITDA and CAP.
Historically, adjusted EBITDA determined the largest portion of our annual cash performance awards. Because the Company used adjusted EBITDA margin in 2022, this portion of the annual cash performance award was not earned, thus showing a lower correlation in 2022. In 2023, the Company again used adjusted EBITDA, thus increasing the correlation.

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PART 6
AUDIT COMMITTEE MATTERS

FEES BILLED BY DELOITTE & TOUCHE LLP AND AFFILIATES
The following table shows the aggregate fees billed by Deloitte & Touche LLP, Deloitte Tax LLP and the member firms of Deloitte Touche Tohmatsu Limited in each of the last two fiscal years for the services indicated (dollars in millions):
	2023	2022
Audit Fees(1)	$6.59	$7.37

Audit-Related Fees(2)	$0.22	$0.61

Tax Fees(3)	$2.16	$2.56

All Other Fees(4)	$0.03	$0.40
Total	$9.00	$10.94

(1)
Includes primarily fees associated with annual integrated audit of Huntsman Corporation and annual financial statement audit of Huntsman International LLC, reviews of Quarterly Reports on Form 10-Q, a carve out audit related to our Textile Effects business, statutory audits required internationally and limited assurance on sustainability reporting.

(2)
Includes fees associated with services related to due diligence advisory services regarding the potential acquisition of certain assets.

(3)
Includes fees associated with services related to preparation or review of original and amended US federal, state, local and non US income and franchise tax returns; transfer pricing services (US and Non-US); US federal, state, local and non US tax planning, consultation, assistance and advice; tax controversy services in connection with the examination of US federal, state, local and non-US income tax returns through the administrative appellate level; general tax consultation pertaining to ad hoc questions, including technical advice and research pertaining to specific transactions; VAT and similar taxes tax return preparation and/or consultation; customs and duties tax return preparation and/or consultation; employee benefits plan consultation and/or tax return preparation; excise tax compliance and planning; international tax planning and restructuring; withholding tax planning and compliance; tax authority ruling requests and planning; payroll tax planning; state credits and incentives; and R&D tax credit study and supporting documentation.

(4)
Includes $30,000 in fees for advisory services related to trends in the chemical manufacturing industry in 2023 and includes advisory services related to the sale of the Textile Effects business in 2022.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has, by resolution, adopted policies and procedures regarding pre-approval of the performance by Deloitte & Touche LLP and affiliates of certain audit and non-audit services. Deloitte & Touche LLP and affiliates may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche LLP and affiliates may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved the performance by Deloitte & Touche LLP and affiliates of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chair the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche LLP. Any pre-approval granted by the chair is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives a report annually detailing the prior year’s expenditures, consistent with the SEC’s accountant fee disclosure requirements.
The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP and affiliates in accordance with these procedures.

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AUDIT COMMITTEE REPORT
The Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external financial reporting process and the adequacy of Huntsman’s internal controls over financial reporting and related disclosure controls and procedures, areas for which management has primary responsibility. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Huntsman’s website at www.huntsman.com.
The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Huntsman’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on Huntsman’s internal control over financial reporting. All audit and non-audit services provided to Huntsman by the independent registered public accounting firm are pre-approved by the Committee or by the Chair of the Committee pursuant to delegated authority, and the Committee considers the compatibility of such non-audit services with the independent registered public accounting firm’s independence.
The Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Committee considers the quality of the services provided by the independent registered public accounting firm, along with their capabilities, technical expertise, and knowledge of Huntsman’s operations and industry. Based on these evaluations, the Committee decided to engage Deloitte & Touche LLP as Huntsman’s independent registered public accounting firm for the year ending December 31, 2024. Although the Committee has the sole authority to appoint the independent registered public accounting firm, the Committee has continued its long-standing practice of recommending that the Board ask stockholders to ratify the appointment of the registered public accounting firm at Huntsman’s annual meeting of stockholders.
The Committee has reviewed and discussed Huntsman’s audited financial statements for the year ended December 31, 2023 with Huntsman’s management. The Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.
Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Huntsman’s audited financial statements for the year ended December 31, 2023 be included in Huntsman’s Annual Report on Form 10-K for the year ended December 31, 2023.
AUDIT COMMITTEE,
Jeanne McGovern, Chair
Sonia Dulá
Curtis E. Espeland
David B. Sewell
Jan E. Tighe

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PART 7
PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1—ELECTION OF DIRECTORS
Our business affairs are managed under the direction of our Board. All directors are elected or appointed to serve until the Annual Meeting. The Governance Committee has recommended, and the Board has nominated, Peter R. Huntsman, Dr. Mary C. Beckerle, Sonia Dulá, Curtis E. Espeland, Cynthia L. Egan, Daniele Ferrari, Jeanne McGovern, José Muñoz, David B. Sewell and Retired Vice Admiral Jan E. Tighe for election. For additional information regarding the Board’s director nominees, please see the “Board of Directors—Director Nominees” section of this Proxy Statement. Each elected director will serve until our 2025 Annual Meeting, until a successor is elected and qualified, or until his or her earlier death, resignation or retirement.
You may not cumulate your votes in the election of directors. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. Abstentions, withhold votes and any broker non-votes will not affect the outcome of the vote on the election of a director.
Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the director nominees listed above. If for some reason any of the Board’s director nominees are unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees. In the alternative, the Board may instead reduce the number of directors comprising the Board, as permitted by the Bylaws. If any substitute nominees are designated prior to the Meeting, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.
THE BOARD RECOMMENDS VOTING ON THE PROXY CARD
“FOR ALL” OF THE NOMINEES RECOMMENDED BY OUR BOARD

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PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. Currently, our stockholders are given the opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2025 Annual Meeting.
The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our Company’s business strategy and the interests of our stockholders and providing incentives intended to attract, motivate and retain key executives who are important to our long-term success. We view pay for performance as a critical element of our overall executive compensation philosophy. Consistent with this philosophy, a significant portion of the total compensation for each of our NEOs is related to our earnings and to other performance factors that are intended to measure our progress against the goals of our strategic and operating plans and the long-term performance of our common stock.
When casting your advisory say-on-pay vote, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices are intended to reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles.
The advisory say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Huntsman Corporation approve, on a non-binding advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures.”
Approval of this proposal requires approval by holders of a majority of the shares present (in person or represented by proxy) and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. Broker non-votes, if any, will have no effect on the vote.
While this vote is required by law, the result (1) will not be binding on our Company, the Board or the Compensation Committee, (2) will not overrule any decisions made by the Board or the Compensation Committee, and (3) will not require the Board or the Compensation Committee to take any specific action. Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. In particular, to the extent there is any significant vote against our NEOs’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD RECOMMENDS VOTING ON THE PROXY CARD “FOR” THE ADVISORY VOTE
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

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PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2024. Deloitte & Touche LLP has served as our auditor since 1984. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to stockholders for ratification.
The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require approval by holders of a majority of the shares present (in person or represented by proxy) and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote. Broker non-votes, if any, will have no effect on the vote.
If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our Company and our stockholders.
One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.
THE BOARD RECOMMENDS VOTING “FOR” THE RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

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PROPOSAL 4—STOCKHOLDER PROPOSAL REGARDING TRANSPARENCY POLITICAL SPENDING
The following stockholder proposal has been submitted to us for action at the Annual Meeting by John Chevedden. This proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of Mr. Chevedden. In accordance with applicable proxy regulations, Mr. Chevedden’s proposed resolution and supporting statement are set forth below in the form that we received them, with the graphic added at his request:
Transparency in Political Spending
Resolved, Shareholders request that Huntsman provide a report, updated semiannually, disclosing the Company’s:
1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.
Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.
The identity of the recipient as well as the amount paid to each; and

b.
The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not address spending on lobbying.
Supporting Statement
As a long-term shareholder of Huntsman, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations—groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.
The Conference Board’s 2021 “Under a Microscope” report details these risks, recommends the process suggested in this proposal, and warns “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity—and the risks that come with it—into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions—and other forms of activity—are at odds with core company values.”
This proposal asks Huntsman to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes—and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including Celanese Corporation, Dow Inc., and Eastman Chemical Company, which present this information on their websites.
Without knowing the recipients of our company’s political dollars shareholders cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Please support this important governance reform.
THE BOARD RECOMMENDS VOTING ON THE PROXY CARD
“AGAINST” THE STOCKHOLDER PROPOSAL

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BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION
The Board of Directors has carefully considered this proposal and concluded that adoption of the proposal is not only unnecessary but also not in the best interests of the Company and its stockholders.
Huntsman’s Board of Directors unanimously recommends a vote “AGAINST” Proposal 4 (the “Proposal”) for the following reasons:
The Company already has policies and procedures in place to provide appropriate oversight and control of our limited political giving. The following discussion highlights these policies and procedures, including the fact that we comply with all applicable laws regarding the disclosure of political contributions, and we already provide a report that achieves the objectives of this Proposal. Accordingly, the Board believes the Proposal’s prescriptive request is unnecessary, duplicative in light of our existing reporting, and would not provide any incremental value to stockholders.
Huntsman has already published its policy and procedures applicable to corporate political contributions and has committed to reporting political contributions.
Huntsman has adopted a corporate political giving policy that is publicly available on our website. The policy allows the Company, under certain circumstances, to donate to candidates for political office or participate in referenda (a direct vote by the electorate on a proposal, law, or political issue) in order to advance matters of public policy that are relevant to Huntsman’s interests. Political contributions generally are subject to extensive regulation under domestic and foreign, federal and state laws. The Company’s approval process is structured to comply with all applicable law and requires that any political contributions by or on behalf of Huntsman Corporation may be made only upon the recommendation of Huntsman’s Executive Vice President and General Counsel and Vice President of Corporate Communications and Government Affairs, and after appropriate discussion with executive management. Furthermore, the Company has committed to publish on its website any political contributions that it makes, including the name of the recipient, the amount contributed, and any other information required by applicable law. For these reasons, the Board believes that the Company’s existing policies and procedures provide appropriate oversight, control, and accountability, and our existing disclosures provide an appropriate level of transparency regarding the use of corporate funds used for political expenditures.
Huntsman has rarely made the types of corporate political contributions that are the focus of this Proposal.
Huntsman’s total expenses relating to political contributions have been immaterial, amounting to approximately $20,000 in the last five years. While the Company is committed to transparency regarding its political spending, this Proposal seems misguided directed at Huntsman as the Company engages in extremely limited corporate political giving. As such, we do not believe that investors would benefit from a semiannual report containing the additional information requested by the Proposal.
For the foregoing reasons, the Board unanimously believes that this Proposal is not in the best interests of Huntsman or our stockholders, and recommends that you vote “AGAINST” Proposal 4.
THE BOARD RECOMMENDS VOTING ON THE PROXY CARD “AGAINST” THIS PROPOSAL
REGARDING TRANSPARENCY IN POLITICAL SPENDING

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING
STOCKHOLDER PROPOSALS TO BE INCLUDED IN NEXT YEAR’S PROXY STATEMENT
Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal to be considered for inclusion in our proxy materials and for presentation at the 2025 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at our principal executive offices (located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com) no later than November 22, 2024.
DIRECTOR NOMINATIONS TO BE INCLUDED IN NEXT YEAR’S PROXY STATEMENT
Our Bylaws allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the “proxy access” provisions of our Bylaws, which are contained in Section 2.14. The “proxy access” provisions allow a stockholder, or a group of up to 20 stockholders (with funds having specified relationships constituting a single stockholder), who own (as defined in our Bylaws) three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws (including similar information requirements to those set forth in Section 2.8 of our Bylaws). If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2025 Annual Meeting pursuant to these proxy access provisions in Section 2.14 of our Bylaws, written notice must be received by the Corporate Secretary at c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no earlier than the close of business on January 2, 2025 and no later than the close of business on January 31, 2025. However, if the date of the 2025 Annual Meeting is more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, such written notice must be received by the Corporate Secretary at c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no later than the close of business on the later of the 120th day prior to the date of the 2025 Annual Meeting or the 10th day following the date we first publicly announce the date of 2025 Annual Meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws. For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nomination Process.”
DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2025 ANNUAL MEETING
Stockholders who wish to nominate one or more individuals to serve as directors or to bring a proposal of business before the 2025 Annual Meeting (other than nominations pursuant to the “proxy access” provisions of our Bylaws or a stockholder proposal in accordance with Rule 14a-8), must be a stockholder of record and must notify in writing our Corporate Secretary and provide the information required by Section 2.8 of our Bylaws. The notice must be delivered to, or mailed and received at, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no earlier than the close of business on January 2, 2025 and no later than the close of business on January 31, 2025. However, if the date of our 2025 Annual Meeting is more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, then such notice must be delivered to, or mailed and received at, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 no earlier than the close of business on the 120th calendar day prior to the date of the 2025 Annual Meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2025 Annual Meeting or the 10th calendar day following the calendar day on which public announcement of the date of 2025 Annual Meeting is first made by us. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws. For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nomination Process.”

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PART 8
ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding beneficial ownership of our common stock as of March 7, 2024 by:
•
each person who we know owns beneficially more than 5% of our common stock;

•
each of our directors and nominees;

•
each of our NEOs; and

•
all of our executive officers and directors as a group.

Under the regulations of the SEC, shares are generally deemed to be “beneficially owned” by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of March 7, 2024. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Shares	Percent(2)
5% OR MORE BENEFICIAL OWNERS:

The Vanguard Group, Inc.(3)	17,105,658	9.9%

BlackRock, Inc.(4)	12,703,843	7.3%

Dimensional Fund Advisors LP(5)	10,214,140	5.9%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Peter R. Huntsman(6)	8,355,824	4.8%

Mary C. Beckerle(7)	71,785	*

Sonia Dulá	24,852	*

Cynthia L. Egan(8)	24,302	*

Curtis E. Espeland	30,128	*

Daniele Ferrari(9)	36,894	*

Jeanne McGovern	19,567	*

José Muñoz	15,128	*

David B. Sewell(10)	15,128	*

Jan E. Tighe(11)	31,823	*

Philip M. Lister(12)	138,960	*

Anthony P. Hankins(13)	906,037	*

David M. Stryker(14)	441,585	*

R. Wade Rogers(15)	558,916	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (14 persons)(16)	10,670,929	6.1%

*
Less than 1%

(1)
Unless a different address is specified below, the address of each beneficial owner is c/o Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 and such beneficial owner has sole voting and dispositive power over such shares.

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HUNTSMAN CORPORATION: PROXY STATEMENT

(2)
Based upon an aggregate of 172,994,653 shares of common stock outstanding on March 7, 2024.

(3)
As reported in the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. Based on such filing, The Vanguard Group, Inc. has shared voting power over 89,358 of the reported shares, sole dispositive power over 16,838,484 of the reported shares and shared dispositive power over 267,174 of the reported shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
As reported in the Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc. Based on such filing, BlackRock, Inc. has sole voting power over 11,625,338 of the reported shares and sole dispositive power over 12,703,843 of the reported shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
As reported in the Schedule 13G filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP. Based on such filing, Dimensional Fund Advisors LP has sole voting power over 10,130,665 of the reported shares and sole dispositive power over 10,214,140 of the reported shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(6)
Includes options to purchase 317,865 shares of common stock net of shares to be withheld for option cost and taxes that are exercisable within 60 days of March 7, 2024. Also includes the following shares of which Mr. Huntsman may be deemed to be the beneficial owner: (a) 843,657 that are held by his spouse as Utah Uniform Transfers to Minors Act custodian for each of Mr. Huntsman’s eight children, and (b) 933,328 shares held by P&B Capital, L.C. for which he and his spouse are the only managers and members. Mr. Huntsman expressly disclaims beneficial ownership of any shares held by his spouse.

(7)
Includes 51,584 vested stock units, the shares underlying that will be deliverable upon termination of service.

(8)
Includes 9,174 vested stock units, the shares underlying that will be deliverable upon termination of service.

(9)
Includes 36,894 vested stock units, the shares underlying that will be deliverable upon termination of service.

(10)
Includes 6,895 vested stock units, the shares underlying that will be deliverable upon termination of service.

(11)
Includes 31,823 vested stock units, the shares underlying that will be deliverable upon termination of service.

(12)
Includes options to purchase 25,438 shares of common stock that are exercisable within 60 days of March 7, 2024.

(13)
Includes options to purchase 161,750 shares of common stock that are exercisable within 60 days of March 7, 2024.

(14)
Includes options to purchase 19,506 shares of common stock that are exercisable within 60 days of March 7, 2024.

(15)
Includes options to purchase 74,913 shares of common stock that are exercisable within 60 days of March 7, 2024.

(16)
Includes options to purchase a total of 599,472 shares of common stock that are exercisable within 60 days of March 7, 2024, and a total of 136,370 vested stock units, the shares underlying that will be delivered to the applicable holder upon termination of service.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
POLICIES AND PROCEDURES
Effective February 1, 2007, as amended, the Board adopted a Related Party Transactions Policy, which includes the procedures for review, approval and monitoring of transactions involving our company and “related persons” (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The policy covers any transaction involving amounts exceeding $120,000 in which a related person has or will have a direct or indirect material interest.
The Compensation Committee reviews and approves all compensation paid to family members of directors and our CEO. All other related person transactions must be approved in advance by the Audit Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the interests of the Company and its stockholders. In evaluating the transaction, the Audit Committee will consider all relevant factors, including as applicable (1) the benefit to us in entering into the transaction; (2) the alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties.
If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable, or not inconsistent with such circumstances, to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.
The Compensation Committee approved the 2023 compensation decisions described below and will continue to monitor such arrangements as consistent with our Related Party Transactions Policy.
HUNTSMAN FAMILY EMPLOYMENT
The following table shows compensation paid to members of the Huntsman family (other than NEOs and directors as disclosed herein) for services as officers or employees in fiscal 2023 that involve amounts exceeding $120,000. All amounts or compensation arrangements paid in 2023 were approved in advance by the Compensation Committee, which reviews and approves all annual and other compensation arrangements and components for corporate and executive officers and their family members who are employees.
Employee	Salary	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Other Compensation(5)
Peter R. Huntsman, Jr.(1)	$260,000	$150,000	$51,995	$452,791

John Calder(2)	$268,000	$150,000	$53,595	—

(1)
Peter Huntsman, Jr. is Vice President of EAME for our Performance Products division. He is the son of Peter R. Huntsman, our CEO.

(2)
Mr. Calder is Vice President of Finance and Controller for our Performance Products division. He is the son-in-law of Peter R. Huntsman, our CEO.

(3)
This column reflects the aggregate grant date fair value of restricted stock granted on February 16, 2023. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. The value of the awards at the grant date assuming that the highest level of performance conditions will be achieved is $239,982 for each of Messrs. Huntsman and Calder.

(4)
This column reflects the cash performance awards earned for 2023. Amounts for 2023 will be paid during the second quarter of 2024.

(5)
As a citizen of the U.S. with residence in Germany, we incurred foreign assignment costs on Peter Huntsman Jr.’s behalf during 2023, including $125,484 in international relocation expenses, allowances and adjustments, $73,727 in housing costs and $208,232 in child education expenses. In addition, we incurred $11,247 in tax gross-ups associated with Mr. Huntsman Jr.’s foreign assignment. We also paid $34,101 as an air travel allowance on Mr. Huntsman Jr.’s behalf pursuant to our Business Expense and Travel Policy.

Peter Huntsman, Jr. and Mr. Calder continue to be our current employees. We expect to pay compensation and other benefits in 2024 similar to those paid in 2023.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to Huntsman stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain

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HUNTSMAN CORPORATION: PROXY STATEMENT

family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.
Based solely on a review of the reports furnished to us or written representations from reporting persons that all reportable transactions were reported, we believe that during 2023 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a).
OTHER INFORMATION
DUPLICATE MAILINGS
If you share an address with other stockholders of the Company, you may receive notification that you are being sent only a single copy of the annual report and proxy materials, unless your bank, broker or other nominee that provides the notification receives contrary instructions from the affected stockholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to provide extra convenience for stockholders and potential cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of the annual report and proxy materials, please notify (i) your broker if your shares of common stock are held in a brokerage account or (ii) the Company if you are a stockholder of record. We will promptly deliver a separate copy of the proxy materials, including the 2023 Form 10-K, upon request. You can notify the Company by sending a written request to the attention of Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or emailing CorporateSecretary@huntsman.com or by calling 281-719-6000.
Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000, or by telephone at 1-866-210-6997. Computershare may also be reached through its website at www.computershare.com.
STOCKHOLDER LIST
We will make available a list of stockholders of record as of the Record Date for inspection by stockholders for any purpose germane to the Annual Meeting from April 21, 2024 through May 1, 2024 at our headquarters located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380. If you wish to inspect the list, please submit your request, along with proof of ownership, by email to CorporateSecretary@huntsman.com. The list will also be available onsite during the Annual Meeting.
INTERNET AVAILABILITY
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 2, 2024: The Notice of 2024 Annual Meeting and Proxy Statement and the 2023 Form 10-K are available free of charge at www.proxyvote.com.

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Appendix A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The 2024 Proxy Statement includes information on adjusted EBITDA and free cash flow that does not conform to US generally accepted accounting principles (“GAAP”) and are considered non-GAAP measures.
Management uses adjusted EBITDA to measure the operating performance of our business and for planning and evaluating the performance of our business segments. We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted EBITDA.
Management internally uses a free cash flow measure: (a) to evaluate our liquidity, (b) evaluate strategic investments, (c) plan stock buyback and dividend levels and (d) evaluate our ability to incur and service debt.
(Dollars in millions)
Twelve Months Ended December 31, 2023
Reconciliation of Net Income to Adjusted EBITDA:

Net Income	$153

Net income attributable to noncontrolling interests	(52)

Interest expense, net from continuing operations	65

Income tax expense from continuing operations	64

Income tax expense from discontinued operations	17

Depreciation and amortization of continuing operations	278

Other Adjustments:

Business acquisition and integration expenses and purchase accounting inventory adjustments	4

EBITDA from discontinued operations	(135)

Fair value adjustments to Venator investment, net	5

Certain legal and other settlements and related expenses	6

Certain nonrecurring information technology project implementation costs	5

Amortization of pension and postretirement actuarial losses	37

Restructuring, impairment and plant closing and transition costs	25
Adjusted EBITDA	$472
Operating cash from continuing operations	$251

Capital expenditures from continuing operations	(230)
Free Cash Flow	$21

A-1	HUNTSMAN 2024 PROXY

PROXY SERVICESC/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 505000LOUISVILLE, KY 40233-5000 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 1, 2024. Have this proxy card in hand when you access the website and follow the instructions.During The Meeting - Go to www.virtualshareholdermeeting.com/HUN2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Please see "Part 1. Information About the Meeting" of the Proxy Statement.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 1, 2024. Have this proxy card in hand when you call and follow the instructions.VOTE BY MAILMark, sign and date this proxy card and return it by May 1, 2024 in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V34665-P05309KEEP
THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYHUNTSMAN CORPORATION The Board of Directors recommends you vote FOR each of the following nominees:1.Election of the following 10 nominees as directorsNominees:ForAgainstAbstain1a.Peter R. Huntsman!!!The Board of Directors recommends you vote FOR thefollowing proposals:1b.Cynthia L. Egan!!!2. Advisory vote to approve named executive officercompensation.1c.Mary C. Beckerle!!!3. Ratification of the appointment of Deloitte & Touche LLPas Huntsman Corporation's independent registered public1d.Sonia Dulá!!!accounting firm for the year ending December 31, 2024.1e.Curtis E. Espeland!!!The Board of Directors recommends you vote AGAINSTthe following proposal:1f.Daniele Ferrari!!!4. Stockholder proposal regarding transparency in politicalspending.1g.Jeanne McGovern!!!1h.José Antonio Muñoz Barcelo!!!1i.David B. Sewell!!!1j.Jan E. Tighe!!! For Against Abstain! ! !! ! !For Against Abstain! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 2, 2024:The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2023 are available at www.proxyvote.com.V34666-P05309HUNTSMAN CORPORATIONAnnual Meeting of StockholdersMay 2, 2024 at 9:00 AM, CDTThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Huntsman Corporation hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2024 Annual Meeting of Stockholders and hereby appoints Peter R. Huntsman and David M. Stryker and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 2, 2024, and at any adjournment or postponement thereof, as indicated on the reverse side.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2, FOR proposal 3, and AGAINST proposal 4. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2024 Annual Meeting of Stockholders and at any adjournment or postponement thereof.The undersigned stockholder hereby revokes all proxies previously given by the undersigned to vote at the 2024 Annual Meeting of Stockholders or any adjournment or postponement thereof. (Continued and to be signed on reverse side)